AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 2004

REGISTRATION STATEMENT NO. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICREDIT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	801 CHERRY STREET, SUITE 3900	75-2439888
(State of Incorporation)	FORT WORTH, TEXAS 76102	(IRS Employer
	(Address of Principal Executive Office of Registrant)	Identification No.)

CHRIS A. CHOATE, ESQ.
AMERICREDIT CORP.
801 CHERRY STREET
FORT WORTH, TEXAS 76102
(Name, Address and Telephone Number, including area code, of Agent for Service)

COPY TO:

CHRIS DIANGELO, ESQ.
DEWEY BALLANTINE LLP
1301 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

PROPOSED
MAXIMUM
	AMOUNT	PROPOSED MAXIMUM	AGGREGATE	AMOUNT OF
TITLE OF EACH CLASS OF	TO BE	OFFERING PRICE	OFFERING	REGISTRATION
SECURITIES BEING REGISTERED	REGISTERED	PER UNIT(1)	PRICE(1)	FEE(2)(3)
Auto Receivables Asset Backed Securities	$1,000,000	100%	$1,000,000	$126.70

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Paid by wire transfer on December 7, 2004.

(3)	In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant’s Registration Statement on Form S-3, File No. 333-105878 (the “Prior Registration Statement”). The amount of securities eligible to be sold under the Prior Registration Statement ($663,369,823 as of December 9, 2004) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the Prior Registration Statement.

Prospectus Supplement
(To Prospectus dated            , 2004)

$_____________ Automobile Receivables Backed Notes
AmeriCredit Automobile Receivables Trust 200_-_

[AFS SenSub Corp.] / [AFS Funding Trust]
Seller
[AmeriCredit Financial Services, Inc. Logo]
Servicer

You should carefully review the risk factors beginning on page S-11 of this prospectus supplement and page 11 of the accompanying prospectus. The notes represent obligations of the issuer only and do not represent obligations of or interest in AmeriCredit Financial Services, Inc., AFS SenSub Corp., AFS Funding Trust or any of their affiliates.

The issuer will issue the following securities:

	Principal	Interest	Final Scheduled
	Amount	Rate	Distribution Date
Class A-1 Notes	$	%	___________,200_
Class A-2 Notes	$	%	___________,200_
Class A-3 Notes	$	[LIBOR +]%	___________,200_
Class A-4 Notes	$	%	___________,200_

Total

The issuer will pay interest monthly on the [6th] of the month, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on    .

	Price to	Underwriting	Proceeds to
	Public(1)	Discounts	Seller(1)(2)
Per Class A-1 Notes	$	%	$
Per Class A-2 Notes	$	%	$
Per Class A-3 Notes	$	%	$
Per Class A-4 Notes	$	%	$

Total

(1)	Plus accrued interest, if any, from , 200_.

(2)	Before deducting expenses, estimated to be $ .

Full and timely payment of scheduled payments on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by [Insurer] as described in this prospectus supplement.

[Insurer Logo]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriters]

Prospectus Supplement dated ______________, 200_.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

     Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

     AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

     A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     The consolidated financial statements of [Insurer] and its subsidiaries included in, or as exhibits to, the following documents, filed by [Insurer] with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

     (a) Annual Report on Form 10-K for the year ended December 31,    , and

     (b) Quarterly Report on Form 10-Q for the period ended    .

     All financial statements of [Insurer], included in, or as exhibits to, documents filed by [Insurer] pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the notes shall be deemed incorporated by reference into this prospectus supplement and to be a part hereof.

     AmeriCredit Financial Services, Inc. on behalf of AmeriCredit Automobile Receivables Trust 200     -     hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of [Insurer] included in or as an exhibit to the annual report of [Insurer] filed pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuer

AmeriCredit Automobile Receivables Trust 200_-_, or the issuer, is a Delaware statutory trust. The issuer will issue the notes and be liable for their payment. The issuer’s principal asset will be a pool of automobile loans.

The Seller

[AFS SenSub Corp., or the seller, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.] / [AFS Funding Trust, or the seller, is a Delaware statutory trust which is a wholly-owned special-purpose subsidiary of AFS Funding Corp., a Nevada corporation which, in turn, is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.]

The Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the servicer, is a Delaware corporation. AmeriCredit either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. AmeriCredit will sell the automobile loans to the seller.

The Backup Servicer

[Backup Servicer], or [Backup Servicer], is a [State] corporation. [Backup Servicer] will act as backup servicer and, in the event that AmeriCredit is terminated as servicer pursuant to the terms of the sale and servicing agreement, will be obligated to become the successor servicer to AmeriCredit.

The Insurer

[Insurer], or [Insurer], is a [State] [financial guaranty insurance company]. [Insurer] will issue a policy, which will guarantee the payment of timely interest and certain payments of principal due on the notes but only as described in the section of this prospectus supplement titled “The Policy.”

The Trustee

[Trustee], or [Trustee], is a [State] banking corporation. [Trustee] will be the trust collateral agent and the indenture trustee.

Statistical Calculation Date

•	, 200_. This is the date that was used in preparing the statistical information used in this prospectus supplement.

Initial Cutoff Date

•	, 200_. The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

•	On or about , 200_.

Description of the Securities

The issuer will issue four classes of its asset backed notes. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes,” the “Class A-3 Notes” and the “Class A-4 Notes.”

Each class of notes will have the initial note principal balances, interest rates and final scheduled distribution dates listed in the following table:

	Initial Note		Final Scheduled
Class	Principal Balance	Interest Rate	Distribution Date
A-1	$—	—%	__________, 20__
A-2	$—	—%	__________, 20__
A-3	$—	[LIBOR +] ___%	__________, 20__
A-4	$—	—%	__________, 20__

[LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the Dow Jones Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. For the first distribution date, LIBOR will also include the “Interpolated LIBOR Increment” which is described under the sections of this prospectus supplement entitled “Description of the Notes — Payments of Interest — and Determination of LIBOR.”

LIBOR will be determined on the following dates:

•	, 200_, for the period from the day of the closing to the first distribution date; and

•	thereafter, the second London business day prior to the prior distribution date.]

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled “The Trust Property.”

Distribution Dates

•	For as long as AmeriCredit is the servicer:

The distribution date will be the [sixth] day of each month, subject to the business day rule set forth below, commencing on , 200_.

•	If AmeriCredit is no longer the servicer:

     The distribution date will become the [twelfth] day of each month.

•	Insured distributions:

The insured distribution date, which is the date on which [Insurer] will make payment of any unpaid interest and certain payments of principal due on the notes on the immediately preceding distribution date, will be the [twelfth] day of each month, subject to the business day rule set forth below.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Interest

Interest on the notes of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the closing date.

Interest on the [Class A-1 Notes and Class A-3 Notes] will be calculated on an “actual/360” basis. Interest on the [Class A-2 Notes and Class A-4 Notes] will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount equal to

(1)	100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the amount of overcollateralization required by [Insurer], plus

(2)	the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the amount required by [Insurer], which will be used to pay principal on the notes on that distribution date, but only as necessary to[build and] maintain the amount of overcollateralization required by [Insurer].

•	The outstanding principal balance of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The classes of notes are “sequential pay” classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

-	first, the Class A-1 Notes will be paid off;

-	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

-	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off; and

-	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off.

The Trust Property

The issuer’s assets will principally include:

•	a pool consisting primarily of “sub-prime” automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loans received after , 200_;

•	the security interests in the vehicles securing the automobile loan pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	an assignment of the seller’s rights against manufacturers, dealers or other originators under agreements between the servicer and the related manufacturer, dealer or other originator;

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•	an assignment of the seller’s rights against third-party lenders under agreements between the servicer and third-party lenders;

•	amounts held in the pre-funding account, the collection account , the lockbox account, the note distribution account and the capitalized interest account;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders and then acquired by AmeriCredit or motor vehicle loans originated by AmeriCredit directly with consumers. The automobile loans were made primarily to individuals with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile loans in the pool as of , 200_. The statistical distribution of the characteristics of the automobile loan pool as of the initial cutoff date, which is , 200_, will vary somewhat from the statistical distribution of those characteristics as of , 200_, although that variance will not be material.

•	As of , 200 the automobile loans in the pool have:

– an aggregate principal balance of $ ;

– a weighted average annual percentage rate of approximately %;

– a weighted average original maturity of approximately months;

– a weighted average remaining maturity of approximately months; and

– an individual remaining term of not more than [ ] months and not less than [ ] months.

•	As of , 200 the automobile loans in the pool are expected to have an aggregate principal balance of approximately $ , which provides approximately % of initial overcollateralization.

•	[Up to % of the automobile loans may have a scheduled payment that is between and days past due.]

Pre-funding Feature

Approximately $   of the proceeds of the notes will be held by [Collateral Agent] in a pre-funding account, and will be used to purchase additional automobile loans from the seller. The issuer will purchase the additional automobile loans from time to time on or before    , 200_, from funds on deposit in this account.

These additional automobile loans will also have been originated by AmeriCredit, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.

The Insurance Policy

On the day of the closing, [Insurer] will issue a financial guaranty insurance policy for the benefit of the noteholders. Under this policy, [Insurer] will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the policy, but only as described in the section

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of this prospectus supplement titled “The Policy.”

Subject to the terms of the financial guaranty insurance policy, the policy guarantees:

•	monthly interest on the notes;

•	principal of each note on its final scheduled distribution date;

•	certain limited principal payments of the notes on any distribution date that the outstanding principal balance of the notes exceeds the aggregate receivables balance and amounts on deposit in the spread account (if any, after giving effect to certain specified payments) in order to maintain parity; and

•	subject to certain conditions, any payments previously distributed to the noteholders that must be returned as preference payments to a trustee in bankruptcy.

If, on any distribution date, the noteholders would not otherwise receive the full amount of certain payments then due to them as described under "Description of Purchase Agreements and the Transaction Documents — Distributions”, the shortfall will be paid on such distribution date from funds available in a spread account and, if sufficient funds are not available to be drawn from the spread account, on the [twelfth] day of the month, the remainder will be paid from the proceeds of a drawing under the policy in accordance with its terms.

Redemption

•	Optional redemption:

The notes then outstanding may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile loan pool. This can only occur after the Pool Balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest plus any amounts remaining unpaid to the [Insurer] under the insurance agreement. [Insurer’s] consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the financial guaranty insurance policy.

•	Mandatory redemption:

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. So long as [Insurer] is not in default, the power to declare an event of default will be held by [Insurer]. The policy issued by [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Insurer] elects, in its sole discretion, to pay those amounts in whole or in part.

•	If the pre-funding account is not depleted:

•	Each class of notes will be redeemed in part in the event that any pre-funding account moneys remain unused on , 200_. The principal amount of each class of notes to be redeemed will be an amount equal to that class’ pro rata share of the remaining amount.

Sale of Automobile Loans

The servicer may direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is

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unaffiliated with the servicer, the seller and the issuer. Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loans in the pool be sold by the issuer in this manner.

Federal Income Tax Consequences

For federal income tax purposes:

•	Dewey Ballantine LLP, tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

•	Interest on the notes will be taxable as ordinary income:

– when received by a holder using the cash method of accounting, and

– when accrued by a holder using the accrual method of accounting.

•	Dewey Ballantine LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

[Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service and Fitch Inc. in order to be issued:

Rating
Class	S&P	Moody’s	Fitch
A-1	[A-1+]	[Prime-1]	[F1+]
A-2	[AAA]	[Aaa]	[AAA]
A-3	[AAA]	[Aaa]	[AAA]
A-4	[AAA]	[Aaa]	[AAA]

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes and the extent to which the ratings depend on the insurance policy.

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Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

AmeriCredit may be unable to originate enough automobile loans to use all money on deposit in the pre-funding account and you may therefore be exposed to reinvestment risk.	The ability of AmeriCredit to originate sufficient additional automobile loans may be affected by a variety of social and economic factors including:

•	interest rates;

•	unemployment levels;

•	the rate of inflation; and

•	consumer perception of economic conditions generally.

If AmeriCredit does not originate sufficient additional automobile loans to use all money on deposit in the pre-funding account by , 200_, a mandatory redemption of a portion of the notes could result.

If a mandatory redemption occurs, you will receive a principal prepayment. You will bear the risk of reinvesting any prepayment.

If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes. Your notes may amortize more quickly than expected for a variety of reasons.

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loans. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without AmeriCredit’s consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and AmeriCredit are obligated to purchase automobile loans as a result of breaches of representations and/or covenants. In any of these cases, the automobile pool would amortize more quickly than

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expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile loan pool. If the required overcollateralization level is reduced, either at the [Insurer’s] discretion or if certain trust performance triggers are met on or after the 24th distribution date, principal collections which would otherwise be paid through to noteholders may be released to the certificateholder instead, resulting in a slower amortization of the notes than of the automobile loan pool.

Third, the servicer, has the right to direct the issuer to sell automobile loans that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement; provided, that such sale may not exceed 20% of the initial number of automobile loans in the pool.

Finally, the servicer has the right to purchase the automobile loans remaining in the automobile loan pool when the automobile loan Pool Balance is 10% or less of the original automobile loan pool balance. If this right is exercised by the servicer, you may be paid principal on the notes earlier than you expected.

If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

Geographic concentrations of automobile loans may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of , 200_ obligors with respect to approximately %, % and % of the automobile loans based on the automobile loans’ remaining principal balance were located in the states of , and , respectively.

No other state accounts for more than % of the automobile loans as of , 200_.

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The notes are asset-backed debt and the issuer has only limited assets.	The sole sources for repayment of the notes are payments on the automobile loans, amounts on deposit in the pre-funding account, other cash accounts held by [Trust Collateral Agent] and payments made under the insurance policy. The money in the pre-funding account will be used solely to purchase additional automobile loans and is not available to cover losses on the automobile loan pool. Additionally, the capitalized interest account is designed to cover obligations of the issuer relating to that portion of its assets not invested in the automobile loan pool and is not designed to provide protection against losses on the automobile loan pool. Furthermore, if [Insurer] defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [Insurer] to make payments on the notes.

Ratings on the notes are dependent upon [Insurer]’s creditworthiness.	The ratings of the notes will depend primarily on the creditworthiness of [Insurer] as the provider of the financial guaranty insurance policy relating to the notes. There is a risk that if [Insurer]’s claims-paying ability ratings are reduced, the rating agencies may reduce the notes’ ratings.

Events of default under the indenture may result in an acceleration.	So long as [Insurer] shall not have defaulted and so long as any default by [Insurer] is not continuing, following the occurrence of an event of default under the indenture, [Collateral Agent], as indenture trustee, will continue to submit claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with respect to the notes on the [twelfth] day of each month. Following the occurrence of an event of default under the indenture, [Insurer] may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part, and pay all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid. The policy issued by the [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless the [Insurer] elects, in its sole discretion, to pay those amounts.

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Use of Proceeds

     The issuer will use the proceeds from issuing the notes to:

•	pay the seller, who will, in turn, pay AmeriCredit the purchase price for the automobile loans;

•	deposit the pre-funded amount into the pre-funding account;

•	fund the spread account; and

•	fund the capitalized interest account.

     The seller or its affiliates may use the net proceeds to pay their debt, including “warehouse” debt and related expenses secured by the automobile loans prior to their sale to the issuer. This “warehouse” debt and related expenses may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

The Servicer

     AmeriCredit Financial Services, Inc., is a wholly-owned, and the primary operating, subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit’s executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

     AmeriCredit purchases automobile loans which are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. All automobile loans purchased or originated by AmeriCredit are serviced by AmeriCredit. AmeriCredit will sell and assign the automobile loans to the seller.

     AmeriCredit will service the automobile loans and will be compensated for acting as the servicer. In its capacity as servicer, AmeriCredit will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, AmeriCredit will stamp the automobile loans to reflect their sale and assignment to the issuer.

     As long as AmeriCredit is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including California, Texas, Florida and Pennsylvania. See “Certain Legal Aspects of the Automobile Loans” in the accompanying prospectus.

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The Seller

     [AFS SenSub Corp., AmeriCredit’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The seller’s address is 2265B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119; telephone (702) 932-4914.] / [AFS Funding Trust is a Delaware statutory trust formed under a trust agreement dated as of October 19, 1999, as amended and restated as of August 15, 2002, and is a wholly-owned subsidiary of AFS Funding Corp., a Nevada corporation. The seller’s address is E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266; telephone (302) 636-3305.]

     The seller was originally formed for the purpose of holding residual certificates and spread accounts relating to previous AmeriCredit transactions insured by Financial Security. The amended and restated trust agreement expands the permissible activities of the seller to also include the purchasing of automobile loans from AmeriCredit and transferring the automobile loans to third parties and any activities incidental or necessary for this purpose.The seller has structured this transaction so that the bankruptcy of AmeriCredit will not result in the consolidation of the seller’s assets and liabilities with those of AmeriCredit. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if AmeriCredit was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate existence of the seller and to require the consolidation of the seller’s assets and liabilities with those of AmeriCredit. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of AmeriCredit.

     Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller’s assets with those of AmeriCredit, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Issuer

     The issuer is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

•	acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

•	selling automobile loans from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the trust;

•	making payments on the notes and the certificate, which represents the residual interest in the trust; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

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     The issuer will use the proceeds from the initial sale of the notes to purchase the initial automobile loans from the seller and to fund the deposits in the pre-funding account, the spread account maintained for the benefit of [Insurer], and the capitalized interest account.

     The sale of the automobile loans by the seller to the issuer will be treated as a financing rather than as a sale for accounting purposes. The seller will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loans by reason of the filing of a UCC-1 financing statement by the issuer in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent.

     The issuer’s principal offices are in Wilmington, Delaware, in care of [Owner Trustee] (   ) at the address listed below.

The Owner Trustee

     [Owner Trustee] is the owner trustee. It is a [State] banking corporation. Its principal offices are located at    .

     The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

The Indenture Trustee

     [Indenture Trustee], a [State] banking corporation, is the indenture trustee. [Indenture Trustee]’s address is    .

The Trust Property

     The trust property will include, among other things, the following:

•	sub-prime automobile loans secured by new and used automobiles, light duty trucks and vans;

•	moneys received (a) for the initial automobile loans, after the initial cutoff date, or (b) for the subsequent automobile loans, after the related cutoff date;

•	amounts that may be held in the lockbox account, the collection account, the pre-funding account, the note distribution account and the capitalized interest account;

•	the security interests in the financed vehicles granted by obligors;

•	an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

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•	an assignment of the rights of the seller against third-party lenders under agreements between the servicer and third-party lenders;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	the automobile loan files;

•	other rights under the transaction documents and the swap agreement; and

•	all proceeds from the items described above.

     The trust property also will include an assignment of the seller’s rights against the servicer for breaches of representations and warranties under a purchase agreement.

     The initial automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the notes and will then be purchased by the issuer from the seller on the date of issuance of the notes. The issuer will purchase additional automobile loans and related property from the seller on or before    200_, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.

     The initial automobile loans were originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit’s credit policies for assignment to AmeriCredit. The initial automobile loans originated by dealers and third-party lenders have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. The subsequent automobile loans were or will be originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit’s credit policies for assignment to AmeriCredit. The subsequent automobile loans originated by dealers and third-party lenders have been or will have been assigned to AmeriCredit and evidence or will evidence the indirect financing made to the obligor. AmeriCredit’s agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

     Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee’s benefit on the noteholders’ behalf and for the benefit of [Insurer] in support of the obligations owed to [Insurer]. Any proceeds of the trust property will be distributed according to the indenture. [Insurer] will be entitled to the distributions only after payment of amounts owed to, among others, the noteholders have been made.

AmeriCredit’s Automobile Financing Program

     Through its branch offices and marketing representatives, AmeriCredit provides funding which allows franchised and independent automobile dealers to finance their customers’

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purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also purchases automobile loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to AmeriCredit’s credit policies, and AmeriCredit then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. AmeriCredit also services the automobile loans that it originates and purchases.

     AmeriCredit’s lending programs are designed to serve consumers who have limited access to traditional automobile financing. Typical borrowers have modest incomes or have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. AmeriCredit also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

     AmeriCredit has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom AmeriCredit has entered into appropriate purchase agreements. While AmeriCredit finances purchases of new automobiles, a substantial majority of AmeriCredit’s automobile loans are for used automobiles.

     Of the loans AmeriCredit purchased during the [year/   months] ended    , 200_:

•	manufacturer-franchised dealers with used automobile operations originated approximately % of the automobile loans;

•	independent dealers specializing in used automobile sales originated approximately % of the automobile loans; and

•	The servicer purchased loans from dealers during the [year/ months] ended , 200_.

     Automobile loans are generally purchased by AmeriCredit without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to AmeriCredit if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, AmeriCredit typically charges an acquisition fee when it purchases the automobile loans from dealers. Additionally, dealers and third-party lenders typically make representations to AmeriCredit as to the automobile loan’s validity and compliance with relevant laws, and agree to indemnify AmeriCredit against any claims, defenses and set-offs that an obligor may assert against AmeriCredit because of an automobile loan’s assignment.

     As of    , 200_, AmeriCredit operated    branch offices in     states. These branch offices solicit dealers for automobile loans and maintain AmeriCredit’s relationship with the dealers in the branch office’s geographic vicinity. AmeriCredit also has marketing representatives covering markets where AmeriCredit does not have a branch.

     See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for a description of the servicer’s contract acquisition, servicing and collection practices.

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The Automobile Loans

General

     AmeriCredit purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated loans directly to consumers. The automobile loans were made to obligors with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Eligibility Criteria

     The automobile loans were or will be selected according to several criteria, including those specified under “AmeriCredit’s Automobile Financing Program — Automobile Loan Acquisition” in the accompanying prospectus. In addition, as of the initial cut-off date the initial automobile loans were selected from AmeriCredit’s portfolio of sub-prime automobile loans based on the following criteria:

(a)	each initial automobile loan had a remaining maturity of not more than [ ] months;

(b)	each initial automobile loan had an original maturity of not more than [ ] months;

(c)	each initial automobile loan had a remaining Principal Balance (as defined in the Glossary) of at least $ and not more than $ ;

(d)	each initial automobile loan has an annual percentage rate of at least % and not more than %;

(e)	no initial automobile loan was more than [ ] days past due, [except for certain automobile loans which may have been between [ ] and [ ] days past due (and for none of which did the obligor fail to make its first scheduled payment nor did the servicer make any extensions or modifications except as permitted by the sale and servicing agreement) and that have an aggregate Principal Balance of up to [ ]% of the initial principal amount of the notes]; and

(f)	neither AmeriCredit, any dealer, any third-party lender nor anyone acting in their behalf advanced funds to cause any initial automobile loan to qualify under clause (e) above;

     During the funding period, AmeriCredit will sell the subsequent automobile loans to the seller and the seller will then sell them to the issuer. AmeriCredit anticipates that the aggregate Principal Balance of the subsequent automobile loans will equal approximately $   . The issuer will pay the seller the outstanding Principal Balance of the subsequent automobile loans as of their respective subsequent cutoff dates. In turn, the seller will forward to AmeriCredit the funds that it receives from the issuer for the subsequent automobile loans. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

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     No transfer of subsequent automobile loans to the issuer will be made unless:

(a)	as of each subsequent cut-off date, each subsequent automobile loan and/or the subsequent financed vehicle related to that subsequent automobile loan satisfy the automobile loan eligibility criteria specified under “The Automobile Loans” in the accompanying prospectus and the criteria listed in this prospectus supplement in clauses (a) through (f) above regarding the initial automobile loans;

(b)	So long as no insurer default shall have occurred and be continuing, [Insurer] has approved the transfer of the subsequent automobile loans transfer to the issuer;

(c)	neither AmeriCredit nor the seller has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of [Insurer] or the noteholders;

(d)	AmeriCredit and the seller deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

(e)	Standard & Poor’s confirms that the ratings on the notes have not been withdrawn or reduced because of the subsequent automobile loans transfer to the issuer.

     Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool’s characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial automobile loan pool’s characteristics.

     In addition, the issuer’s obligation or right to purchase the subsequent automobile loans is subject to the condition that all of the automobile loans held by the issuer, including the subsequent automobile loans to be transferred, meet the following criteria after the transfer of the subsequent automobile loans:

(a)	the automobile loans’ weighted average annual percentage rate is not less than %;

(b)	the automobile loans’ weighted average remaining term on the subsequent cutoff date is not greater than [ ] months; and

(c)	not more than % of the obligors on the automobile loans reside in Texas, Florida and California.

     The criteria in clauses (a) and (b) will be based on the characteristics of:

•	the initial automobile loans on the initial cutoff date; and

•	all of the automobile loans, including the subsequent automobile loans, on the related subsequent cutoff date.

     The criteria in clause (c) will be based on the obligor’s mailing addresses as of:

•	the initial cutoff date for the obligors on the initial automobile loans; and

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•	the related subsequent cutoff dates for the obligors on the subsequent automobile loans.

     Following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans held by the issuer may vary from the initial pool of automobile loans in the following respects:

•	composition of the automobile loans;

•	geographic distribution of the automobile loans;

•	distribution by remaining Principal Balance;

•	distribution by APR;

•	distribution by remaining term; and

•	distribution of the automobile loans secured by new and used vehicles.

Composition

     The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date which is    , 200_.

•	As of the statistical calculation date, the initial automobile loans in the statistical pool had an aggregate Principal Balance of $ .

•	As of the initial cutoff date, the initial automobile loans are expected to have an aggregate Principal Balance of approximately $ .

     AmeriCredit will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date which is      , 200         . In addition, some amortization of the automobile loans will have occurred since the statistical calculation date and some automobile loans included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loans and therefore will not be included in the automobile loan pool. As a result, the statistical distribution of characteristics of the automobile loan pool as of the initial cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although the variance will not be material.

     The automobile loan pool’s composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

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Composition of the Initial Automobile Loans

as of the Statistical Calculation Date

	New	Used	Total
Aggregate Principal Balance(1)
Number of Automobile Loans
Percent of Aggregate Principal Balance
Average Principal Balance
Range of Principal Balances
Weighted Average APR(1)
Range of APRs
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average Original Term
Range of Original Terms

(1)	Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the Receivables may not be equivalent to the contracts’ aggregate yield on the Aggregate Principal Balance.

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Distribution of the Initial Automobile Loans by APR
as of the Statistical Calculation Date

Distribution of the
Initial Automobile
Loans by APR as of			Aggregate
the Statistical			Principal	% of Aggregate	Number of	% of Total Number of
Calculation Date			Balance(1)	Principal Balance(2)	Automobile Loans	Automobile Loans(2)
[6.000%		6.999%
7.000%		7.999%
8.000%		8.999%
9.000%	-	9.999%
10.000%	-	10.999%
11.000%	-	11.999%
12.000%	-	12.999%
13.000%	-	13.999%
14.000%	-	14.999%
15.000%	-	15.999%
16.000%	-	16.999%
17.000%	-	17.999%
18.000%	-	18.999%
19.000%	-	19.999%
20.000%	-	20.999%
21.000%	-	21.999%
22.000%	-	22.999%
23.000%	-	23.999%
24.000%	-	24.999%
25.000%	-	25.999%
26.000%	-	26.999%
27.000%	-	27.999%
28.000%	-	28.999%
29.000%	-	29.999%]

TOTAL				100%		100%

(1)	Aggregate Principal Balances include some portion of accrued interest. Indicated APR’s represent APR’s on principal balance net of such accrued interest.

(2)	Percentages may not add to 100% because of rounding.

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Distribution of the Initial Automobile Loans by Geographic Location

of Obligor as of the Statistical Calculation Date

	Aggregate
	Principal	% of Aggregate	Number of	% of Total Number of
State	Balance(1)	Principal Balance(2)	Automobile Loans	Automobile Loans(2)
[Alabama
Arizona
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin]
Other(3)

Total:	$	100.00%		100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

(3)	States with Aggregate Principal Balances less than $1,000,000.

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     The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the automobile loan’s entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

     Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

     The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

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Yield and Prepayment Considerations

     Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

     The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan may sell or transfer that automobile loan without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit’s assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

     The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

     Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

     The tables below which are captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes [three] pools of automobile loans with the characteristics set forth in the following table;

•	all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

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•	each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

•	the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the front cover of this prospectus supplement;

•	interest accrues on the [Class A-1 Notes], the [Class A-2 Notes and the Class A-4 Notes] at the rates set forth on the front cover of this prospectus supplement;

•	interest accrues on the floating rate [Class A-3 Notes] at a fixed interest rate of %;

•	payments on the notes are made on the [sixth] day of each month;

•	the notes are purchased on , 200_;

•	the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

•	the first due date for each automobile loan is the last day of the month of the assumed cutoff date for that automobile loan as set forth in the following table;

•	[certain trust performance triggers are met and the target overcollateralization level decreases (i) by 1.0%, from [ ]% to [ ]%, on the 24th distribution date, (ii) by 1.0%, from [ ]% to [ ]%, on the 30th distribution date and (iii) by 1.0%, from [ ]% to [ ]%, on the 36th distribution date;]

•	all of the pre-funding account money is used to purchase additional automobile loans;

•	the servicer exercises its “clean-up call” option to purchase the automobile loans at the earliest opportunity;

•	accelerated principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the overcollateralization required by [Insurer]; and

•	the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer, and the net APR is further reduced by the fees due to the indenture trustee, the owner trustee, the backup servicer and [Insurer].

Remaining
	Aggregate			Term to
	Principal		Assumed	Maturity	Seasoning
Pool	Balance	Gross APR	Cutoff Date	(in Months)	(in Months)
1	$	%	_________, 200_	—	—
2	$	%	_________, 200_	—	—
3	$	%	_________, 200_	—	—

Total	$

     The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed.

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     The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

     The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loans will prepay at a constant level of ABS until maturity or that all of the automobile loans will prepay at the same level of ABS. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

     The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of the note.

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PERCENT OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes				Class A-2 Notes
Distribution Date	[0.00%]	[1.00%]	[1.70%]	[2.50%]	[0.00%]	[1.00%]	[1.70%]	[2.50%]
Closing Date

Weighted Average Life (years)

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PERCENT OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-3 Notes				Class A-4 Notes
Distribution Date	[0.00%]	[1.00%]	[1.70%]	[2.50%]	[0.00%]	[1.00%]	[1.70%]	[2.50%]
Closing Date

Weighted Average Life (years)

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Delinquency and Loan Loss Information

     The following tables provide information relating to AmeriCredit’s delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in AmeriCredit’s portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for inclusion in this securitization.

     AmeriCredit’s net charge-offs as an annualized percentage of average managed receivables outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. As reflected below, AmeriCredit’s net charge-off percentage remained elevated during the 2003 and 2004 fiscal year-end periods. However, the increase in the June 30, 2004 fiscal year-end net charge-off percentage resulted primarily from the change in repossession charge-off policy implemented during the quarter ended December 31, 2003. AmeriCredit now charges off accounts when the automobile is legally available to be liquidated at auction. Previously, accounts were charged off at the time that repossessed inventory was liquidated at auction. The annualized net charge-off percentage for the quarter ended June 2004 was 5.1%, which was lower than the 7.4% annualized net charge-off rate for the quarter ended June 2003. This decrease was largely due to a stronger used car auction market and improved credit performance on automobile loans originated since February 2003.

     Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the loan. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

     During periods of economic slowdown or recession, delinquencies, defaults, repossessions, deferrals and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because AmeriCredit focuses on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions, deferrals and losses on these loans are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn. As of June 30, 2004, approximately 30% of AmeriCredit’s managed receivables had received a payment deferral, thereby allowing an obligor to move a delinquent payment to the end of the loan period, usually by paying a fee that is calculated in a manner specified by applicable law. Periodic information relating to deferrals is not presented in the following tables.

     We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

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Delinquency Experience

     Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. [To be updated quarterly.] All dollar amounts are in thousands of dollars.

	[Year/Quarter Ended]				[Year/Quarter Ended]
	200_		200_		200_		200_
	Number of		Number of		Number of		Number of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount
Portfolio at end of period(1)
Period of Delinquency(2)
31-60 days(3)
61-90 days
91 days or more

Total Delinquencies
Repossessed Assets(4)

Total Delinquencies and Repossessed Assets

Total Delinquencies as a Percentage of the Portfolio
Total Repossessed Assets as a Percentage of the Portfolio(4)

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio

(1)	All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest.

(2)	AmeriCredit considers a loan delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)	Amounts shown do not include loans which are less than 31 days delinquent.

(4)	Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

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Loan Loss Experience
(dollars in thousands)

	[Year/Quarter Ended]		[Year/Quarter Ended]
	200_	200_	200_	200_
Period-End Principal Outstanding(1)
Average Month-End Amount Outstanding During the Period(1)
Net Charge-Offs(2)(4)
Net Charge-Offs as a Percentage of Period-End Principal Outstanding(3)(4)
Net Charge-Offs as a Percent of Average Month-End Amount Outstanding(3)(4)

(1)	All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest.

(2)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(3)	Results for the three months ended are annualized.

(4)	Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

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The Insurer

[Information in this section will be provided by each individual insurer on a deal by deal basis]

Description of the Notes

General

     The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

     The issuer will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. See “Description of the Securities — Book-Entry Registration” in the accompanying prospectus and Annex A in this prospectus supplement.

Distribution Dates

     The notes will pay interest and principal on the [sixth] day of each month, or, if the [sixth] day is not a business day, on the next following business day. The first distribution date will be    , 200_. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date. If the backup servicer or another successor servicer becomes the servicer, the distribution date will become the [twelfth] day of each month, or if the [twelfth] day is not a business day, the next following business day.

     Unpaid interest and principal on the notes that are required to be paid by [Insurer] will be made on the [twelfth] day of each month, or, if the [twelfth] day is not a business day, the next following business day.

     A business day is a day other than a Saturday, Sunday, a day on which the offices of the [Insurer] are closed, or any other day on which commercial banks located in Fort Worth, Texas, Delaware or New York City or the city in which the corporate trust office of either the indenture trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

     The final scheduled distribution dates are as follows:

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•	for the Class A-1 Notes, , 200_;

•	for the Class A-2 Notes, , 200_;

•	for the Class A-3 Notes, , 200_; and

•	for the Class A-4 Notes, , 200_.

Payments of Interest

     Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid — or, in the case of the first distribution date, from and including the closing date — but excluding the following distribution date. In the case of the first distribution date, the interest period shall be    days for the [Class A-1 and Class A-3 Notes] and    days for the [Class A-2 and Class A-4 Notes]. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date — or, in the case of the first distribution date, as of the closing date.

     However, if the principal amount of a class is further reduced by a principal payment on the insured distribution date, then interest shall accrue:

•	from and including the distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the distribution date — or, in the case of the first distribution date, as of the closing date; and

•	from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date.

     Amounts available under the insurance policy are available to pay the note interest only to the extent that such funds are not paid from the Available Funds (as defined in the Glossary) or from amounts withdrawn from the spread account.

     For any distribution date, interest due but not paid on that distribution date or on the related insured distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the [Class A-1 and Class A-3 Notes] will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the [Class A-2 and Class A-4 Notes] will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     [Interest on the [Class A-3 Notes] will accrue during each interest period at a rate per annum equal to the sum of LIBOR plus    %. Since the [Class A-3] Notes bear interest at a floating rate, which is uncapped, while the automobile loans bear interest at a fixed rate, the issuer will enter into a swap agreement with a counterparty acceptable to [Insurer], for purposes of providing an additional source of funding.]

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     For any distribution date, the trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid fees and expenses of the trustee, and the backup servicer, the issuer’s other administrative fees, in each case subject to the caps set forth in the sale and servicing agreement, and the servicing fees and any net amounts due to the swap counterparty. See “Description of the Purchase Agreements and the Transaction Documents — Distributions” in this prospectus supplement.

     [Determination of LIBOR

     Pursuant to the sale and servicing agreement, the trust collateral agent will determine LIBOR for purposes of calculating the interest rate for the Class A-3 Notes for each interest period on the second business day prior to the prior distribution date. For purposes of calculating LIBOR, a business day means a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     LIBOR means, (i) with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the first day of the related interest period, which rate appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date, plus (ii) with respect to the first distribution date, the Interpolated LIBOR Increment. If the rates used to determine LIBOR or the Interpolated LIBOR Increment do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR determination date to prime banks in the London interbank market by the reference banks. The trust collateral agent will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean, rounded upward if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the trust collateral agent, are quoting as of approximately 11:00 a.m., New York City time, on the first day of the related interest period, to leading European banks for United Sates dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

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     The “Interpolated LIBOR Increment” will equal:

(1)	;

     multiplied by

(2)	the excess, if any, of

(a)	the London interbank offered rate for deposits in U.S. dollars having a maturity of two months commencing on the related LIBOR determination date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the first LIBOR determination date;

     minus

(b)	LIBOR on the first LIBOR determination date.

     The “Telerate Page 3750” is the display page named that on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name or rates).

     The reference banks are the four major banks in the London interbank market selected by the trust collateral agent.]

Payments of Principal

     On any distribution date, other than the final scheduled distribution date for any class of notes, the amount of principal that was collected on the automobile loans and, if necessary, certain amounts of excess interest that were collected on the automobile loans will be available to make distributions of principal to noteholders in an amount equal to the Noteholders’ Principal Distributable Amount (as defined in the Glossary). Of that Noteholders’ Principal Distributable Amount, the actual amount that will be distributed to the noteholders will equal:

(1)	the Noteholders’ Monthly Principal Distributable Amount (as defined in the Glossary);

     plus

(2)	Noteholders’ Principal Carryover Amount (as defined in the Glossary) as of that distribution date.

     Additionally, noteholders may receive payment of a Noteholders’ Accelerated Principal Amount on certain distribution dates.

     Amounts available from the spread account and under the insurance policy are available to pay the note principal only in two circumstances:

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•	in the event that the note principal balance would otherwise exceed the Pool Balance (as defined in the Glossary), to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the notes to the level where it equals the Pool Balance ; and

•	to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

     Prior to any draw being made on the policy, amounts on deposit in the spread account will be available to pay the note principal in these same two circumstances. Furthermore, amounts on deposit in the spread account that are in excess of the required amount are available to pay accelerated principal on each class of the notes on each distribution date as necessary to maintain the overcollateralization required by [Insurer].

     The classes of notes are “sequential pay” classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off; and

•	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize until they are paid off.

     In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Mandatory Redemption

     If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of notes will be redeemed in part on the mandatory redemption date. The amount of each class to be prepaid from the remaining pre-funded moneys will be equal to that class’ pro rata share of those moneys, based on the respective current principal amount of each class of notes. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal amount of the class of notes then entitled to receive principal distributions.

Optional Redemption

     On any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, any notes that are still outstanding, may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Trust Agreements —

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Termination.” This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest, plus any amounts remaining unpaid to [Insurer] under the insurance agreement. [Insurer’s] consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the financial guaranty insurance policy.

Events of Default

     Unless an insurer default shall have occurred and be continuing, events of default under the indenture will consist of those events listed below as "Insurance Agreement Indenture Cross Defaults.” These events will constitute an event of default under the indenture only if [Insurer] delivers to the indenture trustee and does not rescind a written notice specifying that any insurance agreement indenture cross default constitutes an event of default under the indenture.

     Insurance Agreement Indenture Cross Defaults consist of:

•	a demand for payment under the policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer;

•	the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

•	on any insured distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus the Deficiency Claim Amount for the related distribution date, any amounts listed in clauses 2, 3, 4 and 6 under “Description of the Purchase Agreements and the Transaction Documents — Distributions” in this prospectus supplement has not been paid in full; and

•	any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by [Insurer].

     For any determination date, the Deficiency Claim Amount is the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum, without duplication, of:

(1)	any shortfall in the full payment of amounts described in clauses 2, 3, 4 and 6 under “Description of the Purchase Agreements and the Transaction Documents — Distributions”;

     plus

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(2)	the Noteholders’ Parity Deficit Amount (as defined in the Glossary), if any, for the distribution date;

     plus

(3)	if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class, to the extent that the amount is available on the related insured distribution date according to the provisions governing the spread account.

     Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, [Insurer] will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at [Insurer]’s discretion. [Insurer] also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. [Insurer] may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim on the policy or from the issuer’s bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, [Insurer] may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See “The Policy” in this prospectus supplement.

Description of the Purchase Agreements

and the Transaction Documents

     The following summary describes material terms of the purchase agreements, any subsequent purchase agreement, and the transaction documents, including the sale and servicing agreement, any subsequent transfer agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the transaction documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the transaction documents. The following summary supplements the description of the general terms and provisions of the trust agreements, which was detailed in the accompanying prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale, Assignment and Servicing of Automobile Loans

     On or prior to the closing date, or, with respect to subsequent automobile loans, the related subsequent transfer date, AmeriCredit will enter into a purchase agreement with the seller under which AmeriCredit will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, AmeriCredit will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile

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loans to the extent paid or payable after the applicable cutoff date. On or prior to the closing date, the seller will enter into a sale and servicing agreement with the issuer under which the seller will sell and assign to the issuer, without recourse, its entire interest in and to the automobile loans. Under that sale and servicing agreement, the seller will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the cutoff date.

     Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty under the transaction documents which triggers the seller’s repurchase obligation, the owner trustee will be entitled to require AmeriCredit to repurchase the automobile loans from the issuer. The issuer’s rights under the purchase agreement will constitute part of the issuer’s property and may be enforced directly by the issuer and [Insurer]. In addition, the issuer will pledge the rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

     On the closing date, or, for subsequent automobile loans, the subsequent transfer date, the seller will sell and assign to the issuer, without recourse, the seller’s entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

     The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Accounts

     AmeriCredit will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to [Insurer], in the indenture trustee’s name for the noteholders’ benefit, into which the servicer must deposit all obligor payments within [one] business day of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee’s name, on both the noteholders’ and insurer’s behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within [three] business days of deposit. The collection account will be maintained with the indenture trustee so long as the indenture trustee’s deposits have a rating acceptable to [Insurer] and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee’s assistance if necessary, move the accounts within 30 days to a bank whose deposits have the proper rating.

     The servicer will establish and maintain a note distribution account into which amounts released from the collection account for distribution to noteholders will be deposited and from

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which all distributions to noteholders will be made, in the name of the trust collateral agent, for the indenture trustee’s benefit, on the noteholder’s and insurer’s behalf.

     On the closing date, the issuer will deposit the initial pre-funded amount, which will equal approximately $   , in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of:

•	the date on which the amount on deposit in the pre-funding account is less than $[100,000];

•	the date on which a servicer termination event occurs under the sale and servicing agreement; or

•	, 200_.

     As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent automobile loans. The seller expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the funding period. The issuer will pay the noteholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

•	the distribution date in , 200_, if the last day of the funding period occurs in , 200 or , 200_;

•	the distribution date in , 200_, if the last day of the funding period occurs in , 200_;

•	the distribution date in , 200_, if the last day of the funding period occurs in , 200_; or

•	the distribution date in , 200_.

     On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trust collateral agent. The amount, if any, that is on deposit in the capitalized interest account will be applied on the distribution dates occurring in    , 200_,    , 200_,    , 200_, and    , 200   to fund the monthly capitalized interest amount. The monthly capitalized interest amount will equal the interest accrued for each distribution date at the weighted average interest rates on the portion of the notes having a principal amount in excess of the Principal Balances of the automobile loans. That portion of the notes will equal the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the seller on that date.

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     As described in the accompanying prospectus, all accounts will be eligible deposit accounts, and all accounts must be acceptable to [Insurer], so long as no insurer default has occurred and is continuing.

Servicing Compensation and Trustees’ Fees

     The servicer will receive a basic servicing fee on each distribution date, which equals with respect to the initial servicer the product of one-twelfth times    % of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month and, with respect to any replacement servicer, the amount set forth in the sale and servicing agreement, which amount may be greater than the basic servicing fee that AmeriCredit is entitled to receive as servicer. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuer and [Insurer] with respect to distributions; and

•	generating federal income tax information.

     The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

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•	data processing costs; and

•	other costs incurred with administering the automobile loans.

     The servicer may not appoint, or delegate any portion of its servicing obligations to, a subservicer without the prior written consent of [Insurer]. The servicer may, however, utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances, without the prior consent of [Insurer]. No delegation or subcontracting of duties by the servicer will relieve the servicer of its responsibilities with respect to such duties. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer and none of the indenture trustee, the backup servicer, [Insurer] and the noteholders will have any responsibility therefor. Notwithstanding the foregoing, the servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person; provided, that no such delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

     The indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and trust collateral agent. The owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee. The backup servicer will receive a fee, in an amount agreed upon by the servicer and the backup servicer, for its services as a backup servicer.

     The issuer will pay all these fees from the collection account, to the extent not paid by the servicer, in the manner set forth in “—Distributions” below.

Certain Allocations

     On each determination date, the servicer will deliver the servicer’s certificate to the indenture trustee, the owner trustee and [Insurer] specifying, among other things:

•	the amount of aggregate collections on the automobile loans;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and AmeriCredit in the preceding calendar month; and

•	the aggregate amount of Sold Receivables (as defined in the Glossary).

     Based solely on the information contained in the servicer’s certificate, on each determination date the trust collateral agent will deliver to the indenture trustee, [Insurer], the servicer and any other person required under the insurance agreement, a deficiency notice specifying the Deficiency Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Deficiency Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for [Insurer]’s benefit.

     The determination date with respect to collections received during a calendar month will be, the earlier of:

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•	the business day preceding the distribution date in the next calendar month; and

•	the fourth business day preceding the related insured distribution date in the next calendar month.

Distributions

     Distribution Date Calculations and Payments.

     On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds (as defined in the Glossary) in the following order of priority:

1.	to the swap agreement counterparty, net payments, if any, then due to it under the swap agreement;

2.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loans, and to any replacement servicer, transition fees not to exceed the cap specified in the sale and servicing agreement.

3.	to the indenture trustee, the lockbox bank, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum annual limit;

4.	to the note distribution account, the Noteholders’ Interest Distributable Amount to be distributed as described under “Description of the Notes — Payments of Interest”;

5.	to the note distribution account, the Noteholders’ Principal Distributable Amount, to be distributed as described under “Description of the Notes — Payments of Principal”;

6.	to [Insurer], any unpaid amounts owed to [Insurer] under the insurance agreement;

7.	to the spread account, any amount required to increase the amount in the spread account to its required level;

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8.	to the note distribution account, and together with amounts, if any, available according to the spread account’s terms, the Noteholders’ Accelerated Principal Amount; and

9.	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

     After considering all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any insured distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the certificateholder without the noteholders’ consent.

     If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above (except that principal will be allocated ratably among the classes of notes rather than sequentially).

Insured Distribution Date Calculations and Payments

     In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund Scheduled Payments plus the amounts described in clauses 1, 2 and 6 above, the trust collateral agent shall request the Deficiency Claim Amount from the spread account.

     Further, in the event that any servicer’s certificate delivered by the servicer indicates that the sum of:

(1)	Available Funds with respect to a distribution date;

     plus

(2)	any related Deficiency Claim Amount

is insufficient to fully fund Scheduled Payments plus the amount described in clauses 1, 2 and 3 above, the trust collateral agent shall furnish to [Insurer] no later than 12:00 noon New York City time on the related draw date a completed notice of claim for the Policy Claim Amount. [Insurer] will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related insured distribution date.

Statements to Noteholders

     On or prior to each insured distribution date, the trust collateral agent will forward a statement to the noteholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the trust collateral agent delivers to the noteholders will include the following information regarding the notes on the related distribution date [and the related insured distribution date, as applicable]:

(a)	the amount of the distribution(s) allocable to interest;

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(b)	the amount of the distribution(s) allocable to principal;

(c)	the amount of the distribution, if any, payable under a policy claim;

(d)	each class of notes’ aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

(e)	the related Noteholders’ Interest Carryover Amount and the related Noteholders’ Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement;

(f)	the servicing fee paid for the related calendar month; and

(g)	during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account.

     Each amount described in subclauses (a) through (f) for the notes will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

     Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust’s behalf. See “Description of the Securities” in the accompanying prospectus.

     The trust collateral agent will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loans provided by the servicer from time to time) via the trust collateral agent’s internet website with the use of a password provided by the trust collateral agent. The trust collateral agent’s internet website will be located at [www. .com] or at such other address as the trust collateral agent shall notify the noteholders from time to time. For assistance with regard to this service, you can call the indenture trustee’s Corporate Trust Office at ( )     -     .

     After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder;

•	information regarding the amount of servicing compensation the servicer received; and

•	other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

Credit Support

     The spread account, which is a funded cash account, and overcollateralization, which is created initially by having the aggregate Principal Balance of the automobile loans as of the initial cutoff date exceed the initial principal balance of the notes by an amount equal to [   ]%

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of the aggregate Principal Balance of the automobile loans and, subsequently, if necessary, through application of the Accelerated Principal Amount (as defined in the Glossary), provide credit support for the notes. [Insurer] will require the issuer to [increase and] maintain this credit support at a level it establishes. This level changes over time, and [Insurer] may permit the required credit support level to reduce, or “step down,” over time.

     Spread Account

     On the closing date, the spread account will be funded with an initial cash deposit, and on each date on which subsequent automobile loans are sold to the trust, the spread account will be funded with an additional cash deposit. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under “Distributions” above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account will be available to fund any Deficiency Claim Amount on each distribution date, to the extent provided in the spread account agreement. After considering all distributions and withdrawals from the spread account made on the distribution date, amounts on deposit in the spread account on the related insured distribution date that are in excess of the specified spread account requirement for such insured distribution date may be released to the certificateholder without the noteholders’ consent.

     In addition, the seller, [Insurer] and the trust collateral agent may amend the spread account agreement – and any provisions in the insurance agreement relating to the spread account – in any respect, including, without limitation:

•	reducing or eliminating the spread account funding requirements; and/or

•	permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the indenture trustee, the owner trustee or the noteholders.

     The trust collateral agent shall not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or any depletion of the spread account on each insured distribution date, [Insurer] must fund the full amount of each Scheduled Payment required to be paid and which would not be paid in the absence of a policy payment. If [Insurer] breaches its obligations, the noteholders will bear any losses on the automobile loans.

     Overcollateralization

     The aggregate Principal Balance of the automobile loans as of the initial cutoff date exceeds the initial principal balance of the initial principal balance of the notes by an amount equal to approximately [   ]% of the aggregate Principal Balance of the automobile loans, thus creating an initial overcollateralization feature. If necessary, excess interest and amounts on deposit in the spread account that are in excess of the amount required to be on deposit in the spread account will be applied to the payment of principal on the notes in the form of the

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Noteholders’ Accelerated Principal Amount in order to build and maintain a specified level of overcollateralization. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the notes, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest in this manner causes the outstanding principal balance on the notes to pay down more quickly than the Pool Balance.

     [If certain trust performance triggers and other conditions are met and no insurance agreement event of default shall have occurred on any or all of the [24]th, [30]th and [36]th distribution dates, then in each case the specified overcollateralization level will step down by 1% [on such distribution date/ over a period of six distribution dates]. Furthermore, [Insurer] may permit the required credit support level to step down over time without regard to these tests. In either of these situations, principal collections which would otherwise be paid through to the noteholders as part of the Principal Distributable Amount may be released to the certificateholder instead.]

Servicer Termination Event

     A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

•	the servicer’s failure to deliver the servicer’s certificate by the fourth business day prior to the insured distribution date;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure continues unremedied for [30] days after knowledge thereof by the servicer or the trust collateral agent or [Insurer] gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, [30] days after any noteholder gives the servicer written notice;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, of any of its affiliates, and actions by the servicer, or, as long as AmeriCredit is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on the trust or the noteholders’ interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by

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the trust collateral agent or by [Insurer] or, if an insurer default has occurred and is continuing, any noteholder;

•	so long as an insurer default shall not have occurred and be continuing, [Insurer] has not delivered an extension notice to the servicer;

•	so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities issued by an affiliate of AmeriCredit and insured by [Insurer] shall have occurred; or

•	a claim is made under the policy.

     An insurer default includes the occurrence and continuance of any of the following events:

(a)	[Insurer]’s failure to make a required policy payment;

(b)	[Insurer]’s:

•	filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the [New York] Department of insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for [Insurer] or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of [Insurer] or to take possession of all or any material portion of the property of [Insurer].

Rights Upon Servicer Termination Event

     As long as a servicer termination event remains unremedied:

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•	provided no insurer default has occurred and is continuing, [Insurer] in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the sale and servicing agreement by written notice to the servicer and the trust collateral agent ; or

•	if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

     If AmeriCredit is the servicer that is terminated then the backup servicer, or any other successor servicer that [Insurer] appoints — so long as no insurer default has occurred and is continuing — will succeed to all the responsibilities, duties, and liabilities of the servicer.

     If the terminated servicer is not AmeriCredit, [Insurer] will appoint a successor servicer or — ,if a insurer default has occurred and is continuing —, the trust collateral agent or the note majority may petition a court of competent jurisdiction to appoint a successor servicer.

     Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement (except as specified therein) and will be entitled to compensation as set forth in the sale and servicing agreement, which compensation may be greater than the basic servicing fee that AmeriCredit is entitled to receive as servicer. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Waiver of Past Defaults” in the accompanying prospectus, [Insurer] may, on behalf of all noteholders, waive any default by the servicer or the backup servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Amendment

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Amendment” in the accompanying prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee —         ,which consent may not be unreasonably withheld — ,and with [Insurer]’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any noteholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect [Insurer]’s interests.

     The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of [Insurer], so long as no insurer default has occurred and is continuing, the indenture trustee and the consent of the holders of not less than the majority of

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the voting rights of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of [Insurer].

     The seller and servicer must deliver to the owner trustee, the indenture trustee and [Insurer] upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

The Policy

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the notes, [Insurer] will deliver the Policy to the trust collateral agent as agent for the indenture trustee for the benefit of each noteholder. Under the Policy, [Insurer] will unconditionally and irrevocably guarantee to the trust collateral agent, on each Insured Distribution Date (as defined below), for the benefit of each noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the Policy, noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the trust collateral agent to do so.

     The “Insured Distribution Date” will be the [twelfth] day of each month, or, if such [twelfth] day is not a business day, the next following Business Day. In the event that, on any distribution date, the noteholders did not receive the full amount of the Scheduled Payment then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related interest rate) shall be due and payable and shall be funded on the Insured Distribution Date from the proceeds of a drawing under the Policy. The record date applicable to an Insured Distribution Date shall be the record date applicable to the related distribution date.

     “Scheduled Payments” means payments which are required to be made on the notes during the term of the Policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by [Insurer], which payments, with respect to any Insured Distribution Date, are (i) the Noteholders’ Interest Distributable Amount (as defined in the Glossary), with respect to the related distribution date, (ii) the Noteholders’ Remaining Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date, and (iii) with respect to the final scheduled distribution date for any class of notes, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date

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of such outstanding principal amount from all sources other than the Policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuer, (b) an election by the issuer to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless [Insurer] elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event [Insurer] does not so elect, the Policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders’ Interest Distributable Amount or of a Noteholders’ Interest Carryover Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by [Insurer], (y) any portion of a Noteholders’ Interest Distributable Amount due to noteholders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount pursuant to the Policy or (z) any portion of the principal distribution payable to noteholders on the mandatory redemption date, from amounts remaining on deposit in the pre-funding account, unless in each case, [Insurer] elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Policy. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by [Insurer] following Receipt (as defined below) by [Insurer] of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, [Insurer] shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by [Insurer] from the trust collateral agent of (A) a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return Scheduled Payments made with respect to the notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by [Insurer] and provided to the noteholder by [Insurer], irrevocably assigning to [Insurer] all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by [Insurer] from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, [Insurer] shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator,

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debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such noteholder upon proof of such payment reasonably satisfactory to [Insurer]). In connection with the foregoing, [Insurer] shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

     The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to [Insurer] and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and [Insurer] or its fiscal agent shall promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

     Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware or New York City, New York or any other location of any successor servicer, successor owner trustee or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

     [Insurer]’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the Policy whether or not such funds are properly applied by the trust collateral agent.

     [Insurer] shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by [Insurer] under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of [Insurer] ranking not less than pari passu with other unsecured and unsubordinated indebtedness of [Insurer] for borrowed money. Claims against [Insurer] under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of [Insurer]. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

     It is a condition to the issuance of the Class A-l Notes that they be rated [A-l+] by Standard & Poor’s, [Prime-1] by Moody’s Investors Service and ]F1+] by Fitch Inc. It is a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that they each be rated [AAA] by Standard & Poor’s, [Aaa] by Moody’s Investors Service and

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[AAA] by Fitch Inc. The ratings of the [Class A-1 Notes] will be made without regard to the Policy in the case of Standard & Poor’s and substantially based on the Policy in the case of Fitch Inc. The rating on the Class A-1 Notes by Moody’s Investors Service is based primarily on the expected cash flows on the underlying receivables during the collection periods prior to the Class A-1 final maturity date and partially on the Policy. The ratings of the [Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes] will be based primarily on the Policy. To the extent that the ratings are based on the Policy, those ratings apply to distributions due on the Insured Distribution Dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [Insurer], no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. See “Ratings” herein.

Material Federal Income Tax Consequences

     You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuer

     Dewey Ballantine LLP, the issuer’s tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness

     The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is

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a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

     The Internal Revenue Service (the “IRS”) and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

     On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loans, nor an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences – Debt Securities” in the accompanying prospectus.

     If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

     Possible Alternative Characterizations of the Notes

     Although, as described above, it is the tax counsel’s opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See “Other Matters” below.

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     Discount and Premium

     We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1.7]% ABS. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Premium” in the accompanying prospectus.

     Sale or Redemption of Notes

     If a note is sold or retired, the seller will recognize a gain or loss equal to the difference between the amount realized on the sale and such holder’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sales of Debt Securities” in the accompanying prospectus.

     Other Matters

     For a discussion of backup withholding and taxation of foreign investors in the notes, see “Material Federal Income Tax Consequences — Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences — Foreign Investors” in the accompanying prospectus and Annex A in this prospectus supplement.

State and Local Tax Consequences

     You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

     The notes may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — ERISA Considerations regarding Securities which are Notes.” The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. As described in the prospectus, whether or not the notes are treated as debt for ERISA purposes, the acquisition or holding of the notes by or on behalf of an employee benefit plan could result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were

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deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

     Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

     The sale of notes to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

[Legal Investment]

     [The [Class A-1 Notes] will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

Ratings

     It is a condition to the issuance of the Class A-1 Notes that they be rated [A-1+] by Standard & Poor’s, [Prime-1] by Moody’s Investors Service and [F1]+ by Fitch, Inc. It is a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that they each be rated [AAA] by Standard & Poor’s, [Aaa] by Moody’s Investors Service and [AAA] by Fitch Inc.

     The ratings of the [Class A-1 Notes] will be made without regard to the Policy in the case of Standard & Poor’s and substantially based on the Policy in the case of Fitch Inc. The rating on the [Class A-1 Notes] by Moody’s Investors Service is based primarily on the expected cash flows on the underlying receivables during the collection periods prior to the [Class A-1] final maturity date and partially on the Policy. The ratings of the [Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes] will be based primarily on the Policy.

     To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

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Underwriting

     Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the notes. Each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below:

Class A-1 Notes

Principal Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

Class A-2 Notes

Principal Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

Class A-3 Notes

Principal Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

Class A-4 Notes

Principal Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

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     The underwriters have advised the seller that they propose initially to offer the notes to the public at the prices listed on the front cover of this prospectus supplement, and to dealers at prices less the initial concession not in excess of    % per Class A-1 Note,    % per Class A-2 Note,    % per Class A-3 Note and    % per Class A-4 Note. The underwriters may allow and dealers may reallow a concession not in excess of    % per Class A-1 Note,    % per Class A-2 Note,    % per Class A-3 Note and    % per Class A-4 to other dealers. After the initial public offering of the notes, the public offering prices and such concessions may be changed.

     Each underwriter has represented and agreed that:

•	it has not offered or sold, and prior to the expiration of six months from the issue date of the notes will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted in, and will not result in, an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activities (within the meaning of section 21 of the Financial Services and Markets Act of 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

     No action has been taken by the issuer or the underwriters which would or is intended to permit a public offer of the notes in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

     The underwriters have advised AmeriCredit that discretionary sales are not expected to exceed [5% (five percent)] of the principal amount of the securities being offered.

     Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and

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prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

     The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loans — prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers.

     Until the distribution of the notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the seller, the servicer, the issuer nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the seller, the servicer, the issuer nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     There is currently no secondary market for the notes and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the notes. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with AmeriCredit, AmeriCredit Corp. and their respective affiliates.

     One or more of the underwriters, or their respective affiliates, may contract to be the counterparty under the swap agreement entered into by the issuer with respect to the [Class A-   ] Notes. Any underwriter, or any affiliate of any underwriter, that enters into a swap agreement with the issuer does so as a principal for its own benefit and not for the benefit of the noteholders or any other party. Amounts received by any underwriter, or any affiliate of any underwriter, in

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its capacity as counterparty under the swap agreement are not included in the underwriting discounts listed on the cover of this prospectus supplement.

     In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Experts

     The consolidated balance sheets of [Insurer] and its subsidiaries as of December 31,    and    and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31,    , incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of [Independent Accountant], independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Opinions

     In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters will be passed upon for [Insurer] by    , [Assistant] General Counsel, to [Insurer]. [Insurer] is represented by    , [New York, New York].

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Glossary

Accelerated Principal Amount for a distribution date will equal the lesser of

(1)	the sum of:

(a)	the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 7 under “Description of the Purchase Agreements and the Transaction Documents — Distributions”;

plus

(b)	amounts, if any, available according to the terms of the spread account agreement; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Note Balance for the distribution date;

minus

(b)	the Required Pro Forma Note Balance for the distribution date.

Additional Funds Available means, with respect to any insured distribution date, the sum of:

(1)	amounts, if any, received by the indenture trustee from the spread account with respect to the insured distribution date;

plus

(2)	the Insurer Optional Deposit, if any, received by the indenture trustee with respect to the insured distribution date.

Amount Financed means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

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Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the calendar month;

plus

(2)	all Purchase Amounts deposited in the collection account with respect to such calendar month, plus income on investments held in the collection account;

plus

(3)	the monthly capitalized interest amount for the distribution date which immediately follows the calendar month;

plus

(4)	the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds;

plus

(5)	the proceeds of any purchase or sale of assets of the issuer pursuant to the servicer’s optional redemption right;

plus

(6)	any remaining pre-funded amount applied to the mandatory redemption of the notes;

plus

(7)	[any amounts received by the trust collateral agent pursuant to the swap agreement with respect to the [Class A-3 Notes].]

Collected Funds means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Cram Down Loss means, for any automobile loan that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

•	the excess of the automobile loan’s Principal Balance immediately prior to the order over the automobile loan’s Principal Balance as reduced; and/or

•	if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order

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•	ver the automobile loan’s net present value — using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order — of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order’s issuance date.

Insurer Optional Deposit means, for any insured distribution date, an amount other than a Policy Claim Amount delivered by [Insurer], at its sole option, for deposit into the collection account for any of the following purposes:

•	to provide funds to pay the fees or expenses of any of the issuer’s service providers for the insured distribution date; or

•	to include those amounts as part of Additional Funds Available for the insured distribution date to the extent that without them a draw would be required to be made on a policy.

Liquidated Receivable means, for any calendar month, an automobile loan for which, as of the last day of the calendar month:

•	90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Receivable;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan;

plus

(4)	with respect to Sold Receivables, the related Sale Amounts;

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minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ Accelerated Principal Amount means, for any distribution date, the Noteholders’ Percentage of the Accelerated Principal Amount on the distribution date, if any.

Noteholders’ Distributable Amount means, for any distribution date, the sum of the Noteholders’ Principal Distributable Amount and the Noteholders’ Interest Distributable Amount.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for the class for the immediately preceding distribution date, which remains upaid, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes) or a “30/360” basis (with respect to all other notes). However, if the principal amount of any class is further reduced by a principal payment on the insured distribution date immediately following the prior distribution date, then the interest shall accrue:

•	from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the prior distribution date, or in the case of the first distribution date, as of the closing date; and

•	from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date, calculated for the [Class A-1 Notes and Class A-3 Notes] on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the [Class A-2 Notes and Class A-4] Notes on the basis of a 360-day year and twelve 30-day months.

Noteholders’ Monthly Principal Distributable Amount means, for any distribution date, the Noteholders’ Percentage of the Principal Distributable Amount.

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Noteholders’ Parity Deficit Amount means, for any distribution date, the excess, if any, of:

(1)	the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to all reductions in such aggregate principal amount from sources other than:

•	the spread account; and

•	the policy;

minus

(2)	the Pool Balance at the end of the prior calendar month.

Noteholders’ Percentage means:

•	for each distribution date prior to the distribution date on which the Class A-4 Notes are fully paid, 100%;

•	on the distribution date on which the Class A-4 Notes are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the notes immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

•	for any distribution date thereafter, zero.

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding distribution date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any distribution date, other than the final scheduled distribution date for any class of notes, the sum of the Noteholders’ Monthly Principal Distributable Amount for the distribution date and the Noteholders’ Principal Carryover Amount, if any, as of the distribution date. The Noteholders’ Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

(1)	the Noteholders’ Monthly Principal Distributable Amount for the distribution date;

plus

(2)	the Noteholders’ Principal Carryover Amount as of the distribution date;

plus

(3)	the excess of the outstanding principal amount of the class of notes, if any, over the amounts described in clauses (1) and (2).

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Noteholders’ Remaining Parity Deficit Amount means, for any distribution date:

(1)	the Noteholders’ Parity Deficit Amount for the distribution date;

minus

(2)	any reduction in the notes’ aggregate principal amount on the distribution date which is funded from the spread account.

Policy means the financial guaranty insurance policy issued [Insurer] for the benefit of the noteholders.

Policy Claim Amount for any insured distribution date, equals the sum of

(1)	the excess, if any, without duplication, of:

(a)	the sum of the Noteholders’ Interest Distributable Amount and the Noteholders’ Remaining Parity Deficit Amount for the related distribution date (excluding any portion of a Noteholders’ Interest Distributable Amount due to noteholders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount, unless, [Insurer] elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Policy);

plus

(b)	if the related distribution date was the final scheduled distribution date for any class, the unpaid principal amount of the class;

minus

(c)	the sum of:

(i)	the amount actually deposited into the note distribution account on the related distribution date;

plus

(ii)	Additional Funds Available, if any, for the insured distribution date;

plus

(2)	the Noteholders’ Interest Carryover Amount, if any, which has accrued since the related distribution date.

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Pool Balance means, as of any date of determination,(1) the aggregate Principal Balance of the automobile loans, excluding all Liquidated Receivables and all Purchased Automobile Loans, at the end of the preceding calendar month; plus (2) any amounts in the pre-funding account.

Principal Balance means, for any automobile loan as of any date of determination, the sum of:

(1)	the Amount Financed;

minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan’s terms;

plus

(b)	any Cram Down Losses for the automobile loan accounted for as of that date;

plus

(2)	the accrued and unpaid interest on the automobile loan as of that date.

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Principal Distributable Amount means, for any distribution date, the amount equal to:

(1)	the sum of:

(a)	collections received on automobile loans (other than Liquidated Receivables and Purchased Automobile Loans) that are allocable to principal, including any full and partial principal prepayments,

   plus

(b)	the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Receivables during the related calendar month;

   plus

(c)	the portion of the Purchase Amount allocable to principal of all automobile loans that became Purchased Automobile Loans during the related calendar month;

   plus

(d)	at the option of [Insurer], the outstanding Principal Balance of those automobile loans that the seller or AmeriCredit was required to repurchase during the calendar month but were not repurchased;

   plus

(e)	the aggregate amount of Cram Down Losses during the related calendar month;

  plus

(f)	following acceleration of the notes and the liquidation of the issuer’s assets, the amount of money or property collected;

   minus

(2)	the Step-Down Amount, if any, for the distribution date.

Pro Forma Note Balance means, for any distribution date, the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 6 under “Description of the Purchase Agreements and the Transaction Documents — Distributions.”

Purchase Amount means, with respect to any Purchased Automobile Loan the Principal Balance as of the date of purchase.

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Purchased Automobile Loan means an automobile loan purchased as of the close of business on the last day of a collection period by the seller or AmeriCredit as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

Required Pro Forma Note Balance means, for any distribution date, a dollar amount equal to the product of:

          (1) the difference between (i) 100% and (ii) the overcollateralization amount(as defined in the spread account agreement), as the same may step down over time in accordance with the terms of the spread account agreement (such difference initially equaling [   ]%)

          multiplied by

          (2) the Pool Balance as of the end of the prior calendar month.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuer, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Note Balance;

minus

(2)	the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the notes.

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Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream or Euroclear Participants

     Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream or Euroclear Participants

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser

     Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

     (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

     Exemption for Non-U.S. Persons — Form W-8 BEN

     Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

     Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

     A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries — Form W-8BEN

     A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

     Exemption for U.S. Persons-Form W-9

     U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer’s Request for Taxpayer Identification Number and Certification.

     A U.S. Person is:

     (1) a citizen or resident of the United States;

     (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

     A Non-U.S. Person is any person who is not a U.S. person.

Prospectus Supplement
(To Prospectus dated       , 2004)

$_____________ Automobile Receivables Backed Certificates
AmeriCredit Automobile Receivables Trust 200_-_

[AFS SenSub Corp.] / [AFS Funding Trust]
Seller
[AmeriCredit Financial Services, Inc. Logo]
Servicer

You should carefully review the risk factors beginning on page S-11 of this prospectus supplement and page 11 of the accompanying prospectus. The certificates represent obligations of the issuer only and do not represent obligations of or interest in AmeriCredit Financial Services, Inc., AmeriCredit SenSub Corp. or any of their affiliates.

The issuer will issue the following securities:

	Principal	Interest	Final Scheduled
	Amount	Rate	Distribution Date
Class A Certificates	$	%	___________,200_
Class B Certificates	$	%	___________,200_

Total

The issuer make passthrough payments monthly on the [6th] of the month, subject to the business day rule set forth in this prospectus supplement. The first passthrough payment will be made on    .

	Price to	Underwriting	Proceeds to
	Public(1)	Discounts	Seller (1)(2)
Per Class A Certificates	$	%	$
Per Class B Certificates	$	%	$
Total

(1)	Plus accrued interest, if any, from , 200_.

(2)	Before deducting expenses, estimated to be $ .

Full and timely payment of scheduled payments on each distribution date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy issued by [Insurer] as described in this prospectus supplement.

[Insurer Logo]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriters]

Prospectus Supplement dated ___________, 200_.

S-1

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

     Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates, may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-I-3

Important Notice about the Information Presented in this Prospectus Supplement and the
Accompanying Prospectus

     • We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your class of certificates, and (2) this prospectus supplement, which describes the specific terms of your class of certificates.

     • This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the certificates to you unless you have received both this prospectus supplement and the prospectus.

     • If the information concerning your class of certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     • We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Where You Can Find More Information

     AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

     A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     The consolidated financial statements of [Insurer] and its subsidiaries included in, or as exhibits to, the following documents, filed by [Insurer] with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

(a)	Annual Report on Form 10-K for the year ended December 31, , and

(b)	Quarterly Report on Form 10-Q for the period ended .

S-4

     All financial statements of [Insurer], included in, or as exhibits to, documents filed by [Insurer] pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the certificates shall be deemed incorporated by reference into this prospectus supplement and to be a part hereof.

     AmeriCredit Financial Services, Inc. on behalf of the AmeriCredit Automobile Receivables Trust 200_-   hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, and each filing of the financial statements of [Insurer] included in or as an exhibit to the annual report of [Insurer] filed pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

S-5

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Issuer/Trust

AmeriCredit Automobile Receivables Trust 200_-_, or the issuer, is a Delaware statutory trust. The issuer will issue the certificates and be liable for their payment. The issuer’s principal asset will be a pool of automobile loans.

The Seller

[AFS SenSub Corp., or the seller, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.] / [AFS Funding Trust, or the seller, is a Delaware statutory trust which is a wholly-owned special-purpose subsidiary of AFS Funding Corp., a Nevada corporation which, in turn, is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.]

The Servicer

AmeriCredit Financial Services, Inc., or AmeriCredit, or the servicer, is a Delaware corporation. AmeriCredit either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. AmeriCredit will sell the automobile loans to the seller.

The Backup Servicer

[Backup Servicer], or [Backup Servicer], is a [State] corporation. [Backup Servicer] will act as backup servicer and, in the event that AmeriCredit is terminated as servicer pursuant to the terms of the pooling and servicing agreement, will be obligated to become the successor servicer to AmeriCredit.

The Insurer

[Insurer], or [Insurer], is a [State] [financial guaranty insurance company]. [Insurer] will issue a policy, which will guarantee the payment of timely interest and certain payments of principal due on the certificates but only as described in the section of this prospectus supplement titled “The Policy.”

The Trustee

[Trustee], or [Trustee], is a [State] banking corporation. [Trustee] will be the trust collateral agent.

Statistical Calculation Date

•	, 200_. This is the date that was used in preparing the statistical information used in this prospectus supplement.

S-I-6

Initial Cutoff Date

•	, 200_. The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

•	On or about , 200_.

Description of the Securities

The issuer will issue two classes of its asset backed certificates. The certificates are designated as the “Class A Certificates,” and “Class B Certificates,”

Each class of certificates will have the initial certificate principal balances, interest rates and final scheduled distribution dates listed in the following table:

Initial
Certificate
	Principal		Final Scheduled
Class	Balance	Interest Rate	Distribution Date
A	$	%	, 20
B	$	%	, 20

The certificates will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The certificates will not be listed on any securities exchange.

You may hold your certificates through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The certificates will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled “The Trust Property.”

Distribution Dates

•	For as long as AmeriCredit is the servicer:

The distribution date will be the [sixth] day of each month, subject to the business day rule set forth below, commencing on , 200_.

•	If AmeriCredit is no longer the servicer:

The distribution date will become the [twelfth] day of each month.

•	Insured distributions:

The insured distribution date, which is the date on which [Insurer] will make payment of any unpaid interest and certain payments of principal due on the certificates on the immediately preceding distribution date, will be the [twelfth] day of each month, subject to the business day rule set forth below.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Interest

Interest on the certificates of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the closing date.

[Interest on the [Class A Certificates] will be calculated on an “actual/360” basis. Interest on the [Class B Certificates] will be calculated on a “30/360” basis.]

Principal

•	Principal of the certificates will be payable on each distribution date in an amount equal to

(1)	100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the amount of overcollateralization required by [Insurer], plus

(2)	the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the certificates, paying other expenses, and depositing to the spread account the amount required by [Insurer], which will be used to pay principal on the certificates on that distribution date, but only as necessary to [build and] maintain the amount of overcollateralization required by [Insurer].

•	The outstanding principal balance of the certificates of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The principal payments will be allocable between the Class A Certificates and the Class B Certificates pro rata, and paid to the individual certificateholder in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

Sequential Pay Feature

On each distribution date, the issuer will pay principal and interest in the following priority:

•	First, to the Class A Certificateholders, the Class A Certificate interest;

•	Second, to the Class A Certificateholders, the Class A Certificateholders principal;

•	Third, to the Class B Certificateholders, the Class B Certificate interest; and

•	Fourth, to the Class B Certificateholders, the Class B Certificate principal

The Trust Property

The issuer’s assets will principally include:

•	a pool consisting primarily of “sub-prime” automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

•	collections on the automobile loans received after , 200_;

•	the security interests in the vehicles securing the automobile loan pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	an assignment of the seller’s rights against manufacturers, dealers or other originators under agreements between the servicer and the related manufacturer, dealer or other originator;

•	an assignment of the seller’s rights against third-party lenders under agreements between the servicer and third-party lenders;

•	amounts held in the pre-funding account, the collection account, the lockbox account, the certificate distribution account and the capitalized interest account;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers or by third-party lenders and then acquired by AmeriCredit or motor vehicle loans originated by AmeriCredit directly with consumers. The automobile loans were made primarily to individuals with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile loans in the pool as of , 200_. The statistical distribution of the characteristics of the automobile loan pool as of the initial cutoff date, which is , 200_, will vary somewhat from the statistical distribution of those characteristics as of , 200_, although that variance will not be material.

•	As of , 200 the automobile loans in the pool have:

– an aggregate principal balance of $ ;

– a weighted average annual percentage rate of approximately %;

– a weighted average original maturity of approximately months;

– a weighted average remaining maturity of approximately months; and

– an individual remaining term of not more than [ ] months and not less than [ ] months.

•	As of , 200 the automobile loans in the pool are expected to have an aggregate principal balance of approximately $ , which provides approximately % of initial overcollateralization.

•	[Up to % of the automobile loans may have a scheduled payment that is between and days past due.]

Pre-funding Feature

Approximately $   of the proceeds of the certificates will be held by [Collateral Agent] in a pre-funding account, and will be used to purchase additional automobile loans from the seller. The issuer will purchase the additional automobile loans from time to time on or before    , 200_, from funds on deposit in this account.

These additional automobile loans will also have been originated by AmeriCredit, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.

The Insurance Policy

On the day of the closing, [Insurer] will issue a financial guaranty insurance policy for the benefit of the certificateholders. Under this policy, [Insurer] will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the certificates during the term of the policy, but only as described in the section of this prospectus supplement titled “The Policy.”

Subject to the terms of the financial guaranty insurance policy, the policy guarantees:

•	monthly interest on the certificates;

•	principal of each certificate on its final scheduled distribution date;

•	certain limited principal payments of the certificates on any distribution date that the outstanding principal balance of the certificates exceeds the aggregate receivables balance and amounts on deposit in the spread account (if any, after giving effect to certain specified payments) in order to maintain parity; and

•	subject to certain conditions, any payments previously distributed to the certificateholders that must be returned as preference payments to a trustee in bankruptcy.

If, on any distribution date, the certificateholders would not otherwise receive the full amount of certain payments then due to them as described under "Description of Purchase Agreements and the Transaction Documents — Distributions”, the shortfall will be paid on such distribution date from funds available in a spread account and, if sufficient funds are not available to be drawn from the spread account, on the [twelfth] day of the month, the remainder will be paid on the insured distribution date from the proceeds of a drawing under the policy in accordance with its terms.

Redemption

•	Optional redemption:

The [Class A and Class B] Certificates then outstanding may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile loan pool. This can only occur after the Pool Balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the certificates of each class then outstanding plus accrued and unpaid interest plus any amounts remaining unpaid to the [Insurer] under the insurance agreement. [Insurer’s] consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the financial guaranty insurance policy.

•	Mandatory redemption:

Upon declaration of an event of default under the indenture, the certificates may be accelerated and subject to immediate payment at par, plus accrued interest. So long as [Insurer] is not in default, the power to declare an event of default will be held by [Insurer]. The policy issued by [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Insurer] elects, in its sole discretion, to pay those amounts in whole or in part.

•	If the pre-funding account is not depleted:

•	Each class of certificates will be redeemed in part in the event that any pre-funding account moneys remain unused on , 200_. The principal amount of each class of certificates to be redeemed will be an amount equal to that class’ pro rata share of the remaining amount.

Sale of Automobile Loans

The servicer may direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the pooling and servicing agreement. In no event may more than 20% of the initial number of automobile loans in the pool be sold by the issuer in this manner.

Federal Income Tax Consequences

For federal income tax purposes:

•	Dewey Ballantine LLP, tax counsel, is of the opinion that the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

•	Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the automobile loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations in the case of such owners who are individuals, trusts or estates, beneficial owners may deduct their pro rata share of reasonable servicing and other fees.

•	Dewey Ballantine LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus and is of the opinion that such discussions as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the certificates. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a certificate.

Rating of the Certificates

The certificates must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service and Fitch Inc. in order to be issued:

Rating
Class	S&P	Moody’s	Fitch
A	[A-1+]	[Prime-1]	[F1+]
B	[AAA]	[Aaa]	[AAA]

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the certificates and the extent to which the ratings depend on the insurance policy.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the certificates:

AmeriCredit may be unable to originate enough automobile loans to use all money on deposit in the pre-funding account and you may therefore be exposed to reinvestment risk.	The ability of AmeriCredit to originate sufficient additional automobile loans may be affected by a variety of social and economic factors including:

•	interest rates;

•	unemployment levels;

•	the rate of inflation; and

•	consumer perception of economic conditions generally.

If AmeriCredit does not originate sufficient additional automobile loans to use all money on deposit in the pre-funding account by , 200_, a mandatory redemption of a portion of the certificates could result.

If a mandatory redemption occurs, you will receive a principal prepayment. You will bear the risk of reinvesting any prepayment.

If you are repaid principal on the certificates earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your certificates. Your certificates may amortize more quickly than expected for a variety of reasons.

We cannot predict the rate at which the certificates will amortize.	Your certificates may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loans. The rate of prepayments may be influenced by a variety of factors including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without AmeriCredit’s consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and AmeriCredit are obligated to purchase automobile loans as a result of breaches of representations and/or covenants. In any of these cases, the automobile pool would amortize more quickly than expected and the certificates would also amortize more quickly as a result.

Second, the certificates contain an overcollateralization feature that could result in accelerated principal payments to certificateholders, and that results in a faster amortization of the certificates than of the automobile loan pool. [If the required overcollateralization level is reduced, either at the [Insurer’s] discretion or if certain trust performance triggers are met on or after the 24th distribution date, principal collections which would otherwise be paid through to certificateholders may be released to the seller instead, resulting in a slower amortization of the certificates than of the automobile loan pool.]

Third, the servicer, has the right to direct the issuer to sell automobile loans that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the pooling and servicing agreement; provided, that such sale may not exceed 20% of the initial number of automobile loans in the pool.

Finally, the servicer has the right, to purchase the automobile loans remaining in the automobile loan pool when the automobile loan Pool Balance is 10% or less of the original automobile loan pool balance. If this right is exercised by the servicer, you may be paid principal on the certificates earlier than you expected.

If you are repaid principal on the certificates earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your certificates.

Geographic concentrations of automobile loans may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of , 200 obligors with respect to approximately %, % and % of the automobile loans based on the automobile loans’ remaining principal balance were located in the states of , and respectively.

No other state accounts for more than _% of the

automobile loans as of , 200_.

The Class B Certificates are subordinated certificates, and the risk of loss or delay in distributions is greater than on the Class A Certificates.	Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions on distribution date unless the full amount of interest and principal due on the Class A Certificates on that distribution date has been distributed to the Class A Certificateholders. This subordination has the effect of increasing the likelihood of payment on the Class A Certificates and therefore decreasing the likelihood of payment on the Class B Certificates.

The certificates are asset-backed debt and the issuer has only limited assets.	The sole sources for repayment of the certificates are payments on the automobile loans, amounts on deposit in the pre-funding account, other cash accounts held by [Trust Collateral Agent] and payments made under the insurance policy. The money in the pre-funding account will be used solely to purchase additional automobile loans and is not available to cover losses on the automobile loan pool. Additionally, the capitalized interest account is designed to cover obligations of the issuer relating to that portion of its assets not invested in the automobile loan pool and is not designed to provide protection against losses on the automobile loan pool. Furthermore, if [Insurer] defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [Insurer] to make payments on the certificates.

Ratings on the certificates are dependent upon [Insurer]’s creditworthiness.	The ratings of the certificates will depend primarily on the creditworthiness of [Insurer] as the provider of the financial guaranty insurance policy relating to the certificates. There is a risk that if [Insurer]’s claims-paying ability ratings are reduced, the rating agencies may reduce the certificates’ ratings.

Events of default under the pooling and servicing agreement may result in an acceleration.	So long as [Insurer] shall not have defaulted and so long as any default by [Insurer] is not continuing, following the occurrence of an event of default under the pooling and servicing agreement, [Collateral Agent], as trustee, will continue to submit claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with respect to the certificates on the [twelfth] day of each month. Following the occurrence of an event of default under the pooling and servicing agreement, [Insurer] may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part, and pay all or any portion of the outstanding amount of the certificates, plus any accrued interest on that portion of the certificates that is paid. The policy issued by the [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless the [Insurer] elects, in its sole discretion, to pay those amounts.

Use of Proceeds

     The issuer will use the proceeds from issuing the certificates to:

     • pay the seller, who will, in turn, pay AmeriCredit the purchase price for the automobile loans;

     • deposit the pre-funded amount into the pre-funding account;

     • fund the spread account; and

     • fund the capitalized interest account.

     The seller or its affiliates may use the net proceeds to pay their debt, including “warehouse” debt and related expenses secured by the automobile loans prior to their sale to the issuer. This “warehouse” debt and related expenses may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

The Servicer

     AmeriCredit Financial Services, Inc. is a wholly-owned, and the primary operating,subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit’s executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

     AmeriCredit purchases automobile loans which are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. All automobile loans purchased or originated by AmeriCredit are serviced by AmeriCredit. AmeriCredit will sell and assign the automobile loans to the seller.

     AmeriCredit will service the automobile loans and will be compensated for acting as the servicer. In its capacity as servicer, AmeriCredit will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, AmeriCredit will stamp the automobile loans to reflect their sale and assignment to the issuer.

     As long as AmeriCredit is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including California, Texas, Florida and Pennsylvania. See “Certain Legal Aspects of the Automobile Loans” in the accompanying prospectus.

The Seller

     [AFS SenSub Corp., AmeriCredit’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The seller’s address is 2265B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119; telephone (702) 932-4914.]/[AFS Funding Trust is a Delaware statutory trust formed under a trust agreement dated as of October 19, 1999, as amended and restated as of August 15, 2002, and is a wholly-owned subsidiary of AFS Funding Corp., a Nevada corporation. The seller’s address is E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266; telephone (302) 636-3305.]

     The seller was originally formed for the purpose of holding residual certificates and spread accounts relating to previous AmeriCredit transactions insured by [Insurer]. The amended and restated trust agreement expands the permissible activities of the seller to also include the purchasing of automobile loans from AmeriCredit and transferring the automobile loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that the bankruptcy of AmeriCredit will not result in the consolidation of the seller’s assets and liabilities with those of AmeriCredit. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if AmeriCredit was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate existence of the seller and to require the consolidation of the seller’s assets and liabilities with those of AmeriCredit. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of AmeriCredit.

     Delays in distributions on the certificates and possible reductions in distribution amounts could occur if a court decided to consolidate the seller’s assets with those of AmeriCredit, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Issuer

     The issuer is a Delaware statutory trust formed under a pooling and servicing agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

     • acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

     • selling automobile loans from time to time, as directed by the servicer, in accordance with the provisions of the pooling and servicing agreement;

     • issuing the certificates;

     • making payments on the certificates; and

     • engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

     The issuer will use the proceeds from the initial sale of the certificates to purchase the initial automobile loans from the seller and to fund the deposits in the pre-funding account, the spread account maintained for the benefit of [Insurer], and the capitalized interest account.

     The sale of the automobile loans by the seller to the issuer will be treated as a financing rather than as a sale for accounting purposes. The seller will represent and warrant that the trust collateral agent, acting on behalf of the certificateholders, will have a first priority perfected security interest in the automobile loans by reason of the filing of a UCC-1 financing statement by the issuer in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent.

     The issuer’s principal offices are in Wilmington, Delaware, in care of [Trustee] at the address listed below.

The Trustee

     [Trustee] will be the trustee under the pooling and servicing agreement. [Trustee] is a [State] banking corporation, the principal offices of which are located at [Address].

The Trust Property

     The trust property will include, among other things, the following:

• automobile loans secured by new and used automobiles, light duty trucks and vans;

• moneys received (a) for the initial automobile loans, after the initial cutoff date, or (b) for the subsequent automobile loans, after the related cutoff date;

• amounts that may be held in the lockbox account, the collection account, the pre-funding account, the certificate distribution account and the capitalized interest account;

• the security interests and in the financed vehicles granted by obligors;

• an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

• an assignment of the rights of the seller against third-party lenders under agreements between the servicer and third-party lenders;

• an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

• an assignment of all rights to proceeds from liquidating the automobile loans;

• the automobile loan files;

• other rights under the transaction documents; and

• all proceeds from the items described above.

     The trust property also will include an assignment of the seller’s rights against the servicer for breaches of representations and warranties under a purchase agreement.

     The initial automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the certificates and will then be purchased by the issuer from the seller on the date of the issuance of the certificates. The issuer will purchase additional automobile loans and related property from the seller on or before    200_, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.

     The initial automobile loans were originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit’s credit policies for assignment to AmeriCredit. The initial automobile loans originated by dealers and third-party lenders have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. The subsequent automobile loans were or will be originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit’s credit policies for assignment to AmeriCredit. The subsequent automobile loans originated by dealers and third-party lenders have been or will have been assigned to AmeriCredit and evidence or will evidence the indirect financing made to the obligor. AmeriCredit’s agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

     Under the pooling and servicing agreement, the issuer will grant a security interest in the trust property to the trust collateral agent for the trustee’s benefit on the certificateholders’ behalf and for the benefit of [Insurer] in support of the obligations owed to [Insurer]. Any proceeds of the trust property will be distributed according to the pooling and servicing agreement. [Insurer] will be entitled to the distributions only after payment of amounts owed to, among others, the certificateholders have been made.

AmeriCredit’s Automobile Financing Program

     Through its branch offices and marketing representatives, AmeriCredit provides funding which allows franchised and independent automobile dealers to finance their customers’ purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also purchases automobile loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to AmeriCredit ‘s credit policies, and AmeriCredit then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. AmeriCredit also services the automobile loans that it originates and purchases.

     AmeriCredit ‘s lending programs are designed to serve consumers who have limited access to traditional automobile financing. Typical borrowers have modest incomes or have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. AmeriCredit also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

     AmeriCredit has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom AmeriCredit has entered into appropriate purchase agreements. While AmeriCredit finances purchases of new automobiles, a substantial majority of AmeriCredit ‘s automobile loans are for used automobiles.

     Of the loans AmeriCredit purchased during the [year/   months] ended    , 200_:

• manufacturer-franchised dealers with used automobile operations originated approximately    % of the automobile loans;

• independent dealers specializing in used automobile sales originated approximately    % of the automobile loans; and

• The servicer purchased loans from    dealers during the [year/   months] ended    , 200_.

     Automobile loans are generally purchased by AmeriCredit without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to AmeriCredit if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, AmeriCredit typically charges an acquisition fee when it purchases the automobile loans from dealers. Additionally, dealers and third-party lenders typically make representations to AmeriCredit as to the automobile loan’s validity and compliance with relevant laws, and agree to indemnify AmeriCredit against any claims, defenses and set-offs that an obligor may assert against AmeriCredit because of an automobile loan’s assignment.

     As of    , 200_, AmeriCredit operated    branch offices in    states. These branch offices solicit dealers for automobile loans and maintain AmeriCredit’s relationship with the dealers in the branch office’s geographic vicinity. AmeriCredit also has marketing representatives covering markets where AmeriCredit does not have a branch.

     See “AmeriCredit’s Automobile Financing Program” in the accompanying prospectus for a description of the servicer’s contract acquisition, servicing and collection practices.

The Automobile Loans

General

     AmeriCredit purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated loans directly to consumers. The automobile loans were made to obligors with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Eligibility Criteria

     The automobile loans were or will be selected according to several criteria, including those specified under “AmeriCredit’s Automobile Financing Program — Automobile Loan Acquisition” in the accompanying prospectus. In addition, as of the initial cutoff date the initial automobile loans were selected from AmeriCredit’s portfolio of sub-prime automobile loans based on the following criteria:

(a) each initial automobile loan had a remaining maturity of not more than [_] months;

(b) each initial automobile loan had an original maturity of not more than [   ] months;

(c) each initial automobile loan had a remaining Principal Balance (as defined in the Glossary) of at least $   and not more than $   ;

(d) each initial automobile loan has an annual percentage rate of at least    % and not more than    %;

(e) no initial automobile loan was more than [   ] days past due, [except for certain automobile loans which may have been between [   ] and [   ] days past due (and for none of which did the obligor fail to make its first scheduled payment nor did the servicer make any extensions or modifications except as permitted by the pooling and servicing agreement) and that have an aggregate Principal Balance of up to [   ]% of the initial principal amount of the certificates]; and

(f) neither AmeriCredit, any dealer, nor any third-party lender nor anyone acting in their behalf advanced funds to cause any initial automobile loan to qualify under clause (e) above;

     During the funding period, AmeriCredit will sell the subsequent automobile loans to the seller and the seller will then sell them to the issuer. AmeriCredit anticipates that the aggregate Principal Balance of the subsequent automobile loans will equal approximately $   . The issuer will pay the seller the outstanding Principal Balance of the subsequent automobile loans as of their respective subsequent cutoff dates. In turn, the seller will forward to AmeriCredit the funds that it receives from the issuer for the subsequent automobile loans. The issuer will use the funds in the pre-funding account for the purpose of purchasing the subsequent automobile loans.

     No transfer of subsequent automobile loans to the issuer will be made unless:

(a)	as of each subsequent cutoff date, each subsequent automobile loan and/or the subsequent financed vehicle related to that subsequent automobile loan satisfy the automobile loan eligibility criteria specified under “The Automobile Loans” in the accompanying prospectus and the criteria listed in this prospectus supplement in clauses (a) through (f) above regarding the initial automobile loans;

(b)	So long as no insurer default shall have occurred and be continuing, [Insurer] has approved the transfer of the subsequent automobile loans transfer to the issuer;

(c)	neither AmeriCredit nor the seller has selected the subsequent automobile loans in a manner that either of them believes is adverse to the interests of [Insurer] or the certificateholders;

(d)	AmeriCredit and the seller deliver certain opinions of counsel regarding the validity of the subsequent automobile loan transfer; and

(e)	Standard & Poor’s confirms that the ratings on the certificates have not been withdrawn or reduced because of the subsequent automobile loans transfer to the issuer.

     Because the subsequent automobile loans may be originated after the initial automobile loans, the automobile loan pool’s characteristics after the transfer of subsequent automobile loans to the pool may vary from the initial automobile loan pool’s characteristics.

     In addition, the issuer’s obligation or right to purchase the subsequent automobile loans is subject to the condition that all of the automobile loans held by the issuer, including the subsequent automobile loans to be transferred, meet the following criteria after the transfer of the subsequent automobile loans:

(a)	the automobile loans’ weighted average annual percentage rate is not less than %;

(b)	the automobile loans’ weighted average remaining term on the subsequent cutoff date is not greater than [ ] months; and

(c)	not more than % of the obligors on the automobile loans reside in Texas, Florida and California.

     The criteria in clauses (a) and (b) will be based on the characteristics of:

•	the initial automobile loans on the initial cutoff date; and

•	all of the automobile loans, including the subsequent automobile loans, on the related subsequent cutoff date.

     The criteria in clause (c) will be based on the obligor’s mailing addresses as of:

•	the initial cutoff date for the obligors on the initial automobile loans and;

•	the related subsequent cutoff dates for the subsequent obligors on the subsequent automobile loans.

     Following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans held by the issuer may vary from the initial pool of automobile loans in the following respects:

•	composition of the automobile loans;

•	geographic distribution of the automobile loans;

•	distribution by remaining Principal Balance;

•	distribution by APR;

•	distribution by remaining term; and

•	distribution of the automobile loans secured by new and used vehicles.

Composition

     The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date which is    , 200_.

• As of the statistical calculation date, the initial automobile loans in the statistical pool had an aggregate Principal Balance of $   .

• As of the initial cutoff date, initial automobile loans are expected to have an aggregate Principal Balance of approximately $   .

     AmeriCredit will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date which is    , 200_. In addition,

some amortization of the automobile loans will have occurred since the statistical calculation date and some automobile loans included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loans and therefore will not be included in the automobile loan pool. As a result, the statistical distribution of characteristics of the automobile loan pool as of the initial cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although the variance will not be material.

     The automobile loan pool’s composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

Composition of the Initial Automobile Loans

as of the Statistical Calculation Date

	New	Used	Total
Aggregate Principal Balance,(1)
Number of Automobile Loans
Percent of Aggregate Principal Balance
Average Principal Balance
Range of Principal Balances
Weighted Average APR(1)
Range of APRs
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average Original Term
Range of Original Terms

(1)	Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the Receivables may not be equivalent to the contracts’ aggregate yield on the Aggregate Principal Balance.

Distribution of the Initial Automobile Loans by APR

as of the Statistical Calculation Date

Distribution of the
Initial Automobile						% of Total
Loans by APR as			Aggregate	% of Aggregate	Number of	Number of
of the Statistical			Principal	Principal	Automobile	Automobile
Calculation Date			Balance(1)	Balance(2)	Loans	Loans
[6.000%	-	6.999%
7.000%	-	7.999%
8.000%	-	8.999%
9.000%	-	9.999%
10.000%	-	10.999%
11.000%	-	11.999%
12.000%	-	12.999%
13.000%	-	13.999%
14.000%	-	14.999%
15.000%	-	15.999%
16.000%	-	16.999%
17.000%	-	17.999%
18.000%	-	18.999%
19.000%	-	19.999%
20.000%	-	20.999%
21.000%	-	21.999%
22.000%	-	22.999%
23.000%	-	23.999%
24.000%	-	24.999%
25.000%	-	25.999%
26.000%	-	26.999%
27.000%	-	27.999%
28.000%	-	28.999%
29.000%	-	29.999%]

TOTAL				100%		100%

(1)	Aggregate Principal Balances include some portion of accrued interest. Indicated APR’s represent APR’s on principal balance net of such accrued interest.

(2)	Percentages may not add to 100% because of rounding.

Distribution of the Initial Automobile Loans by Geographic Location

of Obligor as of the Statistical Calculation Date

	Aggregate	% of Aggregate		% of Total
	Principal	Principal	Number of	Number of
State	Balance(1)	Balance(2)	Automobile Loans	Automobile Loans
[Alabama
Arizona
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin]
Other(3)

Total	$	100.00%		100.00%

(1)	Aggregate Principal Balances include some portion of accrued interest.

(2)	Percentages may not add to 100% because of rounding.

(3)	States with Aggregate Principal Balances less than $1,000,000.

     The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the automobile loan’s entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

     Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

     The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

Yield and Prepayment Considerations

     Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

     The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan may sell or transfer that automobile loan without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit’s assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the certificateholders.

     The rate of payment of principal of the certificates will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of certificates could occur significantly earlier than the date on which the final distribution date for that class of certificates is scheduled to be paid. Any risk resulting from early payment of the certificates will be borne solely by the certificateholders.

     Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

     The tables below which are captioned “Percent of Initial Certificate Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

• the trust property includes [three] pools of automobile loans with the characteristics set forth in the following table;

• all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

• each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

• the initial principal amounts of each class of certificates are equal to the initial principal amounts set forth on the front cover of this prospectus supplement;

• interest accrues during each interest period at the following assumed coupon rates: Class A Certificates,    %; and Class B Certificates,    %;

• payments on the certificates are made on the [sixth] day of each month;

• the certificates are purchased on    , 200   ;

• the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

• the first due date for each automobile loan is the last day of the month of the assumed cutoff date for that automobile loan as set forth in the following table;

• [certain trust performance triggers are met and the target overcollateralization level decreases (i) by 1.0%, from [   ]% to [   ]%, on the 24th distribution date, (ii) by 1.0%, from [   ]% to [   ]%, on the 30th distribution date and (iii) by 1.0%, from [   ]% to [   ]%, on the 36th distribution date;]

• all of the pre-funding account money is used to purchase additional automobile loans;

• the servicer exercises its “clean-up call” option to purchase the automobile loans at the earliest opportunity;

• accelerated principal will be paid on each class of the certificates on each distribution date as necessary to build and maintain the overcollateralization required by [Insurer]; and

• the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer, and the net APR is further reduced by the fees due to the trustee, the backup servicer and [Insurer].

Remaining
	Aggregate			Term to
	Principal		Assumed	Maturity	Seasoning
Pool	Balance	Gross APR	Cutoff Date	(in Months)	(in Months)
1	$	%	_______, 200_	—	—
2	$	%	_______, 200_	—	—
3	$	%	_______, 200_	—	—
Total	$

     The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of certificates that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of certificates if the same percentages of ABS are assumed.

     The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loans will prepay at a constant level of ABS until maturity or that all of the automobile loans will prepay at the same level of ABS. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of certificates.

     The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of certificates is determined by:

•	multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificate to the related distribution date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of the certificate.

PERCENT OF INITIAL CERTIFICATE PRINCIPAL
BALANCE AT VARIOUS ABS PERCENTAGES

	Class A Certificates				Class B Certificates
Distribution Date	[0.00%]	[1.00%]	[1.70%]	[2.50%]	[0.00%]	[1.00%]	[1.70%]	[2.50%]
Closing Date

Weighted Average Life(years)

Delinquency and Loan Loss Information

     The following tables provide information relating to AmeriCredit’s delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in AmeriCredit ‘s portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for inclusion in this securitization.

     AmeriCredit’s net charge-offs as an annualized percentage of average managed receivables outstanding may vary from period to period based upon the average age or seasoning of the portfolio and economic factors. As reflected below, AmeriCredit’s net charge-off percentage remained elevated during the 2003 and 2004 fiscal year-end periods. However, the increase in the June 30, 2004 fiscal year-end net charge-off percentage resulted primarily from the change in repossession charge-off policy implemented during the quarter ended December 31, 2003. AmeriCredit now charges off accounts when the automobile is legally available to be liquidated at auction. Previously, accounts were charged off at the time that repossessed inventory was liquidated at auction. The annualized net charge-off percentage for the quarter ended June 2004 was 5.1%, which was lower than the 7.4% annualized net charge-off rate for the quarter ended June 2003. This decrease was largely due to a stronger used car auction market and improved credit performance on automobile loans originated since February 2003.

     Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the loan. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

     During periods of economic slowdown or recession, delinquencies, defaults, repossessions, deferrals and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because AmeriCredit focuses on sub-prime borrowers, the actual rates of delinquencies, defaults, repossessions, deferrals and losses on these loans are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn. As of June 30, 2004, approximately 30% of AmeriCredit’s managed receivables had received a payment deferral, thereby allowing an obligor to move a delinquent payment to the end of the loan period, usually by paying a fee that is calculated in a manner specified by applicable law. Periodic information relating to deferrals is not presented in the following tables.

     We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

Delinquency Experience

     Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. [To be updated quarterly.] All dollar amounts are in thousands of dollars.

	[Year/Quarter Ended]				[Year/Quarter Ended]
	200_		200_		200_		200_
	Number of		Number of		Number of		Number of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount
Portfolio at end of period(1)
Period of Delinquency(2)
31-60 days(3)
61-90 days
91 days or more

Total Delinquencies
Repossessed Assets(4)

Total Delinquencies and Repossessed Assets

Total Delinquencies as a Percentage of the Portfolio
Total Repossessed Assets as a Percentage of the Portfolio(4)

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio

(1)	All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest.

(2)	AmeriCredit considers a loan delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3)	Amounts shown do not include loans which are less than 31 days delinquent.

(4)	Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

Loan Loss Experience
(dollars in thousands)

	[Year/Quarter Ended]		[Year/Quarter Ended]
	200_	200_	200_	200_
Period-End Principal Outstanding(1)
Average Month-End Amount Outstanding During the Period(1)
Net Charge-Offs(2 (4)
Net Charge-Offs as a Percentage of Period-End Principal Outstanding(3)(4)
Net Charge-Offs as a Percent of Average Month-End Amount Outstanding(3)(4)

(1)	All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest.

(2)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(3)	Results for the three months ended , are annualized.

(4)	Beginning with the quarter ended December 31, 2003, AmeriCredit revised its repossession charge-off policy. AmeriCredit now charges off accounts when the automobile is repossessed and legally available for disposition. Previously, AmeriCredit charged off accounts at the time that repossessed inventory was liquidated at auction.

The Insurer

[Information in this section will be provided by each individual insurer on a deal by deal basis]

Description of the Certificates

General

     The issuer will issue the certificates under a pooling and servicing agreement a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the certificates and the pooling and servicing agreement. The summary does not purport to be complete and is subject to all the provisions of the certificates and pooling and servicing agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related pooling and servicing agreement described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

     The issuer will offer the certificates in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the certificates will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. See “Description of the Securities — Book-Entry Registration” in the accompanying prospectus and Annex A in this prospectus supplement.

     The Class A Certificateholders are entitled to receive, on each distribution date, the Class A Percentage of the Certificateholders’ Distributable Amount at the Class A pass-through rate on the Class A principal balance. Subject to the prior rights of the Class A Certificateholders, the Class B Certificateholders are entitled to receive, on each distribution date, the Class B Percentage of the Certificateholders’ Distributable Amount plus interest at the Class B pass through rate on the Class B principal balance.

     The Certificates represent beneficial ownership interests in the issuer. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately    %, which is the Class A Percentage of the issuer and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately    %, which is the Class B Percentage of the issuer.

     Distribution Dates

     The certificates will pay interest and principal on the [sixth] day of each month —, or, if the [sixth] day is not a business day, on the next following business day. The first distribution date will be    , 200   . Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date. If the backup servicer or another successor servicer becomes the servicer, the distribution date will become the [twelfth] day of each month, or if the [twelfth] day is not a business day, the next following business day.

     Unpaid interest and principal on the certificates that are required to be paid by [Insurer] will be made on the [twelfth] day of each month, or, if the [twelfth] day is not a business day, the next following business day.

     A business day is a day other than a Saturday, Sunday a day on which the offices of the [Insurer] are closed, or other day on which commercial banks located in the Fort Worth, Texas, Delaware or New York City or the city in which the corporate trust office of the trustee under the trust agreement is authorized or obligated to be closed.

               The final scheduled distribution dates are as follows:

•	for the Class A Certificates, the , 200 ; and

•	for the Class B Certificates, the , 200 .

Payments of Interest

     Interest on the certificates will be distributable monthly on each distribution date, commencing on    , 200   , in an amount equal to interest accrued during the applicable accrual period, as defined below, at the certificate rate on the outstanding principal balance for certificates. The per annum rate of interest accruing on the certificates of each class is referred to as the pass-through rate for that class certificates. The pass-through rate for the Class A Certificates is    %, and the pass-through rate for the Class B Certificates is    %.

     Interest on each class of certificates will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid — or, in the case of the first distribution date, from and including the closing date but excluding, the following distribution date. In the case of the first distribution date, the interest period shall be    days for the Class A Certificates and    days for the Class B Certificates. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date — or, in the case of the first distribution date, as of the closing date.

     However, if the principal amount of a class is further reduced by a principal payment on the insured distribution date, then interest shall accrue:

•	from and including the distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the distribution date — or, in the case of the first distribution date, as of the closing date; and

•	from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date.

     Amounts available under the insurance policy are available to pay the certificate interest only to the extent that such funds are not paid from the Available Funds (as defined in the Glossary) or from amounts withdrawn from the spread account.

     For any distribution date, interest due but not paid on that distribution date or on the related insured distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the [Class A Certificates] will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the [Class B Certificates] will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     For any distribution date, the trustee will pay interest on the certificates from the certificate distribution account after paying accrued and unpaid fees and expenses of the trustee, and the backup servicer, the issuer’s other administrative fees, in each case subject to the caps set forth in the pooling and servicing agreement, and the servicing fees. See “Description of the Purchase Agreements and the Transaction Documents — Distributions” in this prospectus supplement.

Payments of Principal

     On any distribution date, other than the final scheduled distribution date for any class of certificates, the amount of principal that was collected on the automobile loans, and if necessary, certain amounts of excess interest that were collected on the automobile loans will be available to make distributions of principal to certificateholders in an amount equal to the Certificateholders’ Principal Distributable Amount (as defined in the Glossary). Of that Certificateholders’ Principal Distributable Amount, the actual amount that will be distributed to the certificateholders will equal:

(1)	the Certificateholders’ Monthly Principal Distributable Amount (as defined in the Glossary);

plus

(2)	Certificateholders’ Principal Carryover Amount (as defined in the Glossary) as of that distribution date.

     Additionally, certificateholders may receive payment of a Certificateholders’ Accelerated Principal Amount on certain distribution dates. These principal payments will be allocable between the Class A Certificates and the Class B Certificates pro rata, and will be paid to the certificateholders in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

     Amounts available from the spread account and under the insurance policy are available to pay the certificate principal only in two circumstances:

•	in the event that the certificate principal balance would otherwise exceed the Pool Balance (as defined in the Glossary), to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the certificates to the level where it equals the Pool Balance ; and

•	to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

     Prior to any draw being made on the policy, amounts on deposit in the spread account will be available to pay the certificate principal in these same two circumstances. Furthermore, amounts on deposit in the spread account that are in excess of the required amount are available to pay accelerated principal on each class of the certificates on each distribution date as necessary to maintain the overcollateralization required by [Insurer].

     In addition, any outstanding principal balance of any class of certificates that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of certificates is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Mandatory Redemption

     If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of certificates will be redeemed in part on the mandatory redemption date. The amount of each class to be prepaid from the remaining pre-funded moneys will be equal to that class’ pro rata share of those moneys, based on the respective current principal amount of each class of certificates. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that balance will be applied exclusively to reduce the outstanding principal balance of the class of certificates then entitled to receive principal distributions.

Optional Redemption

     On any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, any certificates that are still outstanding, may be redeemed in whole, but not in part, as described in the accompanying prospectus under “Description of the Trust Agreements — Termination.” This redemption will cause the early retirement of the redeemed certificates. The redemption price will equal the unpaid principal amount of the certificates being redeemed, plus accrued and unpaid interest, plus any amounts remaining unpaid to [Insurer] under the insurance agreement. [Insurer’s] consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the financial guaranty insurance policy.

Events of Default

     Unless an insurer default shall have occurred and be continuing, events of default under the pooling and servicing agreement will consist of those events listed below as “Insurance Agreement Pooling and Servicing Agreement Cross Defaults.” These events will constitute an event of default under the pooling and servicing agreement only if [Insurer] delivers to the trustee and does not rescind a written notice specifying that any insurance agreement pooling and servicing agreement cross default constitutes an event of default under the pooling and servicing agreement.

     Insurance Agreement Pooling and Servicing Agreement Cross Defaults consist of:

•	a demand for payment under the policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer;

•	the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

•	on any insured distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus the Deficiency Claim Amount for the related distribution date, any amounts listed in clauses 2, 3, 4 and 5 under “Description of the Purchase Agreements and the Transaction Documents — Distributions” in this prospectus supplement has not been paid in full; and

•	any failure to observe or perform in any material respect any other covenants or agreements in the pooling and servicing agreement, or any representation or warranty of the issuer made in the pooling and servicing agreement or in any certificate or other writing delivered under or in connection with the pooling and servicing agreement proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the trustee by [Insurer].

     For any determination date, the Deficiency Claim Amount is the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum, without duplication, of:

(1)	any shortfall in the full payment of amounts described in clauses 2, 3, 4 and 6 under “Description of the Purchase Agreements and the Transaction Documents — Distributions”;

plus

(2)	the Certificateholders’ Parity Deficit Amount (as defined in the Glossary), if any, for the distribution date;

plus

(3)	if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class, to the extent that the amount is available on the related insured distribution date according to the provisions governing the spread account.

     Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, [Insurer] will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at [Insurer’s] discretion. [Insurer] also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the trustee for distribution to certificateholders. [Insurer] may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the certificates, unless the event of default arose from a claim on the policy or from the issuer’s bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the pooling and servicing agreement, [Insurer] may elect to pay all or any portion of the outstanding amount of the certificates, plus accrued interest on the certificates. See "The Policy” in this prospectus supplement.

Description of the Purchase Agreements
and the Transaction Documents

     The following summary describes material terms of the purchase agreements, any subsequent purchase agreement, and the transaction documents including the pooling and servicing agreement, any subsequent transfer agreement and the pooling and servicing agreement. The issuer has filed forms of the purchase agreements and the transaction documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the transaction documents. The following summary supplements the description of the general terms and provisions of the trust agreements, which was detailed in the accompanying prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale, Assignment and Servicing of Automobile Loans

     On or prior to the closing date, or, with respect to subsequent automobile loans, the related subsequent transfer date, AmeriCredit will enter into a purchase agreement with the seller under which AmeriCredit will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, AmeriCredit will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the applicable cutoff date. On or prior to the closing date, the seller will enter into a pooling and servicing agreement with the issuer under which the seller will sell and assign to the issuer, without recourse, its entire interest in and to the automobile loans. Under that pooling and servicing agreement, the seller will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the cutoff date.

     Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty under the transaction documents which triggers the seller’s repurchase obligation, the trustee will be entitled to require AmeriCredit to repurchase the automobile loans from the issuer. The issuer’s rights under the purchase agreement will constitute part of the issuer’s property and may be enforced directly by the issuer and [Insurer]. In addition, the issuer will pledge the rights to the trust collateral agent as collateral for the certificates and the trust collateral agent may directly enforce those rights.

     On the closing date, or, for subsequent automobile loans, the subsequent transfer date, the seller will sell and assign to the issuer, without recourse, the seller’s entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

     The servicer may direct the issuer to sell receivables that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent receivables may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the pooling and servicing agreement. In no event may more than 20% of the initial number of receivables in the pool be sold by the issuer in this manner.

Accounts

     AmeriCredit will instruct each obligor to make payments on the automobile loans after the applicable cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account with a bank or banks acceptable to [Insurer], in the trustee’s name for the certificateholders’ benefit, into which the servicer must deposit all obligor payments within [one] business day of receipt. The issuer will establish and maintain with the trustee, in the trustee’s name, on both the certificateholders’ and insurer’s behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within [three] business days of deposit. The collection account will be maintained with the trustee so long as the trustee’s deposits have a rating acceptable to [Insurer] and the rating agencies. If the deposits of the trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the trustee’s assistance if necessary, move the accounts within 30 days to a bank whose deposits have the proper rating.

     The servicer will establish and maintain a certificate distribution account into which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made, in the name of the trust collateral agent, for the trustee’s benefit, on the certificateholder’s and insurer’s behalf.

     On the closing date, the issuer will deposit the initial pre-funded amount which will equal approximately $   , in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of :

•	the date on which the amount on deposit in the pre-funding account is less than $[100,000];

•	the date on which a servicer termination event occurs under the pooling and servicing agreement; or

•	, 200 .

     As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent automobile loans. The seller expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the funding period. The issuer will pay the certificateholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

•	the distribution date in , 200 , if the last day of the funding period occurs in , 200 or , 200_;

•	the distribution date in , 200 if the last day of the funding period occurs in , 200_;

•	the distribution date in , 200 , if the last day of the funding period occurs in , 200_; or

•	the distribution date in , 200 .

On the closing date, the issuer will deposit funds in the capitalized interest account which will be established with the trust collateral agent. The amount, if any, that is on deposit in the capitalized interest account will be applied on the distribution dates occurring in    , 200   ,    , 200   ,    , 200   and    , 200   to fund the monthly capitalized interest amount. The monthly capitalized interest account will equal the interest accrued for each distribution date at the weighted average interest rates on the portion of the certificates having a principal amount in excess of the Principal Balances of the automobile loans. That portion of the certificates will equal the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the seller on that date.

     As described in the accompanying prospectus, all accounts will be eligible deposit accounts, and all accounts must be acceptable to [Insurer], so long as no insurer default has occurred and is continuing.

Servicing Compensation and Trustees’ Fees

     The servicer will receive a basic servicing fee on each distribution date, which equals, with respect to the initial servicer the product of one-twelfth times    % of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month and, with respect to any replacement servicer, the amount set forth in the pooling and servicing agreement, which amount may be greater than the basic servicing fee that AmeriCredit is entitled to receive as servicer. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner.

     These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuer and [Insurer] with respect to distributions; and

•	generating federal income tax information.

     The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred with administering the automobile loans.

     The servicer may not appoint, or delegate any portion of its servicing obligations to, a subservicer without the prior written consent of [Insurer]. The servicer may, however, utilize third party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances, without the prior consent of [Insurer]. No delegation or subcontracting of duties by the servicer will relieve the servicer of its responsibilities with respect to such duties. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer and none of the indenture trustee, the backup servicer, [Insurer] and the certificateholders will have any responsibility therefor. Notwithstanding the foregoing, the servicer may delegate its duties under any transaction document with respect to the servicing of and collections on certain receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person; provided, that no such delegation by the servicer of any of its duties under any transaction document shall relieve the servicer of its responsibility with respect to such duties.

     The trustee will receive a fee, in an amount agreed upon by the trustee and the servicer, for its services as trustee and trust collateral agent. The will receive a fee, in an amount agreed upon by the trustee and the servicer, for its services as trustee. The backup servicer will receive a fee, in an amount agreed upon by the servicer, and the backup servicer for its services as a backup servicer.

     The issuer will pay all these fees from the collection account, to the extent not paid by the servicer, in the manner set forth in “—Distributions” below.

Certain Allocations

     On each determination date, the servicer will deliver the servicer’s certificate to the trustee and [Insurer] specifying, among other things:

•	the amount of aggregate collections on the automobile loans;

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and AmeriCredit, in the preceding calendar month; and

•	the aggregate amount of Sold Receivables (as defined in the Glossary).

     Based solely on the information contained in the servicer’s certificate, on each determination date the trust collateral agent will deliver to the trustee, [Insurer], the servicer and any other person required under the insurance agreement, a deficiency notice specifying the Deficiency Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Deficiency Claim Amount to the collection account from amounts on deposit in the collateral accounts maintained for [Insurer]’s benefit.

     The determination date with respect to collections received during a calendar month, will be, the earlier of:

•	the business day preceding the distribution date in the next calendar month; and

•	the fourth business day preceding the related insured distribution date in the next calendar month.

Distributions

     Distribution Date Calculations and Payments

     On or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds (as defined in the Glossary) in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loans, and to any replacement servicer, transition fees not to exceed the cap specified in the pooling and servicing agreement;

2.	to the trustee, the lockbox bank, the backup servicer and the trust collateral agent, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum annual limit;

3.	to the certificate distribution account, the Certificateholders’ Interest Distributable Amount to be distributed as described under “Description of the Certificates — Payments of Interest”;

4.	to the certificate distribution account, the Certificateholders’ Principal Distributable Amount, to be distributed as described under “Description of the Certificates — Payments of Principal”;

5.	to [Insurer], any unpaid amounts owed to [Insurer] under the insurance agreement;

6.	to the spread account, any amount required to increase the amount in the spread account to its required level;

7.	to the certificate distribution account, and together with amounts, if any, available according to the spread account’s terms, the Certificateholders’ Accelerated Principal Amount; and

8.	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

     After considering all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any insured distribution date that are in excess of the specified spread account requirement for the distribution date may be released to the certificateholders.

     If the certificates are accelerated following an event of default under the pooling and servicing agreement, amounts collected will be distributed in the order described above (except that principal will be allocated ratably among the classes of certificates rather than sequentially).

     Insured Distribution Date Calculations and Payments

     In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund Scheduled Payments plus the amounts described in clauses 1, 2 and 6 above, the trust collateral agent shall request the Deficiency Claim Amount from the spread account.

     Further, in the event that any servicer’s certificate delivered by the servicer indicates that the sum of:

     (1) Available Funds with respect to a distribution date;

     plus

     (2) any related Deficiency Claim Amount

is insufficient to fully fund Scheduled Payments plus the amount described in clauses 1, 2 and 3 above, the trust collateral agent shall furnish to [Insurer] no later than 12:00 noon New York City time on the related draw date a completed notice of claim for the Policy Claim Amount. [Insurer] will deposit the amounts it will pay under the claim into the certificate distribution account for payment to certificateholders on the related insured distribution date.

     Statements to Certificateholders

     On or prior to each insured distribution date, the trust collateral agent will forward a statement to the certificateholders detailing information required under the transaction documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the trust collateral agent delivers to the certificateholders will include the following information regarding the certificates on the related distribution date [and the related insured distribution date, as applicable]:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	the amount of the distribution, if any, payable under a policy claim;

(d)	each class of certificates’ aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

(e)	the related Certificateholders’ Interest Carryover Amount and the related Certificateholders’ Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement;

(f)	the servicing fee paid for the related calendar month; and

(g)	during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account.

     Each amount described in subclauses (a) through (f) for the certificates will be expressed as a dollar amount per $1,000 of the certificates’ initial principal amount.

     Unless and until definitive certificates are issued, the trustee will send these reports to Cede & Co., as registered holder of the certificates and the nominee of DTC on the trust’s behalf. See “Description of the Securities” in the accompanying prospectus.

     The trust collateral agent will make available each month to each certificateholder the above information (and certain other documents, reports and information regarding the automobile loans provided by the servicer from time to time) via the trust collateral agent’s internet website with the use of a password provided by the trust collateral agent. The trust collateral agent’s internet website will be located at [www.   .com] or at such other address as the trust collateral agent shall notify the certificateholders from time to time. For assistance with regard to this service, you can call the trustee’s Corporate Trust Office at (   )   -   .

     After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a certificateholder:

•	a statement as to the aggregate amounts of interest and principal paid to the certificateholder,

•	information regarding the amount of servicing compensation the servicer received; and

•	other information as the seller deems necessary to enable the certificateholder to prepare its tax returns.

     Credit Support

     The spread account, which is a funded cash account, and overcollateralization, which is created initially by having the aggregate Principal Balance of the automobile loans as of the initial cutoff date exceed the initial principal balance of the certificates by an amount equal to approximately [   ]% of the aggregate Principal Balance of the automobile loans and, subsequently, if necessary, through application of the Accelerated Principal Amount (as defined in the Glossary), provide credit support for the certificates. [Insurer] will require the issuer to [increase and] maintain this credit support at a level it establishes. This level changes over time, and [Insurer] may permit the required credit support level to reduce, or “step down,” over time.

     Spread Account

     On the closing date, the spread account will be funded with an initial cash deposit, and on each date on which subsequent automobile loans are sold to the trust, the spread account will be funded with an additional cash deposit. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the automobile loan payments as described under “Distributions” above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account will be available to fund any Deficiency Claim Amount on each distribution date, to the extent provided in the spread account agreement. After considering all distributions and withdrawals from the spread account made on the distribution date, amounts on deposit in the spread account on the related insured distribution date that are in excess of the specified spread account requirement for such insured distribution date may be released to the seller without the certificateholder’s consent.

     In addition, the seller, [Insurer] and the trust collateral agent may amend the spread account agreement – and any provisions in the insurance agreement relating to the spread account – in any respect, including, without limitation:

•	reducing or eliminating the spread account funding requirements; and/or

•	permitting those funds to be used for the benefit of persons other than certificateholders without the consent of, or notice to, the trustee, or the certificateholders.

     The trust collateral agent shall not withhold or delay its consent to any amendment that does not adversely affect the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or any depletion of the spread account on each insured distribution date, [Insurer] must fund the full amount of each Scheduled Payment required to be paid and which would not be paid in the absence of a policy payment. If [Insurer] breaches its obligations, the certificateholders will bear any losses on the automobile loans.

     Overcollateralization

     The aggregate Principal Balance of the automobile loans as of the initial cutoff date exceeds the initial principal balance of the initial principal balance of the certificates by an amount equal to approximately [   ]% of the aggregate Principal Balance of the automobile loans, thus creating an initial overcollateralization feature. If necessary, excess interest and amounts on deposit in the spread account that are in excess of the amount required to be on deposit in the spread account will be applied to the payment of principal on the certificates in the form of the Certificateholders’ Accelerated Principal Amount in order to build and maintain a specified level of overcollateralization. The excess interest is interest which is collected on the automobile loans in excess of the amount of interest that is paid on the certificates, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest in this manner causes the outstanding principal balance on the certificates to pay down more quickly than the Pool Balance.

     [If certain trust performance triggers and other conditions are met and no insurance agreement event of default shall have occurred on any or all of the [24]th, [30]th and [36]th distribution dates, then in each case the specified overcollateralization level will step down by 1% [on such distribution date/ over a period of six distribution dates]. Furthermore, [Insurer] may permit the required credit support level to step down over time without regard to these tests. In either of these situations, principal collections which would otherwise be paid through to the certificateholders as part of the Principal Distributable Amount may be released to the seller instead.]

     Servicer Termination Event

     A servicer termination event under the pooling and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deliver any required payment to the trust collateral agent for distribution to the certificateholders, which failure continues unremedied for two business days;

•	the servicer’s failure to deliver the servicer’s certificate by the fourth business day prior to the insured distribution date;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the pooling and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure continues unremedied for [30] days after knowledge thereof by the servicer or the trust collateral agent or [Insurer] gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, [30] days after any certificateholder gives the servicer written notice;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, of any of its affiliates, and actions by the servicer, or, as long as AmeriCredit is servicer, actions by it affiliates, indicating its or their, insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on the trust or the certificateholder’s interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trust collateral agent or by [Insurer] or, if an insurer default has occurred and is continuing, any certificateholder;

•	so long as an insurer default shall not have occurred and be continuing, [Insurer] has not delivered an extension notice to the servicer;

•	so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities issued by an affiliate of AmeriCredit and insured by [Insurer] shall have occurred; or

•	a claim is made under the policy.

     An insurer default includes the occurrence and continuance of any of the following events:

(a)	[Insurer]’s failure to make a required policy payment;

(b)	[Insurer]’s:

•	filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the [New York] Department of insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for [Insurer] or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of [Insurer] or to take possession of all or any material portion of the property of [Insurer].

Rights Upon Servicer Termination Event

     As long as a servicer termination event remains unremedied:

•	provided no insurer default has occurred and is continuing, [Insurer] in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the pooling and servicing agreement by written notice to the servicer and the trust collateral agent; or

•	if an insurer default has occurred and is continuing, then the trust collateral agent or a certificate majority may terminate all of the servicer’s rights and obligations under the pooling and servicing agreement.

     If AmeriCredit is the servicer that is terminated then the backup servicer, or any other successor servicer that [Insurer] appoints — so long as no insurer default has occurred and is continuing — will succeed to all the responsibilities, duties, and liabilities of the servicer.

     If the terminated servicer is not AmeriCredit, [Insurer] will appoint a successor servicer or — , if a insurer default has occurred and is continuing —, the trust collateral agent or the certificate majority may petition a court of competent jurisdiction to appoint a successor servicer.

     Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the pooling and servicing agreement (except as specified therein) and will be entitled to compensation as set forth in the pooling and servicing agreement, which compensation may be greater than the basic servicing fee that AmeriCredit is entitled to receive as servicer. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Waiver of Past Defaults” in the accompanying prospectus, [Insurer] may, on behalf of all certificateholders, waive any default by the servicer or the backup servicer under the pooling and servicing agreement and any consequences of any default. No waiver will impair the certificateholders’ rights with respect to subsequent defaults.

Amendment

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Amendment” in the accompanying prospectus, the seller and the servicer with the consent of the trustee —, which consent may not be unreasonably withheld — , and with [Insurer]’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the certificateholders, may amend the pooling and servicing agreement. The pooling and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any certificateholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect [Insurer]’s interests.

     The seller, the servicer and the trustee may also amend the pooling and servicing agreement with the consent of [Insurer], so long as no insurer default has occurred and is continuing, trustee’s and the consent of the holders of not less than the majority of the voting rights of the outstanding certificates in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the certificateholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the certificateholders or reduce the percentage of the certificateholders required to consent to any amendment, without, in either case, the consent of the holders of all certificates outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of [Insurer].

     The seller and servicer must deliver to the trustee and [Insurer] upon the execution and delivery of the pooling and servicing agreement and any amendment to the pooling and servicing agreement an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

The Policy

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the certificates, [Insurer] will deliver the Policy to the trust collateral agent as agent for the trustee for the benefit of each certificateholder. Under the Policy, [Insurer] will unconditionally and irrevocably guarantee to the trust collateral agent, on each insured Distribution Date (as defined below), for the benefit of each certificateholder the full and complete payment of (i) Scheduled Payments (as defined below) on the certificates and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the Policy, certificateholders do not have the right to make a claim directly under the Policy, but may sue to compel the trust collateral agent to do so.

     The “Insured Distribution Date” will be the [twelfth] day of each month, or, if such [twelfth] day is not a business day, the next following Business Day. In the event that, on any distribution date, the certificateholders did not receive the full amount of the Scheduled Payment then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related interest rate) shall be due and payable and shall be funded on the Insured Distribution Date either from the spread account or from the proceeds of a drawing under the Policy. The record date applicable to an Insured Distribution Date shall be the record date applicable to the related distribution date.

     “Scheduled Payments” means payments which are required to be made on the certificates during the term of the Policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the pooling and servicing agreement that has not been consented to by [Insurer], which payments, with respect to any Insured Distribution Date, are (i) the Certificateholders’ Interest Distributable Amount (as defined in the Glossary), with respect to the related distribution date, (ii) the Certificateholders’ Remaining Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date and (iii) with respect to the final scheduled distribution date for any class of certificates, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the Policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuer, (b) an election by the issuer to pay principal on an accelerated basis, (c) the occurrence of an event of default under the pooling and servicing agreement or (d) any other cause, unless [Insurer] elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event

[Insurer] does not so elect, the Policy will continue to guarantee Scheduled Payments due on the certificates in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Certificateholders’ Interest Distributable Amount or of a Certificateholder’s Interest Carryover Amount due to certificateholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by [Insurer], (y) any portion of a Certificateholders’ Interest Distributable Amount due to certificateholders representing interest on any Certificateholders’ Interest Carryover Amount accrued from and including the date of payment of such Certificateholders’ Interest Carryover Amount pursuant to the Policy or (z) any portion of the principal distribution payable to certificateholders on the mandatory redemption date, from amounts remaining on deposit in the pre-funding account, unless in each case, [Insurer] elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Policy. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any certificateholder by any governmental authority due in connection with the payment of any Scheduled Payment to a certificateholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by [Insurer] following Receipt (as defined below) by [Insurer] of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the certificates.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, [Insurer] shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by [Insurer] from the trust collateral agent of (A) a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the certificateholder is required to return Scheduled Payments made with respect to the certificates during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the certificateholder, in such form as is reasonably required by [Insurer] and provided to the certificateholder by [Insurer], irrevocably assigning to [Insurer] all rights and claims of the certificateholder relating to or arising under the certificates against the issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by [Insurer] from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, [Insurer] shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any certificateholder directly (unless a certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for distribution to such certificateholder upon proof of such payment reasonably satisfactory to [Insurer]). In connection with the foregoing, [Insurer] shall have the rights provided pursuant to the pooling and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each certificateholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

     The terms “Receipt” and “Received” with respect to the Policy shall mean actual delivery to [Insurer] and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and [Insurer] or its fiscal agent shall promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

     Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware or New York City, New York or any other location of any successor servicer, or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

     [Insurer]’s obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the Policy whether or not such funds are properly applied by the trust collateral agent.

     [Insurer] shall be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by [Insurer] under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of [Insurer] ranking not less than pari passu with other unsecured and unsubordinated indebtedness of [Insurer] for borrowed money. Claims against [Insurer] under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of [Insurer]. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

     It is a condition to the issuance of the Class A Certificates that they be rated [A-l+] by Standard &Poor’s, and [Prime-l] by Moody’s Investors Service and [F1+] by

Fitch, Inc. It is a condition to the issuance of the Class B Certificates that they be rated [AAA] by Standard & Poor’s, and [Aaa] by Moody’s Investors Service and [AAA] by Fitch, Inc. The ratings of the certificates will be made without regard to the Policy in the case of Standard & Poor’s and substantially based on the Policy in the case of Fitch Inc. The rating on the Class A Certificates by Moody’s Investors Service is based primarily on the expected cash floes on the underlying receivables during the collection periods prior to the Class A final maturity date and partially on the Policy. The ratings of the Class B Certificates will be based primarily on the Policy. To the extent that the ratings are based on the Policy, those ratings apply to distributions due on the Insured Distribution Dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of [Insurer], no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the certificates. See “Ratings” herein.

Material Federal Income Tax Consequences

     You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the certificates only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the certificates as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold the certificates as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the certificates.

Tax Characterization of the Issuer

     Dewey Ballantine LLP, the issuer’s tax counsel, is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

Tax Consequences to the Holders of the Certificates

     Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations in the case of such owners who are individuals, trusts or estates, beneficial owners may deduct their pro rata share of reasonable servicing and other fees. See “Material Federal Income Tax Consequences — Grantor Trust Securities” in the accompanying prospectus.

          Discount and Premium

     Grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. See “Material Federal Income Tax Consequences— Grantor Trust Securities — Taxation of Beneficial Owners of Grantor Trust Securities” and “—Discount and Premium— Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [1.7% ABS]. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a certificate for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences— Discount and Premium —Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a certificate for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences—Discount and Premium—Premium” in the accompanying prospectus.

          Sale or Redemption of the Certificates

          If a certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder’s adjusted basis in the certificate. See “Material Federal Income Tax Consequences—Grantor Trust Securities— Sales of Grantor Trust Securities” in the accompanying prospectus.

          Other Matters

          For a discussion of backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences— Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences— Foreign Investors” in the accompanying prospectus and Annex A in this prospectus supplement.

State and Local Tax Consequences

          You should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your tax advisors as to the various state and local tax consequences of an investment in the certificates.

ERISA Considerations

          The certificates may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — ERISA Considerations regarding Securities which are Certificates.”

          The Department of Labor has issued to the underwriters individual prohibited transaction exemptions which, as described in the prospectus, generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing beneficial ownership interests in a trust which holds secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter exemptions include loans such as the automobile loans.

          As of the initial cutoff date, there is no single automobile loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter exemptions, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the exemption and (2) that the conditions and other requirements set forth in the underwriter exemptions would be satisfied.

          Any plan fiduciary considering the purchase of a certificate may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

          The sale of the certificates to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Ratings

     It is a condition to the issuance of the Class A Certificates that they be rated [A-1+] by Standard & Poor’s, [Prime-1] by Moody’s Investors Service and [F1+] by Fitch, Inc. It is a condition to the issuance of the Class B Certificates that they be rated [AAA] by Standard & Poor’s, [Aaa] by Moody’s Investors Service and [AAA] by Fitch Inc.

     The ratings of the Class A Certificates will be made without regard to the Policy in the case of Standard & Poor’s and substantially based on the Policy in the case of Fitch Inc. The rating on the Class A Certificates is based primarily on the expected cash flows on the underlying receivables during the collection periods prior to the Class A final maturity date and partially on the Policy. The ratings of the Class B Certificates will be based primarily on the Policy.

     To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the certificates address the likelihood of the receipt by the certificateholders of all distributions to which the certificateholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

Underwriting

     Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the certificates. Each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name below:

Class A Certificates

Principal
Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

Class B Certificates

Principal
Amount
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$
[Underwriter]	$

Total	$

     The underwriters have advised the seller that they propose initially to offer the certificates to the public at the prices listed on the front cover of this prospectus supplement, and to dealers at prices less the initial concession not in excess of    % per Class A Certificate and    % per Class B Certificate. The underwriters may allow and dealers may reallow a concession not in excess of    % per Class A Certificate

and    % per Class B Certificate to other dealers. After the initial public offering of the certificates, the public offering prices and such concessions may be changed.

     Each underwriter has represented and agreed that:

•	it has not offered or sold, and prior to the expiration of six months from the issue date of the certificates will not offer or sell, any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted in, and will not result in, an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activities (within the meaning of section 21 of the Financial Services and Markets Act of 2000 of the United Kingdom (the “FSMA”)) received by it in connection with the issue or sale of any certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA and any applicable secondary legislation made under the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

     No action has been taken by the issuer or the underwriters which would or is intended to permit a public offer of the certificates in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any certificates has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither the prospectus nor this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

     The underwriters have advised AmeriCredit that discretionary sales are not expected to exceed [5% (five percent)] of the principal amount of the securities being offered.

     Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

     The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loans — prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(h)(1) of the Conduct Rules of the National Association of Securities Dealers.

     Until the distribution of the certificates is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the certificates.

     If the underwriters create a short position in the certificates in connection with this offering (i.e., they sell more certificates than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing certificates in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the seller, the servicer, the issuer nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the certificates. In addition, neither the seller, the servicer, the issuer nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     There is currently no secondary market for the certificates and it should not be assumed that one will develop. The underwriters currently expect, but are not obligated, to make a market in the certificates. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with AmeriCredit, AmeriCredit Corp. and their respective affiliates.

     In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the certificates at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Experts

     The consolidated balance sheets of [Insurer] and its subsidiaries as of December 31,    and    and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity and cash flows for each of the three years in the period ended December 31,    , incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of [Independent Accountant], independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Opinions

     In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the certificates will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York. Certain legal matters will be passed upon for [Insurer] by    , [Assistant] General Counsel, to [Insurer]. [Insurer] is represented by    , [New York, New York].

Glossary

Accelerated Principal Amount for a distribution date, will equal the lesser of

(1)	the sum of:

(a)	the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 7 under “Description of the Purchase Agreements and the Transaction Documents — Distributions”

     plus

(b)	amounts, if any, available according to the terms of the spread account agreement; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Certificate Balance for the distribution date;

     minus

(b)	the Required Pro Forma Certificate Balance for the distribution date.

Additional Funds Available means, with respect to any insured distribution date, the sum of:

(1)	amounts, if any, received by the trustee from the spread account with respect to the insured distribution date;

     plus

(b)	the Insurer Optional Deposit, if any, received by the trustee with respect to the insured distribution date.

Amount Financed means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory certificates, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the calendar month;

     plus

(2)	all Purchase Amounts deposited in the collection account with respect to such calendar month, plus income on investments held in the collection account;

     plus

(3)	the monthly capitalized interest amount for the distribution date which immediately follows the calendar month;

     plus

(4)	the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds;

     plus

(5)	the proceeds of any purchase or sale of assets of the issuer pursuant to the servicer’s optional redemption right;

     plus

(6)	any remaining pre-funded amount applied to the mandatory redemption of the certificates.

Certificateholders’ Accelerated Principal Amount means, for any distribution date, the Certificateholders’ Percentage of the Accelerated Principal Amount on the distribution date, if any.

Certificateholders’ Distributable Amount means, for any distribution date, the sum of the Certificateholders’ Principal Distributable Amount and the Certificateholders’ Interest Distributable Amount.

Certificateholders’ Interest Carryover Amount means, for any class of certificates and any determination date, all or any portion of the Certificateholders’ Interest Distributable Amount for the class for the immediately preceding distribution date, which remains unpaid, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of certificates from the preceding distribution date to but excluding the related distribution date.

Certificateholders’ Interest Distributable Amount means, for any distribution date, the sum of the Certificateholders’ Monthly Interest Distributable Amount for each class of certificates for such distribution date and the Certificateholders’ Interest Carryover Amount, if any, for each class of certificates, calculated as of the distribution date.

Certificateholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of certificates, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal amount of the certificates of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the [Class A] Certificates) or a “30/360” basis (with respect to all other certificates). However, if the principal amount of any class is further reduced by a principal payment on the insured distribution date immediately following the prior distribution date, then the interest shall accrue:

•	from and including the prior distribution date to, but excluding, the related insured distribution date, on the principal amount outstanding as of the end of the prior distribution date , or in the case of the first distribution date, as of the closing date; and

•	from and including the insured distribution date, to, but excluding, the following distribution date, on the principal amount outstanding as of the end of the insured distribution date, calculated for the [Class A] Certificates on the basis of a 360-day year and for the [Class B] Certificates on the basis of a 360 day year and twelve 30-day months.

Certificateholders’ Monthly Principal Distributable Amount means, for any distribution date, the Certificateholders’ Percentage of the Principal Distributable Amount.

Certificateholders’ Parity Deficit Amount means, for any distribution date, the excess, if any, of:

(1)	the aggregate remaining principal amount of the certificates outstanding on the distribution date, after giving effect to all reductions in such aggregate principal amount from sources other than:

•	the spread account; and

•	the policy;

minus;

(2)	the Pool Balance at the end of the prior calendar month.

Certificateholders’ Percentage means:

•	for each distribution date prior to the distribution date on which the Class A Certificates are fully paid, 100%;

•	on the distribution date on which the Class B Certificates are fully paid, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class B Certificates immediately prior to the distribution date, and the denominator of which is the Principal Distributable Amount for the distribution date; and

•	for any distribution date thereafter, zero.

Certificateholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Certificateholders’ Principal Distributable Amount from the preceding distribution date which remains unpaid.

Certificateholders’ Principal Distributable Amount means, for any distribution date, other than the final scheduled distribution date for any class of certificates, the sum of the Certificateholders’ Monthly Principal Distributable Amount for the distribution date and the Certificateholders’ Principal Carryover Amount, if any, as of the distribution date. The Certificateholders’ Principal Distributable Amount on the final scheduled distribution date for any class will equal the sum of:

(1)	the Certificateholders’ Monthly Principal Distributable Amount for the distribution date;

     plus

(2)	the Certificateholders’ Principal Carryover Amount as of the distribution date;

     plus

(3)	the excess of the outstanding principal amount of the class of certificates, if any, over the amounts described in clauses (1) and (2).

Certificateholders’ Remaining Parity Deficit Amount means, for any distribution date:

•	the Certificateholders’ Parity Deficit Amount for the distribution date;

     minus

•	any reduction in the certificates’ aggregate principal amount on the distribution date which is funded from the spread account.

Collected Funds means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Cram Down Loss means, for any automobile loan that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

•	the excess of the automobile loan’s Principal Balance immediately prior to the order over the automobile loan’s Principal Balance as reduced; and/or

•	if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan’s net present value — using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order — of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order’s issuance date.

Insurer Optional Deposit means, for any insured distribution date, an amount other than a Policy Claim Amount delivered by [Insurer], at its sole option, for deposit into the collection account for any of the following purposes:

•	to provide funds to pay the fees or expenses of any of the issuer’s service providers for the insured distribution date; or

•	to include those amounts as part of Additional Funds Available for the insured distribution date to the extent that without them a draw would be required to be made on a policy.

Liquidated Receivable means, for any calendar month, an automobile loan for which, as of the last day of the calendar month:

•	90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Receivable;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

     plus

(2)	any related insurance proceeds;

     plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan;

     plus

(4)	with respect to Sold Receivables, the related Sale Amounts;

     minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Policy means the financial guaranty insurance policy issued [Insurer] for the benefit of the certificateholders.

Policy Claim Amount for any insured distribution date, equals the sum of

     (1) the excess, if any, without duplication, of:

(a)	the sum of the Certificateholders’ Interest Distributable Amount and the Certificateholders’ Remaining Parity Deficit Amount for the related distribution date (excluding any portion of a Certificateholders’ Interest Distributable Amount due to certificateholders representing interest on any Certificateholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Certificateholders’ Interest Carryover Amount, unless, [Insurer] elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Policy);

plus

(b)	if the related distribution date was the final scheduled distribution date for any class, the unpaid principal amount of the class;

minus

(c)	the sum of:

(i)	the amount actually deposited into the certificate distribution account on the related distribution date;

plus

(ii)	Additional Funds Available, if any, for the insured distribution date;

plus

(2)	the Certificateholders’ Interest Carryover Amount, if any, which has accrued since the related distribution date.

Pool Balance means, as of any date of determination, (1) the aggregate Principal Balance of the automobile loans, excluding all Liquidated Receivables and all Purchased Automobile Loans, at the end of the preceding calendar month; plus (2) any amounts in the pre-funding account.

Principal Balance means, for any automobile loan as of any date of determination, the sum of:

(1)	the Amount Financed;

minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan’s terms;

plus

(b)	any Cram Down Losses for the automobile loan accounted for as of that date;

plus

(2)	the accrued and unpaid interest on the automobile loan as of that date.

Principal Distributable Amount means, for any distribution date, the amount equal to:

(1)	the sum of:

(a)	collections received on automobile loans (other than Liquidated Receivables and Purchased Automobile Loans) that are allocable to principal, including any full and partial principal prepayments;

plus

(b)	the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Receivables during the related calendar month;

plus

(c)	the portion of the Purchase Amount allocable to principal of all automobile loans that became Purchased Automobile Loans during the related calendar month;

plus

(d)	at the option of [Insurer], the outstanding Principal Balance of those automobile loans that the seller or AmeriCredit was required to repurchase during the calendar month but were not repurchased;

plus

(e)	the aggregate amount of Cram Down Losses during the related calendar month;

plus

(f)	following acceleration of the certificates and the liquidation of the issuer’s assets, the amount of money or property collected;

minus

(2)	the Step-Down Amount, if any, for the distribution date.

Pro Forma Certificate Balance means, for any distribution date, the aggregate remaining principal amount of the certificates outstanding on the distribution date, after giving effect to distributions under clauses 1 through 6 under "Description of the Purchase Agreements and the Transaction Documents — Distributions.”

Purchase Amount means, with respect to any Purchased Automobile Loan the Principal Balance as of the date of purchase.

Purchased Automobile Loan means an automobile loan purchased as of the close of business on the last day of a collection period by the seller or AmeriCredit as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

Required Pro Forma Certificate Balance means, for any distribution date, a dollar amount equal to the product of:

(1)	the difference between (i) 100% and (ii) the overcollateralization amount(as defined in the spread account agreement), as the same may step down over time in accordance with the terms of the spread account agreement (such difference initially equaling [ ]%)

multiplied by

(2)	the Pool Balance as of the end of the prior calendar month.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an automobile loan that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuer, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the pooling and servicing agreement.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)	the Required Pro Forma Certificate Balance;

minus

(2)	the Pro Forma Certificate Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount — i.e., with the assumption that the entire amount described in clause (1) of the definition of Principal Distributable Amount is distributed as principal on the certificates.

Annex A
Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

          Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

          Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

          Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

          Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

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Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants

          Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

          Trading between Clearstream or Euroclear Participants

          Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC, Seller and Clearstream or Euroclear Participants

          When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream

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participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser

          Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

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•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

          (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

          (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

          Exemption for Non-U.S. Persons - Form W-8 BEN

          Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for Non-U.S. Persons with effectively connected income - Form W-8ECI

          A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form

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W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries - Form W-8BEN

          A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

          Exemption for U.S. Persons-Form W-9

          U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer’s Request for Taxpayer Identification Number and Certification.

          A U.S. Person is:

          (1) a citizen or resident of the United States;

          (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

          A Non-U.S. Person is any person who is not a U.S. person.

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Prospectus

AmeriCredit Financial Services, Inc.	Automobile Loan Asset-Backed
Servicer	Securities, Issuable in Series

We suggest that you read the section entitled “Risk Factors” on page    of this prospectus and in the accompanying prospectus supplement, and consider the factors in those sections before making a decision to invest in the securities.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities —

•	will be issued from time to time in series;

•	will be backed primarily by one or more pools of “sub-prime” automobile loans held by the issuer;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement, such as financial guaranty insurance policies, overcollateralization, subordination or reserve funds.

The Assets —

The assets of each issuer will primarily consist of a pool of “sub-prime” automobile loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the accompanying prospectus supplement. “Sub-prime” automobile loans are automobile loans made to borrowers with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2004

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the accompanying prospectus supplement. We suggest that you read both this prospectus and the accompanying prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the accompanying prospectus supplement.

Summary of Prospectus

• This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

• This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

• There are material risks associated with an investment in the securities. You should read the section entitled “Risk Factors” on page    of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuer

The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

Seller

The seller for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust that is a wholly-owned special-purpose subsidiary of a corporation which, in turn, is a wholly-owned special-purpose subsidiary of the company.

Company

AmeriCredit Financial Services, Inc., a Delaware corporation. The company’s principal offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

Servicer

AmeriCredit Financial Services, Inc.

Backup Servicer

For any series of securities, the backup servicer named in the related prospectus supplement.

Trustee

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to an indenture. In that case, the issuer and the indenture will be administered by separate independent trustees.

Trust Collateral Agent

For any series of securities, the trust collateral agent named in the related prospectus supplement.

The Securities

     Each class of securities will be either:

•	certificates evidencing beneficial ownership in the trust property; or

•	notes representing indebtedness of the issuer.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may include one or more classes which:

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

•	have different terms, including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

•	are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans; or

•	have a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

•	upon the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loans.

Trust Property

As specified in the related prospectus supplement, the trust property may consist of:

•	a pool consisting primarily of “sub-prime” automobile loans between manufacturers, dealers, third-party lenders or other originators and borrowers, or originated by the company directly with borrowers, together with all monies received relating to the automobile loans;

•	a security interest in the underlying automobiles, the proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and certain property relating to the automobiles (including the automobile loan files relating to the automobiles);

•	an assignment of the seller’s rights against manufacturers, dealers, third-party lenders or other originators under agreements between the seller and the related manufacturer, dealer, third-party lender or other originator;

•	amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the trust agreements;

•	credit enhancement for the trust property or any class of securities; and

•	interest on short-term investments.

If the related prospectus supplement specifies, the issuer may acquire additional automobile loans during a specified pre-funding period from monies in a pre-funding account.

If the related prospectus supplement specifies, collections on automobile loans owned by the issuer may be used to purchase additional loans during a revolving funding period rather than applied to make certain payments on the securities.

“Sub-prime” automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with modest incomes or who have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700.

The automobile loans included as trust property of an issuer may consist of:

•	Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

•	fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments; and

•	simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments.

Distribution Date

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Distribution dates will occur monthly, quarterly, or semi-annually.

Record Date

The related prospectus supplement will describe a date preceding the distribution date, as of which the trust collateral agent,

the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding distribution date.

Collection Period

A period preceding each distribution date – for example, in the case of monthly-pay securities, the calendar month preceding the month in which a distribution date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trust collateral agent or trustee prior to the related distribution date.

Credit Enhancement

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

•	a financial guaranty insurance policy issued by a financial guaranty insurer specified in the related prospectus supplement;

•	a reserve account;

•	letters of credit;

•	credit or liquidity facilities;

•	third party payments or other support;

•	cash deposits or other arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

•	subordination, cross-collateralization and over-collateralization.

Cross-Collateralization

As described in the related trust agreements, a series or class of securities may receive credit enhancement from amounts that previously had been held as credit enhancement for other series of securities. As described in the related trust agreements, payments received by an issuer and deposited into a reserve account for a particular series may from time to time be made available to cover shortfalls in payments for other, cross-collateralized series.

Additionally, as described in the related trust agreements, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities. The common pool of credit enhancement may consist of one or more of the following:

•	a master reserve account;

•	a master financial guaranty insurance policy; or

•	a master collateral pool.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except, in certain cases, collections may be transferred from the reserve account for that series to cover shortfalls experienced in a cross-collateralized series or to the limited extent that collections in excess of amounts needed to pay an issuer’s securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

Registration of Securities

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

Optional Termination

As described in this prospectus and the related prospectus supplement, the servicer, the company, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. The trust agreements may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Sale of Automobile Loans

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the trust agreements for that particular series of securities, direct the issuer to sell delinquent automobile loans to a third party that is unaffiliated with the company, the seller and the issuer.

Material Federal Income Tax Consequences

Each series of securities will, for federal income tax purposes, constitute one of the following:

•	interests in an issuer treated as a grantor trust under applicable provisions of the Internal Revenue Code;

•	debt issued by an issuer or by the company secured by the underlying automobile loans; or

•	interests in an issuer which is treated as a partnership.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” beginning on page    in this prospectus and in the related prospectus supplement.

Ratings

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

Risk Factors

     This section and the section under the caption “Risk Factors” in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell.	A secondary market for these securities may not be available. If it is available, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the automobile loans could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity.	The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the automobile loans. If the automobile loans prepay very quickly the yield on an interest only security could be dramatically reduced.

The automobile loans may be prepaid in full or in part at any time.

We cannot predict the rate of prepayments of the automobile loans, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that an issuer will experience.

Optional or mandatory redemption of your securities could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.	Your securities could be subject to optional or mandatory redemption features, which could adversely affect the yield to maturity of the securities and which may expose you to reinvestment risk.

One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage. The conditions under which an optional or mandatory redemption of all or a portion of a series of securities may be effected are set forth in the related prospectus supplement.

If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security is redeemed earlier than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security is redeemed later than you expected, your yield will be lower than you anticipated. The yield to maturity on interest only securities will be extremely sensitive to the timing of any redemption of the securities. If an interest only security were redeemed earlier than you had anticipated, the yield on the security could be dramatically reduced.

Furthermore, since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

The trust property consists mainly of loans made to “sub-prime” borrowers.	The trust property consists primarily of “sub-prime” automobile loans originated under lending programs of the company designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. “Sub-prime” automobile loans such as those included in trust property therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies, defaults and net losses than automobile loans originated by traditional automobile financing sources.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.	Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the automobile loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

Possession of the automobile loans by the company combined with the insolvency of the company, the servicer, or other party, may cause your payments to be reduced or delayed.	Any insolvency by the company, the servicer, or a third party while in possession of the automobile loans may result in competing claims to ownership or security interests in the automobile loans which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the company, the servicer, or a third party while in possession of the automobile loans, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loans with priority over the trustee’s or trust collateral agent’s interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.

Geographic concentrations of automobile loans may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency, default or net loss experience of the automobile loans if there is a significant concentration of automobile loans relating to borrowers located in the affected state or region. Historically, more than 10% of the company’s automobile loans are concentrated in each of California, Florida and Texas. Further concentration in these or other states could increase this risk.

State laws and other factors may limit the collection of payments on the automobile loans and repossession of the vehicles.	State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses.

Additional factors that may affect the issuer’s ability to recoup the full amount due on an automobile loan include:

•	the company’s failure to file amendments to certificates of title relating to the vehicles;

•	the company’s failure to file financing statements to perfect its security interest in the vehicle;

•	depreciation;

•	obsolescence;

•	damage or loss of any vehicle; and

•	the application of federal and state bankruptcy and insolvency laws.

Furthermore, proceeds from the sale of repossessed vehicles can fluctuate significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed vehicles than the company has historically experienced.

Insolvency of the company may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the company may reduce payments to you. The company has structured and will structure securitization transactions such that, in the event the company were to become bankrupt, the automobile loans sold to the related issuer would be guarded against becoming property of the company’s bankruptcy estate. The steps taken to guard the sold automobile loans against bankruptcy include the creation of one or more separate special-purpose subsidiaries (the formation documents for which restrict the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loans to those special-purpose subsidiaries, which in turn transfer the automobile loans to the issuer which is also a special-purpose subsidiary for the related series of securities. These special-purpose subsidiaries and issuers are required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the company in the event of the company’s bankruptcy. The company believes that its transfers of the automobile loans to those special-purpose subsidiaries are structured so that they should be treated as absolute and unconditional assignments and transfers under bankruptcy law and that the automobile loans should not, in the event that the company were to become bankrupt, become property of the company’s bankruptcy estate. Furthermore, the company believes that it, its special-purpose subsidiaries and the issuers are, and will be, operated in a manner that minimizes the likelihood that their assets would be consolidated with those of the company in the event of the company’s bankruptcy.

However, in the event of an insolvency of the company, a court or bankruptcy trustee could attempt to:

•	recharacterize the transfer of the automobile loans by the company to the subsidiary as a borrowing by the company from the subsidiary or the related securityholders secured by a pledge of the automobile loans; or

•	consolidate the assets of the subsidiary with those of the company because the company will own the equity interests of the subsidiary.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt is successful, the securities would be accelerated and the trustee’s or the trust collateral agent’s recovery on your behalf could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Commingling of collections with the company’s corporate funds may result in reduced or delayed payments to you.	While the company is the servicer, cash collections remitted directly to the company and not to a lockbox account and held by the company prior to deposit in the collection account as required by the trust agreements may be commingled with the company’s corporate funds prior to each distribution date.

If bankruptcy proceedings are commenced with respect to the company while acting as servicer, the company (if not the servicer), the issuer, the trustee or the trust collateral agent may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

Losses and delinquencies on the automobile loans may differ from the company’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and loss levels of the automobile loans owned by an issuer will correspond to the historical levels the company experienced on its loan and vehicle portfolio or in prior securitization pools. There is a risk that delinquencies and losses could increase or decline significantly for various reasons, including changes in the local, regional or national economies.

Securityholders have no recourse against the company for losses.	There is no recourse against the company. The securities represent obligations solely of the related issuer or debt secured by the trust property owned by that issuer. No securities will be guaranteed by the company, the servicer, or the applicable trustee or trust collateral agent. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company.

Used vehicles included in the automobile loan pool may incur higher losses than new automobiles.	Some or all of the assets of an issuer may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Defaulted automobile loans may result in a delay in payments to securityholders and a loss of your investment.	In the event that the company or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loans, the issuer may not realize the full amount due on an automobile loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuer to realize the full amount due on an automobile loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, a market deterioration for recoveries from repossessed vehicles, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Transfer of servicing may delay payments to you.	If the company were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you. The trust agreements contain provisions that could result in the termination of the company’s servicing rights. See “Description of the Trust Agreements—Servicer Termination Event” herein.

Inability of the company to reacquire automobile loans which breach a representation or warranty may cause your payments to be reduced or delayed.	The trust agreements require the company to reacquire automobile loans from the trust property if representations and warranties concerning the automobile loans’ eligibility for sale to the issuer have been breached. If the company is unable to reacquire the automobile loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the securities.

Inadequate insurance on vehicles may cause losses on your investment.	Each automobile loan requires the obligor to maintain insurance covering physical damage to the vehicle in an amount not less than the unpaid principal balance of the automobile loan with the company named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan generally gives the company the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the company nor the servicer is obligated to obtain force-placed coverage and neither is in the practice of obtaining force-placed insurance coverage. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan during the obligor’s period of active duty status. Thus, in the event that these automobile loans go into default, there may be delays in receiving payments and losses on your investment in the securities.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect your ability to sell your securities.	The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the issuer and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider’s long term debt at any time, which may affect your ability to sell your securities.

Because the ratings of certain securities are dependent upon creditworthiness of a credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.
The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider’s financial strength ratings could result in a reduction of the ratings on the securities.

The cash available to the company and its role as servicer could be adversely affected by any negative performance of automobile loans in the company’s servicing portfolio.	Most of the company’s securitization transactions have been insured by a financial guaranty insurer. Generally, the credit enhancement agreements that the company and the related issuer enter into with financial guaranty insurers in connection with securitization transactions contain specified targeted pool performance ratios (delinquency, default and net loss rates) on the automobile loans owned by the issuer. If at any measurement date the delinquency, default or net loss rate with respect to any issuer exceeds limits set forth in the related credit enhancement agreements, provisions of the credit enhancement agreements would automatically increase the level of credit enhancement requirements for that issuer, unless a waiver is obtained. During the period in which the specified delinquency, default and net loss rates are exceeded, excess cash flow, if any, from the issuer would then be used to fund the increased credit enhancement levels instead of being released to the company, which would have an adverse effect on the company’s cash flow.

Further, the credit enhancement requirements for certain of the company’s outstanding securitization transactions are cross-collateralized to the credit enhancement requirements established in connection with certain of the company’s other securitization transactions that benefit from a financial guaranty insurance policy issued by the same provider. As a result of this cross-collateralization, excess cash flow from a performing securitization transaction may be used to support increased credit enhancement requirements for a non-performing securitization. This cross-collateralization could further restrict excess cash flow released to the company in the event that specified targeted pool performance ratios are triggered.

In cases where excess cash flow from a securitization does not flow to the company and is instead used to increase credit enhancement on that securitization or on cross-collateralized securitizations, the company continues to receive servicing fees from all of those securitization transactions and will continue to receive those fees for so long as it remains the servicer under the transactions. Unless a servicer termination event were also to occur, the breach of performance triggers that cause a diversion of excess cash flow from one or more securitizations to increase credit enhancement requirements for certain securitizations should not, on its own, adversely affect the company’s ability to perform its ongoing servicing duties.

The credit enhancement agreements with the company’s financial guaranty insurers contain additional specified targeted pool performance ratios which are higher than the limits referred to in the preceding paragraphs. If, at any measurement date, the targeted pool performance ratios with respect to any insured issuer were to exceed these higher levels, provisions of the credit enhancement agreements permit the applicable financial guaranty insurer to terminate the company’s servicing rights to the automobile loans sold to that issuer and may give rise to the ability of the financial guaranty insurer, the trustee or a specified percentage of the securityholders to declare an event of default to have occurred. Although the company has never exceeded these targeted pool performance ratios, nor does it believe that the portfolio will exceed these limits, there can be no assurance that the company’s servicing rights with respect to the automobile loans owned by any issuer which exceeds the specified levels in future periods, will not be terminated.

In addition, many of the trust agreements for the insured securitizations are cross-defaulted so that a default under one trust agreement would allow the applicable financial guaranty insurer to terminate the company’s rights under all trust agreements concerning issuers in which they issued a financial guaranty insurance policy. Any additional financial guaranty insurers who issue financial guaranty insurance policies in connection with future transactions may require similar cross-default features among transactions which they insure.

The company’s financial guaranty insurers have other rights to terminate the company as servicer for issuers insured by the same financial guaranty insurer, including if (i) the company were to breach its obligations under the applicable trust agreements, (ii) the applicable financial guaranty insurer was required to make payments under one or more of its policies or (iii) certain bankruptcy or insolvency events were to occur.

A shortfall in the credit enhancement base amount, could adversely affect the company’s cash flow.	The company’s securitization transactions that have closed since October 2002 and that are insured by financial guaranty insurers have limited cross-collateralization features. If there is a shortfall in the base amount of credit enhancement in one insured transaction, excess cash flows from other securitizations insured by the same financial guaranty insurer may be used to satisfy that shortfall. The company expects that future insured transactions will have a similar cross-collateralization feature among themselves and with outstanding transactions insured by the same financial guaranty insurer.

The Company and the Servicer

     The company is the wholly-owned primary operating subsidiary of AmeriCredit Corp., a Texas corporation, the common shares of which are listed on the New York Stock Exchange. The company was incorporated in Delaware on July 22, 1992. The company purchases and services automobile loans. The company’s executive offices are located at 801 Cherry Street, Suite 3900 Fort Worth, Texas 76102; telephone (817) 302-7000.

     See the accompanying prospectus supplement for information regarding recent developments concerning both the company and the servicer.

The Seller

     The seller for each series of securities will be specified in the related prospectus supplement and will be either a special-purpose finance subsidiary of the company or a trust that is a wholly-owned special-purpose subsidiary of a corporation which, in turn, is a wholly-owned special-purpose subsidiary of the company. As described in the related prospectus supplement, the seller will structure each transaction so that a bankruptcy of the company will not result in the consolidation of the seller’s assets and liabilities with those of the company. The seller will receive a legal opinion for each transaction, subject to various facts, assumptions and qualifications, opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller’s assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of the company.

     Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller’s assets with those of the company, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Backup Servicer

     The backup servicer for each series of securities will be specified in the related prospectus supplement. The backup servicer’s duties in connection with the related securitization will be set forth in the related prospectus supplement and trust agreements.

The Trustee and the Trust Collateral Agent

     The trustee and the trust collateral agent for each series of securities will be specified in the related prospectus supplement. The trustee’s and the trust collateral agent’s liabilities in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee and the trust collateral agent, respectively, detailed in the trust agreements.

     The related prospectus supplement will specify procedures for the resignation or removal of the trustee, the trust collateral agent, any replacement trustee and any replacement trust collateral agent and for the replacement of any such party.

The Issuer

     The company or the seller will either establish a separate entity that will issue the securities, or will form a finance subsidiary that will issue the securities.

The Trust Property

     As specified in the related prospectus supplement, the trust property will include:

•	a pool of primarily “sub-prime” automobile loans relating to automobiles between manufacturers, dealers, third-party lenders or other originators and borrowers or originated by the company directly with retail purchasers;

•	all monies, including accrued interest, due on the loans on or after the cut-off date;

•	amounts that the servicer may hold in one or more accounts;

•	security interests in the underlying automobiles;

•	the right to proceeds from the disposition of the automobiles, an assignment of rights to proceeds from claims on insurance policies covering the automobiles and property relating to the automobiles (including the automobile loan files relating to the automobiles);

•	an assignment of the seller’s rights, if any, against manufacturers, dealers, third-party lenders or other originators under agreements between the seller and the related manufacturer, dealer, third-party lender or other originators; and

•	interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the company.

     If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the issuer will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee or trust collateral agent on behalf of the issuer for the benefit of the securityholders.

     “Sub-prime” automobile loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with modest incomes or who have experienced prior credit difficulties and generally have credit scores ranging from 500 to 700.

     The automobile loans comprising the trust property will be either:

•	originated by the company;

•	originated by manufacturers and acquired by the company;

•	originated by dealers and acquired by the company;

•	originated by other third-party lenders and acquired by the company; or

•	acquired by the company from originators or owners of automobile loans.

     The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

The Automobile Loans

Automobile Loan Pools

     To the extent appropriate, the related prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

•	geographic concentration;

•	average annual percentage rates;

•	term of loans; and

•	current principal balance.

The Automobile Loans

     The automobile loans may consist of any combination of:

•	rule of 78s automobile loans;

•	fixed value automobile loans; or

•	simple interest automobile loans.

Rule of 78s Automobile Loans

     Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method — the “rule of 78s”. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Fixed Value Automobile Loans

     Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

•	payment in full in cash of the fixed value amount;

•	transfer of the vehicle to the company, provided various conditions are satisfied; or

•	refinancing the fixed value payment in accordance with various conditions.

     For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Automobile Loans

     Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions, and Net Loss Information on the Automobile Loans

     The related prospectus supplement will describe the company’s delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company’s portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company’s prior experience.

Maturity and Prepayment Considerations on the Automobile Loans

     The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

AmeriCredit’s Automobile Financing Program

General

Target Market

     The company’s automobile lending programs are designed to serve customers who have limited access to traditional automobile financing. The company’s typical borrowers have modest incomes or have experienced prior credit difficulties and generally have credit bureau scores ranging from 500 to 700. Because the company serves customers who are unable to meet the credit standards imposed by most traditional automobile financing sources, the company generally charges interest at higher rates than those charged by traditional financing sources. As the company provides financing in a relatively high risk market, the company also expects to sustain a higher level of delinquencies and net losses than traditional automobile financing sources.

Marketing

     The company focuses its marketing activities on automobile dealerships. The company is selective in choosing the dealers with whom it conducts business and primarily pursues manufacturer franchised dealerships with used car operations and select independent dealerships. The company prefers to finance later model, low mileage used vehicles and moderately priced new vehicles.

     Prior to entering into a relationship with a dealer, the company considers the dealer’s operating history and reputation in the marketplace. The company then maintains a non-exclusive relationship with the dealer. This relationship is actively monitored with the objective of maximizing the volume of applications received from the dealer that meet the company’s underwriting standards and profitability objectives. Due to the non-exclusive nature of the company’s relationships with dealerships, the dealerships retain discretion to determine whether to obtain financing from the company or from another source for a loan made by the dealership to a customer seeking to make a vehicle purchase. Company representatives regularly telephone and visit dealers to solicit new business and to answer any questions dealers may have regarding the company’s financing programs and capabilities. These personnel explain the company’s underwriting philosophy, including the preference for sub-prime quality automobile loans secured by later model, low mileage vehicles. To increase the effectiveness of these contacts, marketing personnel have access to the company’s management information systems which detail current information regarding the number of applications submitted by a dealership, the company’s response and the reasons why a particular application was rejected.

     Automobile loans are generally purchased by the company without recourse to the dealer or third-party lender, and accordingly, the dealer or third-party lender usually has no liability to the company if the consumer defaults on the automobile loan. To mitigate the risk from net losses, the company may charge dealers a non-refundable acquisition fee when purchasing automobile loans. These acquisition fees are assessed on a contract-by-contract basis. Although automobile loans are purchased without recourse to the dealer or third-party lender, the dealer or third-party lender typically makes certain representations as to the validity of the automobile loans and compliance with certain laws, and indemnifies the company against any claims, defenses and set-offs that may be asserted against the company because of assignment of the automobile loans. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer or third-party lender has insufficient financial resources to perform upon such representations and indemnities. The company does not view recourse against the dealer or third-party lender on these representations and indemnities to be of material significance in its decision to purchase automobile loans from a dealer or third-party lender.

Branch Office Network

     The company primarily uses a branch office network to market its indirect financing programs to selected dealers, develop relationships with these dealers and underwrite automobile loans submitted by dealerships. Branch office and marketing personnel are responsible for the solicitation, enrollment and education of dealers regarding the company’s financing programs. The company believes a local presence enables it to be more responsive to dealer concerns and local market conditions. The company selects markets for branch office locations based upon numerous factors, including demographic trends and data, competitive conditions, the regulatory environment and the availability of qualified personnel. Branch offices are typically situated in suburban office buildings which are accessible to local dealers.

     Each branch office solicits dealers for automobile loans and maintains the company’s relationship with the dealers in the geographic vicinity of that branch office. Branch office locations are typically staffed by a branch manager, an assistant manager and several dealer and customer service representatives. Larger branch offices may also have additional assistant managers or dealer marketing representatives. The company believes that the personal relationships its branch managers and other branch personnel establish with the dealership staff are an important factor in creating and maintaining productive relationships with the company’s dealer customer base. Branch managers are compensated with base salaries and incentives based on overall branch performance including factors such as branch loan credit quality, loan pricing adequacy and loan volume objectives. The incentives are typically paid in cash. The branch managers report to regional vice presidents.

     The company’s regional vice presidents monitor branch office compliance with the company’s underwriting guidelines and assist in local branch marketing activities. The company’s management information systems provide the regional vice presidents access to credit application information enabling them to consult with the branch managers on credit decisions and review exceptions to the company’s underwriting guidelines. The regional vice presidents also make periodic visits to the branch offices to conduct operating reviews.

Remote Marketing Representatives

     In addition to the branch office network, the company uses remote marketing representatives to market its indirect financing programs to dealers in geographic areas that do not support a branch office. These remote marketing representatives maintain the company’s relationship with these dealers, but generally do not have responsibility for credit approvals. Finance automobile loans solicited by the remote marketing representatives are underwritten at a branch office or at the company’s central loan purchasing office, the National Servicing Center.

Underwriting and Purchasing Automobile Loans

Proprietary Credit Scoring System and Risk-based Pricing

     The company utilizes a proprietary credit scoring system to support the credit approval process. The credit scoring system was developed through statistical analysis of the company’s consumer demographic and portfolio databases. Credit scoring is used to differentiate credit applicants and to rank order credit risk in terms of expected default rates, which enables the company to evaluate credit applications for approval and tailor loan pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default and, therefore, the company would either decline the application, or, if approved, compensate for this higher default risk through the structuring and pricing of the transaction. While the company employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk. Adverse determinations in evaluating automobile loans for purchase could negatively affect the credit quality of the company’s automobile loans portfolio.

     The credit scoring system considers data contained in the customer’s credit application and credit bureau report as well as the structure of the proposed loan and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the company should charge for that risk. The company’s credit scorecards are monitored through comparison of actual versus projected performance by score. The company endeavors to refine its proprietary scorecards based on new information and identified correlations relating to automobile loans performance.

Loan Approval Process

     The company purchases individual automobile loans through its branch offices using a credit approval process tailored to local market conditions. Branch personnel have a specific credit authority based upon their experience and historical loan portfolio results as well as established credit scoring parameters. Automobile loans may also be purchased through the company’s National Service Center for specific dealers requiring centralized service, in certain markets where a branch office is not present or, in some cases, outside of normal branch office working hours. Although the credit approval process is decentralized, the company’s application processing system includes controls designed to ensure that credit decisions comply with the company’s credit scoring strategies and underwriting policies and procedures.

     Loan application packages completed by prospective obligors are received from dealers via facsimile, electronically or by telephone. Since the company is a participating lender in DealerTrack Holdings, Inc., a service that facilitates electronic submission of consumer credit applications via the Internet, automobile dealers can send application data to the company electronically. Such data automatically interfaces with the company’s application processing systems, providing for faster processing. The company receives the predominant portion of credit applications from dealers via DealerTrack. Application data received by fax or telephone are entered into the company’s automated application processing system. A credit bureau report is automatically accessed and a credit score is computed. Company personnel with credit authority review the application package and, based upon credit scoring criteria, determine whether to approve the application, approve the application subject to conditions that must be met or deny the application. The credit decision is based primarily on the applicant’s credit score. Dealers are contacted regarding credit decisions electronically, by facsimile or by telephone. Declined and conditioned applicants are also provided with appropriate notification of the decision.

     The company’s underwriting and collateral guidelines, including credit scoring parameters, form the basis for the credit decision. Exceptions to credit policies and authorities must be approved by a designated individual with appropriate credit authority. Exceptions are also monitored by the company’s centralized risk management and corporate governance departments.

     Completed loan packages are sent by the dealers to the company. Once the loan package is received, a customer service representative verifies certain applicant employment, income and residency information when required by the company’s credit policies. Loan terms and insurance coverages may be reverified or confirmed with the customer. Key loan documentation is scanned to create electronic images and electronically forwarded to the company’s centralized loan processing department. The original documents are subsequently sent to the loan processing department, and documents are retained and stored in a fire resistant vault.

     Upon electronic receipt of loan documentation, the loan processing department reviews the loan packages for proper documentation and regulatory compliance and completes the entry of information into the company’s loan accounting system. Once cleared for funding, the loan processing department electronically transfers funds to the dealer or issues a check. Upon funding of the contract, the company acquires a perfected security interest in the automobile that was financed. Daily loan reports are generated for review by senior operations management. All of the company’s automobile loans are fully amortizing with substantially equal monthly installments.

     In the future, the company may enter into agreements with service providers who would facilitate the company’s ability to purchase from dealers automobile loans that have been originated electronically. The company does not currently purchase any electronic automobile loans, but if it begins to purchase any at a later date and intends to include any in a pool of automobile loans to be sold to an issuer, the related prospectus supplement will describe the manner in which those automobile loans were originated and the manner in which the related service provider will maintain the automobile loans. Authoritative copies of electronic automobile loans will be retained and stored in electronic vaults.

Servicing and Collections Procedures

General

     The company’s servicing activities consist of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interest in the financed vehicle, monitoring physical damage insurance coverage of the financed vehicle, arranging for the repossession of and liquidating collateral when necessary.

     The company uses monthly billing statements to serve as a reminder to customers as well as an early warning mechanism in the event a customer has failed to notify the company of an address change. Approximately 15 days before a customer’s first payment due date and each month thereafter, the company mails the customer a billing statement directing the customer to mail payments to a lockbox bank for deposit in a lockbox account. Payment receipt data is electronically transferred from the company’s lockbox bank to the company for posting to the loan accounting system. Payments may also be received directly by the company from customers or via electronic transmission of funds. All payment processing and customer account maintenance is performed centrally at the company’s operations center in Arlington, Texas.

     The company’s collections activities are performed at regional centers located in Arlington, Texas, Chandler, Arizona, Charlotte, North Carolina and Peterborough, Ontario. A predictive dialing system is utilized to make phone calls to customers whose payments are past due. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple customers from a file of records extracted from the company’s database. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. Accounts that the system has been unable to reach within a specified number of days are flagged, thereby promptly identifying for management all customers who cannot be reached by telephone. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to speak with a larger number of accounts daily.

     Once an account reaches a certain level of delinquency, the account moves to one of the company’s advanced collection units. The objective of these collectors is to resolve the delinquent account. The company may repossess a financed vehicle if an account is deemed uncollectible, the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or hidden, the customer deals in bad faith or the customer voluntarily surrenders the financed vehicle.

     At times, the company offers payment deferrals to customers who have encountered temporary financial difficulty, hindering their ability to pay as contracted. A deferral allows the customer to move delinquent payments to the end of the loan, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s past payment history and statistically based behavioral score and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with the company’s policies and guidelines. Certain exceptions to the company’s policies and guidelines for deferrals must be approved by a collections officer. While payment deferrals are initiated and approved in the collections department, a separate department in the company processes authorized deferment transactions. Exceptions are monitored by the company’s centralized credit risk management and corporate governance departments.

Repossessions

     Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy, may restrict the company’s ability to dispose of the repossessed vehicle. Repossessions are handled by independent repossession firms engaged by the company. All repossessions, other than those relating to bankrupt accounts or previously charged-off accounts, must be approved by a collections officer. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The company does not sell any vehicles on a retail basis. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. The company pursues collection of deficiencies when it deems such action to be appropriate.

Sale of Automobile Loans

     The servicer may direct the issuer to sell automobile loans that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the issuer. Delinquent automobile loans may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the related trust agreements. In no event may more than 20% of the initial number of automobile loans in the pool be sold by the issuer in this manner.

Charge-Off Policy

     The company’s policy is to charge-off an account in the month in which the account becomes 120 days contractually delinquent if the company has not repossessed the related vehicle. Historically, the company charged off accounts in repossession at the time the repossessed automobile was disposed of at auction. During the three months ended December 31, 2003, the company changed its repossession charge-off policy to charge off accounts in repossession when the automobile is repossessed and legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the amount of the delinquent automobile loan, including accrued interest. Accounts in repossession that have been charged off are removed from finance automobile loans and the related repossessed automobiles are included in other assets on the consolidated balance sheet pending disposal.

Risk Management

Overview

     The company’s credit risk management department is responsible for monitoring the loan approval process and supporting the supervisory role of senior operations management. This department tracks key variables, such as loan applicant data, credit bureau and credit score information, loan structures and terms and payment histories. The risk management department also regularly reviews the performance of the company’s credit scoring system and is responsible for the development and enhancement of the company’s credit scorecards.

     The credit risk management department prepares regular credit indicator packages reviewing portfolio performance at various levels of detail including total company, branch office and dealer. Various daily reports and analytical data are also generated by the company’s management information systems. This information is used to monitor credit quality as well as to refine the structure and mix of new loan originations. The company reviews portfolio returns on a consolidated basis, as well as at the branch office, dealer and contract levels.

Behavioral Scoring

     Statistically-based behavioral assessment models are used to project the relative probability that an individual account will default and to validate the credit scoring system after the automobile loan has aged for a sufficient period of time, generally six months. Default probabilities are calculated for each account independent of the credit score. Projected default rates from the behavioral assessment models and credit scoring systems are compared and analyzed to monitor the effectiveness of the company’s credit strategies.

Collateral Value Management

     The value of the collateral underlying the company’s automobile loans portfolio is updated monthly with a loan-by-loan link to national wholesale auction values. This data, along with the company’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities as well as for reserve analysis models.

Compliance Audits

     The company’s internal audit and corporate governance departments conduct regular reviews of branch office operations, loan operations, processing and servicing, collections and other functional areas. The primary objective of the reviews is to identify risks and associated controls and measure compliance with the company’s written policies and procedures as well as regulatory matters. Branch office reviews performed by the company’s corporate governance department include a review of compliance with underwriting policies, completeness of loan documentation, collateral value assessment and applicant data investigation. In addition, the corporate governance department also performs reviews of the repossession, charge-off, deferment and bankruptcy processes. Written reports are distributed to departmental managers and officers for response and follow-up. Results and responses are also reviewed by senior management.

Pool Factors

     The “pool factor” for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable distribution date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

     A securityholder’s portion of the aggregate outstanding principal balance of the related class is the product of:

•	the original aggregate purchase price of the securityholder’s securities; and

•	the applicable pool factor.

     The securityholders of record will receive reports on or about each distribution date concerning:

•	the payments received on the automobile loans;

•	the “pool balance” (as defined in the related prospectus supplement);

•	each pool factor; and

•	other items of information.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

     The proceeds from the sale of the securities of a given series of securities will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

•	the origination or acquisition of additional automobile loans;

•	repayment of indebtedness; and

•	general working capital purposes.

     If a prospectus supplement indicates that a prefunding or revolving feature exists with respect to a series of securities to be issued by an issuer, additional transfers of automobile loans may be made to that issuer from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

•	the volume of automobile loans the company originates or acquires;

•	prevailing interest rates;

•	availability of funds; and

•	general market conditions.

Description of the Securities

General

     The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreements for the related securities and the related prospectus supplement.

     Each series of securities — or in some instances, two or more classes of securities — will be issued under the related trust agreements.

     All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the issuer or in the form of notes representing debt secured by the automobile loans owned by the issuer.

     Each series or class of securities may have a different interest rate, which may be fixed or floating. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series of securities may include one or more classes of “strip securities” which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

     In addition, a series of securities may include two or more classes of securities that differ as to:

•	timing;

•	sequential order;

•	priority of payment;

•	interest rate; or

•	amount of principal or interest distribution or both.

     Distributions of principal or interest or both on any class of securities may be made upon:

•	the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loans.

     A series of securities may include one or more classes of “accrual securities”, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each distribution date, or in the manner described in the related prospectus supplement.

     A series of securities may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans. In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or allocation of losses.

     A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

     A series or class of securities may also benefit from a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

General Payment Terms of Securities

     Securityholders will be entitled to receive payments on their securities on specified distribution dates. Distribution dates will occur monthly, quarterly, semi-annually or as otherwise described in the related prospectus supplement.

     The related prospectus supplement will describe a record date for each distribution date, as of which the trust collateral agent, the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that distribution date. The related prospectus supplement and the agreements will describe a period, known as the “collection period”, prior to each distribution date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trust collateral agent or the trustee prior to the distribution date and will be used to distribute payments to securityholders on that distribution date.

     In most cases, and unless and to the extent specified in the related prospectus supplement, none of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trust collateral agent, the trustee, or any of their respective affiliates.

Distribution Dates

     On each distribution date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or trust collateral agent, or a paying agent appointed by the trustee or trust collateral agent, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee, trust collateral agent or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or trust collateral agent specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

     On each distribution date, the trust collateral agent, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that distribution date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

     Prior to each distribution date the trust collateral agent or trustee will determine the amounts of principal and interest which will be due to securityholders on that distribution date. If the amount then available to the trust collateral agent or trustee is insufficient to cover the amount due to securityholders, the trust collateral agent or trustee will be required to notify the credit enhancement provider, if there is one for that series of securities providing credit enhancement for this type of deficiency on the related distribution date. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

     Since the automobile loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as “bullet” maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, an issuer may enter into forward purchase or liquidity arrangements which result in a security not unlike “bullet maturity” corporate debt. These securities, commonly known as “soft bullets”, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the issuer’s ability at the time to issue refunding debt, or to access the liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

     Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the “base rate”, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The “spread” is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the “spread multiplier” is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

     The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the related prospectus supplement.

     As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each issuer that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trust collateral agent or trustee for the series of securities. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     The trust property may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

     Any class of securities may consist of securities in which the “indexed principal amount”, the principal amount payable at the final scheduled distribution date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

•	other objective price or economic measures as are described in the related prospectus supplement.

     The related prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated — other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement — then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security shall be calculated in the manner described in the related prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

     The indexed security will pay interest based on an amount designated in the related prospectus supplement. The related prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

     The securities may include one or more classes of “scheduled amortization securities” and “companion securities”. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified distribution dates, to the extent of funds being available on that distribution date. Companion securities are securities which receive payments of all or a portion of any funds available on a given distribution date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that distribution date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans owned by the related issuer than will the scheduled amortization securities of that series.

Book-Entry Registration

     We expect that the securities of each series will be issued in uncertificated book-entry form, and that persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company (“DTC”) in the United States, or upon request, security owners may hold securities through DTC via Clearstream Banking société anonyme, Luxembourg (“Clearstream”) or Euroclear (in Europe) if they are participants of such systems or indirectly through organizations which are participants in such systems. Each class of book-entry securities will be issued as one or more securities which equal the aggregate principal amount of the securities of each class and will initially be registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry securities in minimum denominations set forth in the trust agreements. Except in limited circumstances, no beneficial owner acquiring a book-entry security will be entitled to receive a physical security representing such security. Unless and until definitive securities are issued, it is anticipated that the only “ securityholders” of the securities will be Cede & Co. as nominee of DTC or such other nominee as may be requested by an authorized representative of DTC. Security owners will not be securityholders as that term is used in the related trust agreements or prospectus supplement. Security owners can only exercise their rights indirectly through DTC participants, which include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and DTC.

     A security owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interests will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate). Certificate owners will receive all payments of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit payments of principal of, and interest on, the securities.

     Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers, clearing corporations and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom certificate owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess securities, the rules provide a mechanism by which security owners will receive payments and will be able to transfer their interest.

     Security owners will not receive or be entitled to receive securities representing their respective interests in the securities, except in limited circumstances. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing such participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants. Under the rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day fund settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulation and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream is a duly licensed bank organized as a “société anonyme” (limited liability company) incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in a number of currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to the supervision and oversight of the Commission de Surveillance du Secteur Financier and the Banque centrale du Luxembourg. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

     Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficiary owners of the book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee or trust collateral agent to Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry security, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

     Periodic reports on the issuer will be provided to Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC, and may be made available by Cede & Co. or such other selected DTC nominee, to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

     DTC will advise the trustee with respect to each series of securities that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the trust agreements only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry securities. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the trust agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the company, the seller, the servicer, the trustee nor the trust collateral agent will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co. as nominee or such other nominee as may be requested by an authorized representative of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

     A series of securities will be issued in fully registered, certificated form, commonly called “definitive securities”, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

•	DTC or the issuer advises the trustee or trust collateral agent in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry securities and the issuer or the trustee is unable to locate a qualified successor; or

•	the beneficial owners advise the trustee or trust collateral agent through DTC participants in a manner consistent with the related trust agreements and with the necessary percentage of the aggregate outstanding principal amount of the securities of that series represented that the continuation of a book-entry system with respect to the securities through DTC is no longer in their best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

     Distributions of principal of, and interest on, the securities will then be made by the trust collateral agent or trustee in accordance with the procedures set forth in the trust agreements directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee or trust collateral agent. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or trust collateral agent or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee or trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

     On or prior to each distribution date, the servicer, the trustee or the trust collateral agent will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

(1)	the amount of the distribution with respect to each class;

(2)	the amount of the distribution allocable to principal;

(3)	the amount of the distribution allocable to interest;

(4)	the pool balance, if applicable, as of the close of business on the last day of the related collection period;

(5)	the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the distribution date;

(6)	the amount paid to the servicer, if any, with respect to the related collection period;

(7)	the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period; and

(8)	the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the distribution date and a description of any substitute credit enhancement.

     Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trust collateral agent or trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

     An issuer may enter into a forward purchase agreement with the company where the company will agree to transfer additional automobile loans to the issuer following the date on which the issuer is established and the securities are issued. The issuer may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the issuer conform to specified requirements.

     If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trust collateral agent or trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the issuer in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified “funding period” during which any transfers must occur. For an issuer which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the issuer is established; for a issuer which is treated as a mere security device for federal income tax purposes, the funding period will be limited to nine months from the date the issuer is established. The forward purchase agreement or the trust agreements will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

     During the funding period the monies deposited to the pre-funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuer as an “investment company” under the Investment Company Act of 1940, as amended.

Revolving Periods

     If a revolving period is utilized, and unless otherwise specified in the related prospectus supplement, the trust collateral agent or trustee will be required to deposit in a revolving period funding account up to 100% of all principal collections on the automobile loans during a period, called the “revolving period”, lasting as long as one year from the closing date. The additional automobile loans will be transferred to the issuer in exchange for money released to the company from the revolving period funding account. The trust agreements for each securitization that utilizes a revolving period will set forth a specified revolving period during which any transfers must occur. The trust agreements will require that any monies originally deposited in the revolving period funding account and not used by the end of the revolving period be applied as a mandatory prepayment of the related class or classes of securities.

     During the revolving period the monies deposited to the revolving period funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     The invested monies will either mature prior to the end of the revolving period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the issuer as an “investment company” under the Investment Company Act of 1940, as amended.

Description of the Trust Agreements

     Each series of securities will be issued under one or more trust agreements which will establish the issuer, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series of securities will appear in the related prospectus supplement. The term “trust agreement” as used with respect to an issuer means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including without limitation the related indenture or pooling and servicing agreement.

Sale, Assignment and Servicing of the Automobile Loans

     On the closing date, the company or a special purpose finance subsidiary will transfer automobile loans originated by the company either to an issuer, or will pledge the company’s or the special purpose finance subsidiary’s right, title and interests in and to the automobile loans to a trust collateral agent or trustee on behalf of the securityholders.

     The company will be obligated to acquire from the related issuer any automobile loan transferred to that issuer or pledged to a trust collateral agent or trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreements.

     The servicer may, in accordance with the terms of the related trust agreements, direct the issuer to sell certain delinquent automobile loans to a third party that is unaffiliated with the company, the seller and the issuer.

Accounts

     For each series of securities issued by an issuer, the servicer will establish and maintain with the trustee a collection account, in the trustee’s name on behalf of the securityholders in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee’s name on behalf of the securityholders, in which amounts released from the collection account, the reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

     The related prospectus supplement will describe any other accounts to be established with respect to an issuer.

     For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the “trust accounts”) will be invested in eligible investments. “Eligible investments” are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other issuers created by the company or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a distribution date. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each distribution date. The investment earnings will be treated as collections of interest on the automobile loans.

     Unless otherwise specified in the related prospectus supplement, all trust accounts will be maintained as eligible deposit accounts. An “eligible deposit account” is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

     The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

     In addition, the depository institution’s deposits must be insured by the FDIC.

The Servicer

     The servicer under each trust agreement will be named in the related prospectus supplement. The servicer may be the company, an affiliate of the company, or may be a third-party unrelated to the company. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreements. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

     The trust agreements will provide that the servicer will make reasonable efforts to:

•	collect all payments due on the automobile loans which are part of the trust property; and

•	make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled distribution date for the securities — may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law.

     The related prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Payments on Automobile Loans

     The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within four business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

Servicing Compensation

     The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and trust agreement will specify the priority of distributions with respect to the servicing fee — together with any portion of the servicing fee that remains unpaid from prior distribution dates. The servicing fee will be paid prior to any distribution to the securityholders.

     The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each issuer for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

     The servicing fee will compensate the servicer for performing the functions of a third- party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments;

•	responding to obligor inquiries on the related automobile loans;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying costs of collection and disposition of defaults;

•	policing the collateral;

•	administering the automobile loans; and

•	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions.

     The servicing fee also will reimburse the servicer for:

•	certain taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred in connection with administering the automobile loans.

Distributions

     Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the trust collateral agent or trustee to the securityholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the related prospectus supplement.

     On each distribution date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover certain shortfalls in the amount available for distribution, but only to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series of securities may be subordinate to payments in respect of the notes of a series of securities.

Credit and Cash Flow Enhancements

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

•	a financial guaranty insurance policy;

•	subordination of one or more classes of securities;

•	reserve accounts;

•	overcollateralization;

•	letters of credit;

•	credit or liquidity facilities;

•	third party payments or other support;

•	surety bonds;

•	guaranteed cash deposits; or

•	other arrangements or any combination of two or more of the foregoing.

     Credit enhancement for a class may cover one or more other classes of the same series of securities, and credit enhancement for a series of securities may cover one or more other series of securities.

     Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series of securities will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series of securities will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series of securities.

Collection Period Statements

     Prior to each distribution date, the servicer will provide to the trustee, trust collateral agent and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under “Description of the Securities — Reports to Securityholders.”

Evidence as to Compliance

     The trust agreements provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

     Each year, if required by the trust agreements, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer’s computer reports, and the examination, has disclosed no items of non-compliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

     Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee or trust collateral agent.

Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the trust agreements.

     The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

     Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

     The “servicer termination events” for each series of securities will include:

•	any failure by the servicer to deliver to the trustee or trust collateral agent for deposit any required payment, which failure continues unremedied for more than two business days after written notice from the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer is received by the servicer or after discovery by the servicer;

•	any failure by the servicer to deliver to the trustee or trust collateral agent and, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer the servicer’s certificate by a specified number of business days prior to the distribution date or failure by the servicer to observe its covenants and agreements in the trust agreements regarding its merger or consolidation or the assumption of its duties as servicer;

•	any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreements, which failure materially and adversely affects the rights of the securityholders or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer;

•	any representation, warranty or statement of the servicer made in the related trust agreements or in any certificate, report or other writing delivered pursuant to the related trust agreements shall prove to be incorrect in any material respect as of the time the same was made, the incorrectness of that representation, warranty or statement has a material adverse effect on the related issuer or the securityholders and the circumstances or condition in respect of which that representation, warranty or statement was incorrect is not eliminated or otherwise cured within 30 days after the servicer has knowledge thereof or is given written notice thereof by the trustee or trust collateral agent or, if applicable and if no financial guaranty insurer default shall have occurred and be continuing, the financial guaranty insurer or, if applicable and if a financial guaranty insurer default shall have occurred and be continuing, a securityholder;

•	any “insolvency event” with respect to the servicer, which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

•	if applicable and if no financial guaranty insurer default shall not have occurred and be continuing, the occurrence of an event of default in the related insurance agreement;

•	if applicable, any claim being made on a financial guaranty insurance policy issued as credit enhancement.

Rights upon Servicer Termination Event

     As long as a servicer default remains unremedied, the trustee, the credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a backup servicer that is identified in the trust agreements or a successor servicer appointed by the controlling party identified in the trust agreements will succeed to all the responsibilities, duties and liabilities of the servicer (except as set forth in the related trust agreements) and will be entitled to similar compensation arrangements which will be set forth in the related trust agreements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer that is able to service the automobile loans in accordance with the terms of the trust agreements. The trustee may make arrangements for compensation to be paid to the successor servicer, which may be greater than the servicing compensation payable to the servicer under the related trust agreements only to the extent set forth therein.

Waiver of Past Defaults

     With respect to each issuer, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, if applicable, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreements and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders’ rights with respect to subsequent defaults.

Amendment

     If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider’s approval, the trust agreements may be amended, without the securityholders’ consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

•	increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

•	without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

Events of Default

     Events of default for each series of securities will be set forth in the related prospectus supplement. For series of securities that benefit from a financial guaranty insurance policy,

typically the only events of default under the trust agreements will be certain “insurance agreement cross defaults,” unless and until a financial guaranty insurer default has occurred and is continuing. For each series of securities, the events of default and, for series of securities that benefit from a financial guaranty insurance policy, the insurance agreement cross defaults for each series of securities will include:

•	default in the payment of interest on any security when the same becomes due and payable, which default remains uncured for a specified number of days;

•	default in the payment of principal on any security when the same becomes due and payable;

•	default in the observance or performance of any covenant or agreement of the issuer set forth in the trust agreements or any representation or warranty of the issuer made in a trust agreement proving to have been incorrect in any material respect at the time it was made, which default is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated, for a specified number of days (or for a longer period as may be reasonably necessary to cure such default) after the issuer is notified by the financial guaranty insurer or, if there is no financial guaranty insurer or if a financial guaranty insurer default shall have occurred and be continuing, trustee or holders of a specified percentage of the securities;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

•	the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes.

     If an event of default has occurred and is continuing with respect to a series of securities, those securities may become immediately due and payable at par, together with accrued interest thereon, and the trust property may be liquidated to retire the securities. As set forth in the related prospectus supplement, the rights to declare or waive an event of default and to direct the liquidation of trust property or to exercise other remedies following the declaration of an event of default will be held by the trustee, who generally will be permitted to act only at the direction of a specified percentage of the securityholders, or, if applicable and if no financial guaranty insurer default has occurred and is continuing, the financial guaranty insurer.

Termination

     With respect to each issuer, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

•	the final payment to securityholders.

     If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a distribution date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The securities will be redeemed following such purchase.

     The prospectus supplement with respect to a series of securities may indicate that within a specified number of days following a distribution date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement and trust agreements, the trust collateral agent or trustee will solicit bids for the purchase of the automobile loans then owned by the issuer. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trust collateral agent or trustee receives satisfactory bids as described in the related prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the issuer or the securityholders as sellers of the automobile loans.

     Any outstanding notes of the related series of securities will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

Material Legal Aspects of the Automobile Loans

General

     The transfer of automobile loans by the company or its special-purpose finance subsidiary to the issuer, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent’s or the trustee’s rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase —including the taking of a security interest in — an automobile loan for new value in the ordinary course of its business, without actual knowledge of the issuer’s interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the issuer’s interest. No entity will take any action to perfect the trust collateral agent’s or the trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuer prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

     In all of the states in which automobile loans have been originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are either chattel paper under the UCC or, with respect to installment sales contracts and promissory notes with a security interest that are generated in an electronic format, electronic chattel paper under the UCC.

     Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

     The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the related issuer or to a trust collateral agent or trustee on behalf of the issuer. Alternatively, the company may sell and assign the automobile loans and its interest in the vehicles to a special-purpose finance subsidiary and the special-purpose finance subsidiary will then sell and assign the automobile loans and related security interests to the issuer or to a trust collateral agent or trustee on behalf of the issuer. In either case, the issuer will grant an interest in the automobile loans, the security interests in the vehicles and related property to the trust collateral agent or the trustee on behalf of the securityholders.

     The related prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer, the trust collateral agent or the trustee will not amend any physical or electronic certificate of title to identify the trust collateral agent or trustee as the new secured party on the certificates of title. Regardless of whether the certificates of title are amended, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loans between the company, the special-purpose finance subsidiary, if applicable, the issuer and the trust collateral agent or the trustee. Further, although the trust collateral agent or trustee will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold the automobile loans and any certificates of title (or electronic evidence of the certificates of title) in its possession as custodian for the trust collateral agent or trustee or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loans on behalf of the trust collateral agent or the trustee. This is intended to preclude any other party from claiming a competing security interest in the automobile loans on the basis their security interest is perfected by possession.

     In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

•	depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•	in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•	if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

     However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trust collateral agent or trustee effectively conveys the company’s security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent or trustee will succeed to the company’s rights as secured party.

     Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent or trustee, the trust collateral agent’s or the trustee’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company’s lien on the certificates of title will be sufficient to protect the issuer against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company or its special-purpose finance subsidiary will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company’s or the special-purpose finance subsidiary’s representations and warranties and would trigger the company or special-purpose finance subsidiary’s obligation to repurchase these automobile loans from the issuer unless the breach were cured.

Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust agreements will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the automobile loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold any physical certificates of title for the vehicles and will maintain records relating to electronic certificates of title as custodian for the trust collateral agent or trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in all vehicles.

Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

     The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trust collateral agent or trustee that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trust collateral agent’s or the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trust collateral agent or the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company’s repurchase obligation.

Repossession

     In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

     The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. In those states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan;

•	accrued interest on the automobile loan;

•	the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

Deficiency Judgments and Excess Proceeds

     The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission (FTC) Act;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act;

•	the Fair Debt Collection Practices Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	the Gramm-Leach-Bliley Act;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent’s or the trustee’s ability to enforce consumer finance automobile loans such as the automobile loans.

     The FTC’s so-called “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

     Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuer any reasonable remedies against the vehicle seller or manufacturer.

     Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreements and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

     The company or the finance subsidiary, if any, will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the company or its special-purpose finance subsidiary violated any law and the claim materially and adversely affects the trust collateral agent’s or the trustee’s interest in an automobile loan, the violation would create an obligation of the company or the special-purpose finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

Servicemembers Civil Relief Act

     Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the Relief Act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor’s period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuer, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

Material Federal Income Tax Consequences

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital asset securities may be subject to special rules that are not discussed below or in the related prospectus supplement.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

     Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series of securities prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series of securities.

     The following discussion addresses in greater detail securities of three general types:

•	“grantor trust securities”, representing interests in a grantor trust;

•	“debt securities”, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; and

•	“partnership interests”, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

Grantor Trust Securities

     In the opinion of Dewey Ballantine LLP:

•	each grantor trust security will be issued by a trust which qualifies as a grantor trust for federal income tax purposes; and

•	each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

     A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a “grantor trust fractional interest security”. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a “grantor trust strip security”.

Taxation of Beneficial Owners of Grantor Trust Securities

     Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner’s miscellaneous itemized deductions exceeds 2% of a beneficial owner’s adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

     Beneficial owners of grantor trust strip securities will generally be required to treat the securities as “stripped coupons” under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See “Discount and Premium,” below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting, as described below under “Discount and Premium.” However, the coupon stripping rules will not apply, if:

•	the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; and

•	the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

     With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”) as and when required to do so by law.

Debt Securities

     In the opinion of Dewey Ballantine LLP, debt securities will be:

•	issued by an issuer which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes;

•	will be treated as indebtedness for federal income tax purposes; and

•	will not be treated as ownership interests in the automobile loans or the issuer. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “Discount and Premium,” below.

Taxation of Beneficial Owners of Debt Securities

     If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner’s basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The issuer will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sales of Debt Securities

     If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in “Discount and Premium — Market Discount,” below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

     The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

     In the opinion of Dewey Ballantine LLP:

•	each partnership interest will be issued by an issuer which is treated as a partnership for federal income tax purposes; and

•	each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

Taxation of Beneficial Owners of Partnership Interests

     If the issuer is treated as a partnership for federal income tax purposes, the issuer will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the issuer. These partnership allocations are made in accordance with the Code, Treasury regulations, trust documents and related documents.

     The issuer’s assets will be the assets of the partnership. The issuer’s income will consist primarily of interest and finance charges earned on the underlying automobile loans. The issuer’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the issuer, servicing and other fees, and losses or deductions upon collection or disposition of the issuer’s assets.

     In certain instances, the issuer could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See “Backup Withholding and Information Reporting” and “Foreign Investors” below.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a securityholder under the Code.

     Under section 708 of the Code, the issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuer are sold or exchanged within a 12-month period. Under applicable Treasury regulations, if a termination occurs, the issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership is deemed to distribute interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of issuer income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the issuer. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the issuer would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. Based on an exception to the new mandatory basis adjustment rule added to the Code by the American Jobs Creation Act of 2004, a partnership, the sole business activity of which is to issue securities which provide for a fixed principal or similar amount and are primarily serviced by the cash flow of a discrete pool of automobile loans or other financial assets, generally will not be required to adjust the basis of partnership property following a sale or exchange of a partnership interest, unless the partnership files an election under section 754 of the Code.

Partnership Reporting

     The trustee is required to:

     (1) keep complete and accurate books of the issuer;

     (2) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuer; and

     (3) report each beneficial owner’s allocable share of items of issuer income and expense to beneficial owners and the IRS on Schedule K-1.

     The issuer will provide the Schedule K-1 information to nominees that fail to provide the issuer with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the issuer or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the issuer with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

     (a) the name, address and taxpayer identification number of the nominee; and

     (b) as to each beneficial owner:

          (1) the name, address and identification number of the person;

          (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

          (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

     In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the issuer information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the issuer. Nominees, brokers and financial institutions that fail to provide the issuer with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuer by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the issuer. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the issuer.

Discount and Premium

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

     In very general terms:

•	original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues, regardless of the beneficial owner’s regular method of accounting, using a constant yield method;

•	market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security, or upon a sale of a security; and

•	if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

     In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the closing date to the first distribution date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

     (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the “Prepayment Assumption"; by

     (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity.

     Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series of securities will prepay at the rate reflected in the prepayment assumption for that series of securities or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” Original issue discount calculations must be based on accrual periods of no longer than one year either:

(1)	beginning on a distribution date, or, in the case of the first period, the closing date, and ending on the day before the next distribution date; or

(2)	beginning on the next day following a distribution date and ending on the next distribution date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

(a)	the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

(b)	the adjusted issue price of the security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

(1)	the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

(2)	events, including actual prepayments, that have occurred prior to the end of the accrual period;

(3)	the prepayment assumption; and

(4)	in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

     The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

     A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

     A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a “premium security”, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as “amortizable bond premium.” If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a distribution date will be reduced by the portion of the premium allocable to that period based on the Premium Security’s yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

(1)	a beneficial owner must include the full amount of each interest payment in income as it accrues; and

(2)	the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

     Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

     A beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term “interest” includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

Grantor Trust Securities and Debt Securities

     Distributions made on a grantor trust security or a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term “U.S. person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or an issuer if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the issuer. This exemption is applicable provided:

     (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

     (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

     (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

Partnership Interests

     Depending upon the particular terms of the trust documents, an issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the issuer is considered to be engaged in a trade or business in the United States for these purposes and the issuer is treated as a partnership, the income of the issuer distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the issuer is notified that a beneficial owner of a partnership interest is a foreign person, the issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the issuer from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the issuer was not engaged in a U.S. trade or business.

     A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisor regarding the application to them of the withholding regulations.

State and Local Tax Consequences

     In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

     Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, “plan assets”.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code. Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any financial guaranty insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

     Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities which are Certificates

Plan Assets

     The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code. The “plan asset regulations” provide that if a plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the issuer, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

     The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuer (including a grantor trust or owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such issuer.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor’s, Moody’s Investors Service, Inc. or Fitch Inc.;

•	the trustee must not be an affiliate of any other member of the “restricted group”, other than the underwriter;

•	the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

     For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

     The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities;

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or automobile loans contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or automobile loans contained in the issuer;

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more issuer s containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer’s sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or automobile loans included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any financial guaranty insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA Considerations regarding Securities which are Notes

     Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

     In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

•	whether the issuer’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

     The issuer will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

     The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the company with institutional investors through dealers;

•	By direct placements by the company with institutional investors; and

•	By competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the automobile loans — and other assets, if applicable — that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the company.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are not purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

     The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

     Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.

Incorporation by Reference

     The Company will from time to time, file various items with the Securities and Exchange Commission relating to the issuers and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the company will file for each issuer for so long as that issuer is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each financial guaranty insurer, if not attached to the related prospectus supplement, will also be incorporated by reference.

     All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission — see “Where You Can Find More Information” in the related prospectus supplement.

Financial Information

     Certain specified trust property will secure each series of securities, however, no issuer will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any issuer which is a Delaware statutory trust.

     A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any.

[AMERICREDIT LOGO]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.

SEC Filing Fee	$126.70
Trustee’s Fees and Expenses*	20,000.00
Legal Fees and Expenses*	300,000.00
Accounting Fees and Expenses*	80,000.00
Printing and Engraving Expenses*	100,000.00
Blue Sky Qualification and Legal Investment Fees and Expenses	10,000.00
Rating Agency Fees*	200,000.00
Security Insurer’s Fee*	150,000.00
Miscellaneous*	200,000.00

TOTAL	$1,060,126.70

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

          Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

          Section 9 of the Certificate of Incorporation of AmeriCredit Financial Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, liabilities or other matters arising out of their status as an officer or director for their acts, omissions or services rendered in such capacities.

          The forms of the Underwriting Agreement, filed as Exhibits 1.1 and 1.2 to this Registration Statement, provide that AmeriCredit Financial Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse AmeriCredit Financial Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

          Insurance. As permitted under the laws which govern the organization of the registrant, the registrant’s Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the registrant’s agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents’ status as such, whether or not such registrant would have the power to indemnify them against such liability under applicable law.

Item 16. Exhibits.

1.1	—	Form of Underwriting Agreement — Notes (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

1.2	—	Form of Underwriting Agreement — Certificates (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.1	—	Certificate of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.2	—	By-Laws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

4.1	—	Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.2	—	Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.3	—	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

4.4	—	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

5.1	—	Opinion of Dewey Ballantine LLP with respect to validity.*

8.1	—	Opinion of Dewey Ballantine LLP with respect to tax matters.*

10.1	—	Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

23.1	—	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

*	Filed herewith.

Item 17. Undertakings.

     A. Undertaking in respect of indemnification

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of it’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B. Undertaking pursuant to Rule 415.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent on more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment by these paragraphs shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. Undertaking pursuant to Rule 430A.

          The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. Undertaking regarding documents incorporated by reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Undertaking regarding trust indenture qualification.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on the 9th day of December, 2004.

AMERICREDIT FINANCIAL SERVICES, INC.

By	/s/ Daniel E. Berce

Daniel E. Berce
Director and President

          The registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel E. Berce Daniel E. Berce	Director and President	December 9, 2004

/s/ Preston A. Miller Preston A. Miller	Director, Executive Vice President, Chief Financial Officer and Treasurer	December 9, 2004

/s/ Chris A. Choate Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	December 9, 2004

EXHIBIT INDEX

Exhibit
1.1	-	Form of Underwriting Agreement — Notes (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

1.2	-	Form of Underwriting Agreement — Certificates (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.1	-	Articles of Incorporation of the Sponsor (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

3.2	-	Bylaws of the Sponsor (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

4.1	-	Form of Indenture between the Trust and the Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.2	-	Form of Indenture between the Sponsor and the Indenture Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as notes.

4.3	-	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620). The Exhibit includes forms of securities issued as certificates.

4.4	-	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

5.1	-	Opinion of Dewey Ballantine LLP with respect to legality.*

8.1	-	Opinion of Dewey Ballantine LLP with respect to tax matters.*

10.1	-	Form of Receivables Acquisition Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-98620).

23.1	-	Consent of Dewey Ballantine LLP (included in Exhibits 5.1 and 8.1).

*	Filed herewith.